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                                                                  EXHIBIT 10.4.1
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                                  MASTER POWER
                                 PURCHASE & SALE
                                    AGREEMENT
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[EEI LOGO]                                          [SEAL OF NATIONAL ENERGY
                                                     MARKETERS ASSOCIATION]

                         Version 2.1 (modified 4/25/00)
        (C)COPYRIGHT 2000 by the Edison Electric Institute and National
                          Energy Marketers Association

ALL RIGHTS RESERVED UNDER U.S. AND FOREIGN LAW, TREATIES AND CONVENTIONS AUTOMATIC LICENSE - PERMISSION OF THE COPYRIGHT OWNERS IS GRANTED FOR REPRODUCTION BY DOWNLOADING FROM A COMPUTER AND PRINTING ELECTRONIC COPIES OF THE WORK. NO AUTHORIZED COPY MAY BE SOLD. THE INDUSTRY IS ENCOURAGED TO USE THIS MASTER POWER PURCHASE AND SALE AGREEMENT IN ITS TRANSACTIONS. ATTRIBUTION TO THE COPYRIGHT OWNERS IS REQUESTED.

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                    MASTER POWER PURCHASE AND SALES AGREEMENT

                                TABLE OF CONTENTS

COVER SHEET.....................................................................................................    1

GENERAL TERMS AND CONDITIONS....................................................................................    6

ARTICLE ONE:               GENERAL DEFINITIONS..................................................................    6

ARTICLE TWO:               TRANSACTION TERMS AND CONDITIONS.....................................................   11
         2.1      Transactions..................................................................................   11
         2.2      Governing Terms...............................................................................   11
         2.3      Confirmation..................................................................................   12
         2.4      Additional Confirmation Terms.................................................................   12
         2.5      Recording.....................................................................................   12

ARTICLE THREE:             OBLIGATIONS AND DELIVERIES...........................................................   13
         3.1      Seller's and Buyer's Obligations..............................................................   13
         3.2      Transmission and Scheduling...................................................................   13
         3.3      Force Majeure.................................................................................   13

ARTICLE FOUR:              REMEDIES FOR FAILURE TO DELIVER/RECEIVE..............................................   13
         4.1      Seller Failure................................................................................   13
         4.2      Buyer Failure.................................................................................   14

ARTICLE FIVE:              EVENTS OF DEFAULT; REMEDIES..........................................................   14
         5.1      Events of Default.............................................................................   14
         5.2      Declaration of an Early Termination Date and Calculation of Settlement Amounts................   15
         5.3      Net Out of Settlement Amounts.................................................................   16
         5.4      Notice of Payment of Termination Payment......................................................   16
         5.5      Disputes With Respect to Termination Payment..................................................   16
         5.6      Closeout Setoffs..............................................................................   16
         5.7      Suspension of Performance.....................................................................   17

ARTICLE SIX:               PAYMENT AND NETTING..................................................................   17
         6.1      Billing Period................................................................................   17
         6.2      Timeliness of Payment.........................................................................   17
         6.3      Disputes and Adjustments of Invoices..........................................................   17
         6.4      Netting of Payments...........................................................................   18
         6.5      Payment Obligation Absent Netting.............................................................   18
         6.6      Security......................................................................................   18
         6.7      Payment for Options...........................................................................   18
         6.8      Transaction Netting...........................................................................   18
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
ARTICLE SEVEN:             LIMITATIONS..........................................................................   19
         7.1      Limitation of Remedies, Liability and Damages.................................................   19

ARTICLE EIGHT:             CREDIT AND COLLATERAL REQUIREMENTS...................................................   20
         8.1      Party A Credit Protection.....................................................................   20
         8.2      Party B Credit Protection.....................................................................   21
         8.3      Grant of Security Interest/Remedies...........................................................   23

ARTICLE NINE:              GOVERNMENTAL CHARGES.................................................................   24
         9.1      Cooperation...................................................................................   24
         9.2      Governmental Charges..........................................................................   24

ARTICLE TEN:               MISCELLANEOUS........................................................................   24
         10.1     Term of Master Agreement......................................................................   24
         10.2     Representations and Warranties................................................................   24
         10.3     Title and Risk of Loss........................................................................   26
         10.4     Indemnity.....................................................................................   26
         10.5     Assignment....................................................................................   26
         10.6     Governing Law.................................................................................   26
         10.7     Notices.......................................................................................   27
         10.8     General.......................................................................................   27
         10.9     Audit.........................................................................................   27
         10.10    Forward Contract..............................................................................   28
         10.11    Confidentiality...............................................................................   28

SCHEDULE M:  GOVERNMENTAL ENTITY OR PUBLIC POWER SYSTEMS........................................................   29

SCHEDULE P:  PRODUCTS AND RELATED DEFINITIONS...................................................................   33

EXHIBIT A:  CONFIRMATION LETTER.................................................................................   40
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                    MASTER POWER PURCHASE AND SALE AGREEMENT

                                  COVER SHEET

This Master Power Purchase and Sale Agreement ("Master Agreement" ) is made as of the following date: _________________ ("Effective Date"). The Master
Agreement, together with the exhibits, schedules and any written supplements hereto, the Party A Tariff, if any, the Party B Tariff, if any, any designated collateral, credit support or margin agreement or similar arrangement between the Parties and all Transactions (including any confirmations accepted in accordance with Section 2.3 hereto) shall be referred to as the "Agreement." The
Parties to this Master Agreement are the following:

Name ("___________" or "Party A")        Name ("Counterparty" or "Party B")

All Notices:                             All Notices:

Street:_____________________________     Street:________________________________

City:_____________________Zip:______     City:_________________    Zip:_________

Attn: Contract Administration            Attn: Contract Administration
Phone:______________________________     Phone:_________________________________
Facsimile:__________________________     Facsimile:_____________________________
Duns:_______________________________     Duns:__________________________________
Federal Tax ID Number:______________     Federal Tax ID Number:_________________

INVOICES:                                INVOICES:
    Attn:___________________________         Attn:______________________________
    Phone:__________________________         Phone:_____________________________
    Facsimile:______________________         Facsimile:_________________________

SCHEDULING:                              SCHEDULING:
    Attn:___________________________         Attn:______________________________
    Phone:__________________________         Phone:_____________________________
    Facsimile:______________________         Facsimile:_________________________

PAYMENTS:                                PAYMENTS:
    Attn:___________________________         Attn:______________________________
    Phone:__________________________         Phone:_____________________________
    Facsimile:______________________         Facsimile:_________________________

WIRE TRANSFER:                           WIRE TRANSFER:
    BNK:____________________________         BNK:_______________________________
    ABA:____________________________         ABA:_______________________________
    ACCT:___________________________         ACCT:______________________________

CREDIT AND COLLECTIONS:                  CREDIT AND COLLECTIONS:
    Attn:___________________________         Attn:______________________________
    Phone:__________________________         Phone:_____________________________
    Facsimile:______________________         Facsimile:_________________________

With additional Notices of an            With additional Notices of an
Event of Default or                      Event of Default or
Potential Event of Default to:           Potential Event of Default to:
   Attn:____________________________         Attn:______________________________
   Phone:___________________________         Phone:_____________________________
   Facsimile:_______________________         Facsimile:_________________________

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The Parties hereby agree that the General Terms and Conditions are incorporated herein, and to the following provisions as provided for in the General Terms and
Conditions:

Party A Tariff    Tariff____________   Dated____________  Docket Number_________

Party B Tariff    Tariff____________   Dated____________  Docket Number_________
________________________________________________________________________________

ARTICLE TWO

Transaction Terms and []  Optional provision in Section 2.4.
Conditions                If not checked, inapplicable.
________________________________________________________________________________

ARTICLE FOUR

Remedies for Failure  []  Accelerated Payment of Damages.
to Deliver or Receive     If not checked, inapplicable.
________________________________________________________________________________

ARTICLE FIVE          []  Cross Default for Party A:

Events of Default;    []  Party A:____________       Cross Default Amount $____
Remedies
                      []  Other Entity:_______       Cross Default Amount $____

                      []  Cross Default for Party B:

                      []  Party B:____________       Cross Default Amount $____

                      []  Other Entity:_______       Cross Default Amount $____

                      5.6  Closeout Setoff

                           [] Option A (Applicable if no other selection is
                              made.)

                           [] Option B - Affiliates shall have the meaning set
                              forth in the Agreement unless otherwise
                              specified as follows:____________________________
                              _________________________________________________

                           [] Option C (No Setoff)
________________________________________________________________________________
ARTICLE 8             8.1  Party A Credit Protection:

Credit and Collateral      (a)  Financial Information:

Requirements                       []   Option A
                                   []   Option B   Specify:______________
                                   []   Option C   Specify:______________

                           (b) Credit Assurances:

                                   []   Not Applicable
                                   []   Applicable

                           (c)  Collateral Threshold:

                                   []   Not Applicable
                                   []   Applicable

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                       If applicable, complete the following:

                       Party B Collateral Threshold: $ __________; provided, however, that Party B's Collateral Threshold shall be zero if an Event of Default or Potential Event of Default with respect to Party B has occurred and is continuing.

                       Party B Independent Amount: $_________

                       Party B Rounding Amount: $____________

                       (d) Downgrade Event:

                           []       Not Applicable

                           []       Applicable

                        If applicable, complete the following:

                           []       It shall be a Downgrade Event for Party B if
                                    Party B's Credit Rating falls below
                                    __________ from S&P or __________ from
                                    Moody's or if Party B is not rated by either
                                    S&P or Moody's

                           []       Other:
                                    Specify:____________________________________

                       (e) Guarantor for Party B:_______________________________

                                    Guarantee Amount:___________________________

                       8.2 Party B Credit Protection:

                           (a) Financial Information:

                                    []   Option A

                                    []   Option B Specify:______________________

                                    []   Option C Specify:______________________

                           (b) Credit Assurances:

                                    []   Not Applicable

                                    []   Applicable

                           (c) Collateral Threshold:

                                    []   Not Applicable

                                    []   Applicable

                       If applicable, complete the following:

                       Party A Collateral Threshold: $ __________; provided, however, that Party A's Collateral Threshold shall be zero if an Event of Default or Potential Event of Default with respect to Party A has occurred and is continuing.

                       Party A Independent Amount: $____________________________

                       Party A Rounding Amount: $_______________________________

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                           (d) Downgrade Event:

                                    []       Not Applicable

                                    []       Applicable

                         If applicable,complete the following:

                                    []       It shall be a Downgrade Event for
                                             Party A if Party A's Credit Rating
                                             falls below __________ from S&P or
                                             __________ from Moody's or if Party
                                             A is not rated by either S&P or
                                             Moody's

                                    []       Other:
                                             Specify:___________________________

                         (e) Guarantor for Party A:

                                             Guarantee Amount:__________________
________________________________________________________________________________
ARTICLE 10

Confidentiality          []  Confidentiality    If not checked, inapplicable.
                             Applicable
________________________________________________________________________________
SCHEDULE M

                         []  Party A is a Governmental Entity or Public
                             Power System
                         []  Party B isa Governmental Entity or Public Power
                             System
                         []  Add Section 3.6. If not checked, inapplicable
                         []  Add Section 8.6. If not checked, inapplicable

OTHER CHANGES            Specify, if any:_______________________________________

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IN WITNESS WHEREOF, the Parties have caused this Master Agreement to be duly executed as of the date first above written.

Party A Name                        Party B Name

By:_________________________        By:_________________________________________
Name:_______________________        Name:_______________________________________
Title:______________________        Title:______________________________________

DISCLAIMER: THIS MASTER POWER PURCHASE AND SALE AGREEMENT WAS PREPARED BY A
COMMITTEE OF REPRESENTATIVES OF EDISON ELECTRIC INSTITUTE ("EEI") AND NATIONAL
ENERGY MARKETERS ASSOCIATION ("NEM") MEMBER COMPANIES TO FACILITATE ORDERLY
TRADING IN AND DEVELOPMENT OF WHOLESALE POWER MARKETS. NEITHER EEI NOR NEM NOR
ANY MEMBER COMPANY NOR ANY OF THEIR AGENTS, REPRESENTATIVES OR ATTORNEYS SHALL
BE RESPONSIBLE FOR ITS USE, OR ANY DAMAGES RESULTING THEREFROM. BY PROVIDING
THIS AGREEMENT EEI AND NEM DO NOT OFFER LEGAL ADVICE AND ALL USERS ARE URGED TO
CONSULT THEIR OWN LEGAL COUNSEL TO ENSURE THAT THEIR COMMERCIAL OBJECTIVES WILL
BE ACHIEVED AND THEIR LEGAL INTERESTS ARE ADEQUATELY PROTECTED.

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                          GENERAL TERMS AND CONDITIONS

                        ARTICLE ONE: GENERAL DEFINITIONS

      1.1 "Affiliate" means, with respect to any person, any other person (other than an individual) that, directly or indirectly, through one or more intermediaries, controls, or is controlled by, or is under common control with, such person. For this purpose, "control" means the direct or indirect ownership of fifty percent (50%) or more of the outstanding capital stock or other equity interests having ordinary voting power.

      1.2 "Agreement" has the meaning set forth in the Cover Sheet.

      1.3 "Bankrupt" means with respect to any entity, such entity (i) files a petition or otherwise commences, authorizes or acquiesces in the commencement of a proceeding or cause of action under any bankruptcy, insolvency, reorganization or similar law, or has any such petition filed or commenced against it, (ii) makes an assignment or any general arrangement for the benefit of creditors,
(iii) otherwise becomes bankrupt or insolvent (however evidenced), (iv) has a liquidator, administrator, receiver, trustee, conservator or similar official appointed with respect to it or any substantial portion of its property or assets, or (v) is generally unable to pay its debts as they fall due.

      1.4 "Business Day" means any day except a Saturday, Sunday, or a Federal
Reserve Bank holiday. A Business Day shall open at 8:00 a.m. and close at 5:00 p.m. local time for the relevant Party's principal place of business. The relevant Party, in each instance unless otherwise specified, shall be the Party from whom the notice, payment or delivery is being sent and by whom the notice or payment or delivery is to be received.

      1.5 "Buyer" means the Party to a Transaction that is obligated to purchase and receive, or cause to be received, the Product, as specified in the Transaction.

      1.6 "Call Option" means an Option entitling, but not obligating, the Option Buyer to purchase and receive the Product from the Option Seller at a price equal to the Strike Price for the Delivery Period for which the Option may be exercised, all as specified in the Transaction. Upon proper exercise of the Option by the Option Buyer, the Option Seller will be obligated to sell and deliver the Product for the Delivery Period for which the Option has been exercised.

      1.7 "Claiming Party" has the meaning set forth in Section 3.3.

      1.8 "Claims" means all third party claims or actions, threatened or filed and, whether groundless, false, fraudulent or otherwise, that directly or indirectly relate to the subject matter of an indemnity, and the resulting losses, damages, expenses, attorneys' fees and court costs, whether incurred by settlement or otherwise, and whether such claims or actions are threatened or filed prior to or after the termination of this Agreement.

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      1.9 "Confirmation" has the meaning set forth in Section 2.3.

      1.10 "Contract Price" means the price in $U.S. (unless otherwise provided for) to be paid by Buyer to Seller for the purchase of the Product, as specified in the Transaction.

      1.11 "Costs" means, with respect to the Non-Defaulting Party, brokerage fees, commissions and other similar third party transaction costs and expenses reasonably incurred by such Party either in terminating any arrangement pursuant to which it has hedged its obligations or entering into new arrangements which replace a Terminated Transaction; and all reasonable attorneys' fees and expenses incurred by the Non-Defaulting Party in connection with the termination of a Transaction.

      1.12 "Credit Rating" means, with respect to any entity, the rating then assigned to such entity's unsecured, senior long-term debt obligations (not supported by third party credit enhancements) or if such entity does not have a rating for its senior unsecured long-term debt, then the rating then assigned to such entity as an issues rating by S&P, Moody's or any other rating agency agreed by the Parties as set forth in the Cover Sheet.

      1.13 "Cross Default Amount" means the cross default amount, if any, set forth in the Cover Sheet for a Party.

      1.14 "Defaulting Party" has the meaning set forth in Section 5.1.

      1.15 "Delivery Period" means the period of delivery for a Transaction, as specified in the Transaction.

      1.16 "Delivery Point" means the point at which the Product will be delivered and received, as specified in the Transaction.

      1.17 "Downgrade Event" has the meaning set forth on the Cover Sheet.

      1.18 "Early Termination Date" has the meaning set forth in Section 5.2.

      1.19 "Effective Date" has the meaning set forth on the Cover Sheet.

      1.20 "Equitable Defenses" means any bankruptcy, insolvency, reorganization and other laws affecting creditors' rights generally, and with regard to equitable remedies, the discretion of the court before which proceedings to obtain same may be pending.

      1.21 "Event of Default" has the meaning set forth in Section 5.1.

      1.22 "FERC" means the Federal Energy Regulatory Commission or any successor government agency.

      1.23 "Force Majeure" means an event or circumstance which prevents one
Party from performing its obligations under one or more Transactions, which event or circumstance was not anticipated as of the date the Transaction was agreed to, which is not within the reasonable control of, or the result of the negligence of, the Claiming Party, and which, by the exercise of

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due diligence, the Claiming Party is unable to overcome or avoid or cause to be avoided. Force Majeure shall not be based on (i) the loss of Buyer's markets;
(ii) Buyer's inability economically to use or resell the Product purchased hereunder; (iii) the loss or failure of Seller's supply; or (iv) Seller's ability to sell the Product at a price greater than the Contract Price. Neither
Party may raise a claim of Force Majeure based in whole or in part on curtailment by a Transmission Provider unless (i) such Party has contracted for firm transmission with a Transmission Provider for the Product to be delivered to or received at the Delivery Point and (ii) such curtailment is due to "force majeure" or "uncontrollable force" or a similar term as defined under the Transmission Provider's tariff; provided, however, that existence of the foregoing factors shall not be sufficient to conclusively or presumptively prove the existence of a Force Majeure absent a showing of other facts and circumstances which in the aggregate with such factors establish that a Force
Majeure as defined in the first sentence hereof has occurred. The applicability of Force Majeure to the Transaction is governed by the terms of the Products and Related Definitions contained in Schedule P.

      1.24 "Gains" means, with respect to any Party, an amount equal to the present value of the economic benefit to it, if any (exclusive of Costs), resulting from the termination of a Terminated Transaction, determined in a commercially reasonable manner.

      1.25 "Guarantor" means, with respect to a Party, the guarantor, if any, specified for such Party on the Cover Sheet.

      1.26 "Interest Rate" means, for any date, the lesser of (a) the per annum rate of interest equal to the prime lending rate as may from time to time be published in The Wall Street Journal under "Money Rates" on such day (or if not published on such day on the most recent preceding day on which published), plus two percent (2%) and (b) the maximum rate permitted by applicable law.

      1.27 "Letter(s) of Credit" means one or more irrevocable, transferable standby letters of credit issued by a U.S. commercial bank or a foreign bank with a U.S. branch with such bank having a credit rating of at least A- from S&P or A3 from Moody's, in a form acceptable to the Party in whose favor the letter of credit is issued. Costs of a Letter of Credit shall be borne by the applicant for such Letter of Credit.

      1.28 "Losses" means, with respect to any Party, an amount equal to the present value of the economic loss to it, if any (exclusive of Costs), resulting from termination of a Terminated Transaction, determined in a commercially reasonable manner.

      1.29 "Master Agreement" has the meaning set forth on the Cover Sheet.

      1.30 "Moody's" means Moody's Investor Services, Inc. or its successor.

      1.31 "NERC Business Day" means any day except a Saturday, Sunday or a holiday as defined by the North American Electric Reliability Council or any successor organization thereto. A NERC Business Day shall open at 8:00 a.m. and close at 5:00 p.m. local time for the relevant Party's principal place of business. The relevant Party, in each instance unless

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otherwise specified, shall be the Party from whom the notice, payment or delivery is being sent and by whom the notice or payment or delivery is to be received.

      1.32 "Non-Defaulting Party" has the meaning set forth in Section 5.2.

      1.33 "Offsetting Transactions" mean any two or more outstanding
Transactions, having the same or overlapping Delivery Period(s), Delivery Point and payment date, where under one or more of such Transactions, one Party is the Seller, and under the other such Transaction(s), the same Party is the Buyer.

      1.34 "Option" means the right but not the obligation to purchase or sell a Product as specified in a Transaction.

      1.35 "Option Buyer" means the Party specified in a Transaction as the purchaser of an option, as defined in Schedule P.

      1.36 "Option Seller" means the Party specified in a Transaction as the seller of an option , as defined in Schedule P.

      1.37 "Party A Collateral Threshold" means the collateral threshold, if any, set forth in the Cover Sheet for Party A.

      1.38 "Party B Collateral Threshold" means the collateral threshold, if any, set forth in the Cover Sheet for Party B.

      1.39 "Party A Independent Amount" means the amount , if any, set forth in the Cover Sheet for Party A.

      1.40 "Party B Independent Amount" means the amount , if any, set forth in the Cover Sheet for Party B.

      1.41 "Party A Rounding Amount" means the amount, if any, set forth in the Cover Sheet for Party A.

      1.42 "Party B Rounding Amount" means the amount, if any, set forth in the Cover Sheet for Party B.

      1.43 "Party A Tariff" means the tariff, if any, specified in the Cover
Sheet for Party A.

      1.44 "Party B Tariff" means the tariff, if any, specified in the Cover
Sheet for Party B.

      1.45 "Performance Assurance" means collateral in the form of either cash, Letter(s) of Credit, or other security acceptable to the Requesting Party.

      1.46 "Potential Event of Default" means an event which, with notice or passage of time or both, would constitute an Event of Default.

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      1.47 "Product" means electric capacity, energy or other product(s) related thereto as specified in a Transaction by reference to a Product listed in
Schedule P hereto or as otherwise specified by the Parties in the Transaction.

      1.48 "Put Option" means an Option entitling, but not obligating, the Option Buyer to sell and deliver the Product to the Option Seller at a price equal to the Strike Price for the Delivery Period for which the option may be exercised, all as specified in a Transaction. Upon proper exercise of the Option by the Option Buyer, the Option Seller will be obligated to purchase and receive the Product.

      1.49 "Quantity" means that quantity of the Product that Seller agrees to make available or sell and deliver, or cause to be delivered, to Buyer, and that Buyer agrees to purchase and receive, or cause to be received, from Seller as specified in the Transaction.

      1.50 "Recording" has the meaning set forth in Section 2.4.

      1.51 "Replacement Price" means the price at which Buyer, acting in a commercially reasonable manner, purchases at the Delivery Point a replacement for any Product specified in a Transaction but not delivered by Seller, plus (i) costs reasonably incurred by Buyer in purchasing such substitute Product and
(ii) additional transmission charges, if any, reasonably incurred by Buyer to the Delivery Point, or at Buyer's option, the market price at the Delivery Point for such Product not delivered as determined by Buyer in a commercially reasonable manner; provided, however, in no event shall such price include any penalties, ratcheted demand or similar charges, nor shall Buyer be required to utilize or change its utilization of its owned or controlled assets or market positions to minimize Seller's liability. For the purposes of this definition, Buyer shall be considered to have purchased replacement Product to the extent
Buyer shall have entered into one or more arrangements in a commercially reasonable manner whereby Buyer repurchases its obligation to sell and deliver the Product to another party at the Delivery Point.

      1.52 "S&P" means the Standard & Poor's Rating Group (a division of
McGraw-Hill, Inc.) or its successor.

      1.53 "Sales Price" means the price at which Seller, acting in a commercially reasonable manner, resells at the Delivery Point any Product not received by Buyer, deducting from such proceeds any (i) costs reasonably incurred by Seller in reselling such Product and (ii) additional transmission charges, if any, reasonably incurred by Seller in delivering such Product to the third party purchasers, or at Seller's option, the market price at the Delivery
Point for such Product not received as determined by Seller in a commercially reasonable manner; provided, however, in no event shall such price include any penalties, ratcheted demand or similar charges, nor shall Seller be required to utilize or change its utilization of its owned or controlled assets, including contractual assets, or market positions to minimize Buyer's liability. For purposes of this definition, Seller shall be considered to have resold such Product to the extent Seller shall have entered into one or more arrangements in a commercially reasonable manner whereby Seller repurchases its obligation to purchase and receive the Product from another party at the Delivery Point.

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      1.54 "Schedule" or "Scheduling" means the actions of Seller, Buyer and/or their designated representatives, including each Party's Transmission Providers, if applicable, of notifying, requesting and confirming to each other the quantity and type of Product to be delivered on any given day or days during the
Delivery Period at a specified Delivery Point.

      1.55 "Seller" means the Party to a Transaction that is obligated to sell and deliver, or cause to be delivered, the Product, as specified in the Transaction.

      1.56 "Settlement Amount" means, with respect to a Transaction and the Non-Defaulting Party, the Losses or Gains, and Costs, expressed in U.S. Dollars, which such party incurs as a result of the liquidation of a Terminated
Transaction pursuant to Section 5.2.

      1.57 "Strike Price" means the price to be paid for the purchase of the Product pursuant to an Option.

      1.58 "Terminated Transaction" has the meaning set forth in Section 5.2.

      1.59 "Termination Payment" has the meaning set forth in Section 5.3.

      1.60 "Transaction" means a particular transaction agreed to by the Parties relating to the sale and purchase of a Product pursuant to this Master
Agreement.

      1.61 "Transmission Provider" means any entity or entities transmitting or transporting the Product on behalf of Seller or Buyer to or from the Delivery
Point in a particular Transaction.

                 ARTICLE TWO: TRANSACTION TERMS AND CONDITIONS

      2.1 Transactions. A Transaction shall be entered into upon agreement of the Parties orally or, if expressly required by either Party with respect to a particular Transaction, in writing, including an electronic means of communication. Each Party agrees not to contest, or assert any defense to, the validity or enforceability of the Transaction entered into in accordance with this Master Agreement (i) based on any law requiring agreements to be in writing or to be signed by the parties, or (ii) based on any lack of authority of the Party or any lack of authority of any employee of the Party to enter into a Transaction.

      2.2 Governing Terms. Unless otherwise specifically agreed, each Transaction between the Parties shall be governed by this Master Agreement. This
Master Agreement (including all exhibits, schedules and any written supplements hereto), , the Party A Tariff, if any, and the Party B Tariff, if any, any designated collateral, credit support or margin agreement or similar arrangement between the Parties and all Transactions (including any Confirmations accepted in accordance with Section 2.3) shall form a single integrated agreement between the Parties. Any inconsistency between any terms of this Master Agreement and any terms of the Transaction shall be resolved in favor of the terms of such Transaction.

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      2.3 Confirmation. Seller may confirm a Transaction by forwarding to Buyer by facsimile within three (3) Business Days after the Transaction is entered into a confirmation ("Confirmation") substantially in the form of Exhibit A. If
Buyer objects to any term(s) of such Confirmation, Buyer shall notify Seller in writing of such objections within two (2) Business Days of Buyer's receipt thereof, failing which Buyer shall be deemed to have accepted the terms as sent.
If Seller fails to send a Confirmation within three (3) Business Days after the
Transaction is entered into, a Confirmation substantially in the form of Exhibit
A, may be forwarded by Buyer to Seller. If Seller objects to any term(s) of such
Confirmation, Seller shall notify Buyer of such objections within two (2)
Business Days of Seller's receipt thereof, failing which Seller shall be deemed to have accepted the terms as sent. If Seller and Buyer each send a Confirmation and neither Party objects to the other Party's Confirmation within two (2)
Business Days of receipt, Seller's Confirmation shall be deemed to be accepted and shall be the controlling Confirmation, unless (i) Seller's Confirmation was sent more than three (3) Business Days after the Transaction was entered into and (ii) Buyer's Confirmation was sent prior to Seller's Confirmation, in which case Buyer's Confirmation shall be deemed to be accepted and shall be the controlling Confirmation. Failure by either Party to send or either Party to return an executed Confirmation or any objection by either Party shall not invalidate the Transaction agreed to by the Parties.

      2.4 Additional Confirmation Terms. If the Parties have elected on the
Cover Sheet to make this Section 2.4 applicable to this Master Agreement, when a Confirmation contains provisions, other than those provisions relating to the commercial terms of the Transaction (e.g., price or special transmission conditions), which modify or supplement the general terms and conditions of this Master Agreement (e.g., arbitration provisions or additional representations and warranties), such provisions shall not be deemed to be accepted pursuant to
Section 2.3 unless agreed to either orally or in writing by the Parties;
provided that the foregoing shall not invalidate any Transaction agreed to by the Parties.

      2.5 Recording. Unless a Party expressly objects to a Recording (defined below) at the beginning of a telephone conversation, each Party consents to the creation of a tape or electronic recording ("Recording") of all telephone conversations between the Parties to this Master Agreement, and that any such Recordings will be retained in confidence, secured from improper access, and may be submitted in evidence in any proceeding or action relating to this Agreement.
Each Party waives any further notice of such monitoring or recording, and agrees to notify its officers and employees of such monitoring or recording and to obtain any necessary consent of such officers and employees. The Recording, and the terms and conditions described therein, if admissible, shall be the controlling evidence for the Parties' agreement with respect to a particular
Transaction in the event a Confirmation is not fully executed (or deemed accepted) by both Parties. Upon full execution (or deemed acceptance) of a Confirmation, such Confirmation shall control in the event of any conflict with the terms of a Recording, or in the event of any conflict with the terms of this Master Agreement.

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                   ARTICLE THREE: OBLIGATIONS AND DELIVERIES

      3.1 Seller's and Buyer's Obligations. With respect to each Transaction,
Seller shall sell and deliver, or cause to be delivered, and Buyer shall purchase and receive, or cause to be received, the Quantity of the Product at the Delivery Point, and Buyer shall pay Seller the Contract Price; provided, however, with respect to Options, the obligations set forth in the preceding sentence shall only arise if the Option Buyer exercises its Option in accordance with its terms. Seller shall be responsible for any costs or charges imposed on or associated with the Product or its delivery of the Product up to the Delivery
Point. Buyer shall be responsible for any costs or charges imposed on or associated with the Product or its receipt at and from the Delivery Point.

      3.2 Transmission and Scheduling. Seller shall arrange and be responsible for transmission service to the Delivery Point and shall Schedule or arrange for Scheduling services with its Transmission Providers, as specified by the Parties in the Transaction, or in the absence thereof, in accordance with the practice of the Transmission Providers, to deliver the Product to the Delivery Point.
Buyer shall arrange and be responsible for transmission service at and from the Delivery Point and shall Schedule or arrange for Scheduling services with its Transmission Providers to receive the Product at the Delivery Point.

      3.3 Force Majeure. To the extent either Party is prevented by Force
Majeure from carrying out, in whole or part, its obligations under the Transaction and such Party (the "Claiming Party") gives notice and details of the Force Majeure to the other Party as soon as practicable, then, unless the terms of the Product specify otherwise, the Claiming Party shall be excused from the performance of its obligations with respect to such Transaction (other than the obligation to make payments then due or becoming due with respect to performance prior to the Force Majeure). The Claiming Party shall remedy the Force Majeure with all reasonable dispatch. The non-Claiming Party shall not be required to perform or resume performance of its obligations to the Claiming
Party corresponding to the obligations of the Claiming Party excused by Force
Majeure.

             ARTICLE FOUR: REMEDIES FOR FAILURE TO DELIVER/RECEIVE

      4.1 Seller Failure. If Seller fails to schedule and/or deliver all or part of the Product pursuant to a Transaction, and such failure is not excused under the terms of the Product or by Buyer's failure to perform, then Seller shall pay
Buyer, on the date payment would otherwise be due in respect of the month in which the failure occurred or, if "Accelerated Payment of Damages" is specified on the Cover Sheet, within five (5) Business Days of invoice receipt, an amount for such deficiency equal to the positive difference, if any, obtained by subtracting the Contract Price from the Replacement Price. The invoice for such amount shall include a written statement explaining in reasonable detail the calculation of such amount.

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      4.2 Buyer Failure. If Buyer fails to schedule and/or receive all or part of the Product pursuant to a Transaction and such failure is not excused under the terms of the Product or by Seller's failure to perform, then Buyer shall pay
Seller, on the date payment would otherwise be due in respect of the month in which the failure occurred or, if "Accelerated Payment of Damages" is specified on the Cover Sheet, within five (5) Business Days of invoice receipt, an amount for such deficiency equal to the positive difference, if any, obtained by subtracting the Sales Price from the Contract Price. The invoice for such amount shall include a written statement explaining in reasonable detail the calculation of such amount.

                   ARTICLE FIVE: EVENTS OF DEFAULT; REMEDIES

      5.1 Events of Default. An "Event of Default" shall mean, with respect to a Party (a "Defaulting Party"), the occurrence of any of the following:

            (a) the failure to make, when due, any payment required pursuant to this Agreement if such failure is not remedied within three
                  (3) Business Days after written notice;

            (b) any representation or warranty made by such Party herein is false or misleading in any material respect when made or when deemed made or repeated;

            (c) the failure to perform any material covenant or obligation set forth in this Agreement (except to the extent constituting a separate Event of Default, and except for such Party's obligations to deliver or receive the Product, the exclusive remedy for which is provided in Article Four) if such failure is not remedied within three (3) Business Days after written notice;

            (d)   such Party becomes Bankrupt;

            (e) the failure of such Party to satisfy the creditworthiness/collateral requirements agreed to pursuant to Article Eight hereof;

            (f) such Party consolidates or amalgamates with, or merges with or into, or transfers all or substantially all of its assets to, another entity and, at the time of such consolidation, amalgamation, merger or transfer, the resulting, surviving or transferee entity fails to assume all the obligations of such Party under this Agreement to which it or its predecessor was a party by operation of law or pursuant to an agreement reasonably satisfactory to the other Party;

            (g) if the applicable cross default section in the Cover Sheet is indicated for such Party, the occurrence and continuation of
                  (i) a default, event of default or other similar condition or event in respect of such Party or any

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                  other party specified in the Cover Sheet for such Party under one or more agreements or instruments, individually or
                  collectively, relating to indebtedness for borrowed money in an aggregate amount of not less than the applicable Cross
                  Default Amount (as specified in the Cover Sheet), which
                  results in such indebtedness becoming, or becoming capable at such time of being declared, immediately due and payable or
                  (ii) a default by such Party or any other party specified in the Cover Sheet for such Party in making on the due date
                  therefor one or more payments, individually or collectively, in an aggregate amount of not less than the applicable Cross
                  Default Amount (as specified in the Cover Sheet);

            (h)   with respect to such Party's Guarantor, if any:

                  (i) if any representation or warranty made by a Guarantor in connection with this Agreement is false or misleading in any material respect when made or when deemed made or repeated;

                  (ii) the failure of a Guarantor to make any payment required or to perform any other material covenant or obligation in any guaranty made in connection with this Agreement and such failure shall not be remedied within three (3)
                        Business Days after written notice;

                  (iii) a Guarantor becomes Bankrupt;

                  (iv) the failure of a Guarantor's guaranty to be in full force and effect for purposes of this Agreement (other than in accordance with its terms) prior to the satisfaction of all obligations of such Party under each Transaction to which such guaranty shall relate without the written consent of the other Party; or

                  (v) a Guarantor shall repudiate, disaffirm, disclaim, or reject, in whole or in part, or challenge the validity of any guaranty.

      5.2 Declaration of an Early Termination Date and Calculation of Settlement
Amounts. If an Event of Default with respect to a Defaulting Party shall have occurred and be continuing, the other Party (the "Non-Defaulting Party") shall have the right (i) to designate a day, no earlier than the day such notice is effective and no later than 20 days after such notice is effective, as an early termination date ("Early Termination Date") to accelerate all amounts owing between the Parties and to liquidate and terminate all, but not less than all, Transactions (each referred to as a "Terminated Transaction") between the Parties, (ii) withhold any payments due to the Defaulting Party under this Agreement and (iii) suspend performance. The Non-Defaulting Party shall calculate, in a commercially reasonable manner, a Settlement Amount for each such Terminated Transaction as of the Early Termination Date (or, to the extent that in the reasonable opinion of the Non-Defaulting Party certain of such Terminated Transactions are commercially impracticable to liquidate and
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and terminated under applicable law on the Early Termination Date, as soon thereafter as is reasonably practicable).

      5.3 Net Out of Settlement Amounts. The Non-Defaulting Party shall aggregate all Settlement Amounts into a single amount by: netting out (a) all
Settlement Amounts that are due to the Defaulting Party, plus, at the option of the Non-Defaulting Party, any cash or other form of security then available to the Non-Defaulting Party pursuant to Article Eight, plus any or all other amounts due to the Defaulting Party under this Agreement against (b) all
Settlement Amounts that are due to the Non-Defaulting Party, plus any or all other amounts due to the Non-Defaulting Party under this Agreement, so that all such amounts shall be netted out to a single liquidated amount (the "Termination
Payment") payable by one Party to the other. The Termination Payment shall be due to or due from the Non-Defaulting Party as appropriate.

      5.4 Notice of Payment of Termination Payment. As soon as practicable after a liquidation, notice shall be given by the Non-Defaulting Party to the Defaulting Party of the amount of the Termination Payment and whether the Termination Payment is due to or due from the Non-Defaulting Party. The notice shall include a written statement explaining in reasonable detail the calculation of such amount. The Termination Payment shall be made by the Party that owes it within two (2) Business Days after such notice is effective.

      5.5 Disputes With Respect to Termination Payment. If the Defaulting Party disputes the Non-Defaulting Party's calculation of the Termination Payment, in whole or in part, the Defaulting Party shall, within two (2) Business Days of receipt of Non-Defaulting Party's calculation of the Termination Payment, provide to the Non-Defaulting Party a detailed written explanation of the basis for such dispute; provided, however, that if the Termination Payment is due from the Defaulting Party, the Defaulting Party shall first transfer Performance
Assurance to the Non-Defaulting Party in an amount equal to the Termination
Payment.

      5.6 Closeout Setoffs.

      Option A: After calculation of a Termination Payment in accordance with
Section 5.3, if the Defaulting Party would be owed the Termination Payment, the Non-Defaulting Party shall be entitled, at its option and in its discretion, to
(i) set off against such Termination Payment any amounts due and owing by the Defaulting Party to the Non-Defaulting Party under any other agreements, instruments or undertakings between the Defaulting Party and the Non-Defaulting
Party and/or (ii) to the extent the Transactions are not yet liquidated in accordance with Section 5.2, withhold payment of the Termination Payment to the Defaulting Party. The remedy provided for in this Section shall be without prejudice and in addition to any right of setoff, combination of accounts, lien or other right to which any Party is at any time otherwise entitled (whether by operation of law, contract or otherwise).

      Option B: After calculation of a Termination Payment in accordance with
Section 5.3, if the Defaulting Party would be owed the Termination Payment, the Non-Defaulting Party shall be entitled, at its option and in its discretion, to
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amounts due and owing by the Defaulting Party or any of its Affiliates to the
Non-Defaulting Party or any of its Affiliates under any other agreements, instruments or undertakings between the Defaulting Party or any of its Affiliates and the Non-Defaulting Party or any of its Affiliates and/or (ii) to the extent the Transactions are not yet liquidated in accordance with Section
5.2, withhold payment of the Termination Payment to the Defaulting Party. The remedy provided for in this Section shall be without prejudice and in addition to any right of setoff, combination of accounts, lien or other right to which any Party is at any time otherwise entitled (whether by operation of law, contract or otherwise).

      Option C: Neither Option A nor B shall apply.

      5.7 Suspension of Performance. Notwithstanding any other provision of this Master Agreement, if (a) an Event of Default or (b) a Potential Event of Default shall have occurred and be continuing, the Non-Defaulting Party, upon written notice to the Defaulting Party, shall have the right (i) to suspend performance under any or all Transactions; provided, however, in no event shall any such suspension continue for longer than ten (10) NERC Business Days with respect to any single Transaction unless an early Termination Date shall have been declared and notice thereof pursuant to Section 5.2 given, and (ii) to the extent an Event of Default shall have occurred and be continuing to exercise any remedy available at law or in equity.

                        ARTICLE SIX: PAYMENT AND NETTING

      6.1 Billing Period. Unless otherwise specifically agreed upon by the Parties in a Transaction, the calendar month shall be the standard period for all payments under this Agreement (other than Termination Payments and, if "Accelerated Payment of Damages" is specified by the Parties in the Cover Sheet, payments pursuant to Section 4.1 or 4.2 and Option premium payments pursuant to
Section 6.7). As soon as practicable after the end of each month, each Party will render to the other Party an invoice for the payment obligations, if any, incurred hereunder during the preceding month.

      6.2 Timeliness of Payment. Unless otherwise agreed by the Parties in a Transaction, all invoices under this Master Agreement shall be due and payable in accordance with each Party's invoice instructions on or before the later of the twentieth (20th) day of each month, or tenth (10th) day after receipt of the invoice or, if such day is not a Business Day, then on the next Business Day.
Each Party will make payments by electronic funds transfer, or by other mutually agreeable method(s), to the account designated by the other Party. Any amounts not paid by the due date will be deemed delinquent and will accrue interest at the Interest Rate, such interest to be calculated from and including the due date to but excluding the date the delinquent amount is paid in full.

      6.3 Disputes and Adjustments of Invoices. A Party may, in good faith, dispute the correctness of any invoice or any adjustment to an invoice, rendered under this Agreement or adjust any invoice for any arithmetic or computational error within twelve (12) months of the date the invoice, or adjustment to an invoice, was rendered. In the event an invoice or portion thereof, or any other claim or

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adjustment arising hereunder, is disputed, payment of the undisputed portion of the invoice shall be required to be made when due, with notice of the objection given to the other Party. Any invoice dispute or invoice adjustment shall be in writing and shall state the basis for the dispute or adjustment. Payment of the disputed amount shall not be required until the dispute is resolved. Upon resolution of the dispute, any required payment shall be made within two (2)
Business Days of such resolution along with interest accrued at the Interest
Rate from and including the due date to but excluding the date paid. Inadvertent overpayments shall be returned upon request or deducted by the Party receiving such overpayment from subsequent payments, with interest accrued at the Interest
Rate from and including the date of such overpayment to but excluding the date repaid or deducted by the Party receiving such overpayment. Any dispute with respect to an invoice is waived unless the other Party is notified in accordance with this Section 6.3 within twelve (12) months after the invoice is rendered or any specific adjustment to the invoice is made. If an invoice is not rendered within twelve (12) months after the close of the month during which performance of a Transaction occurred, the right to payment for such performance is waived.

      6.4 Netting of Payments. The Parties hereby agree that they shall discharge mutual debts and payment obligations due and owing to each other on the same date pursuant to all Transactions through netting, in which case all amounts owed by each Party to the other Party for the purchase and sale of Products during the monthly billing period under this Master Agreement, including any related damages calculated pursuant to Article Four (unless one of the Parties elects to accelerate payment of such amounts as permitted by Article
Four), interest, and payments or credits, shall be netted so that only the excess amount remaining due shall be paid by the Party who owes it.

      6.5 Payment Obligation Absent Netting. If no mutual debts or payment obligations exist and only one Party owes a debt or obligation to the other during the monthly billing period, including, but not limited to, any related damage amounts calculated pursuant to Article Four, interest, and payments or credits, that Party shall pay such sum in full when due.

      6.6 Security. Unless the Party benefiting from Performance Assurance or a guaranty notifies the other Party in writing, and except in connection with a liquidation and termination in accordance with Article Five, all amounts netted pursuant to this Article Six shall not take into account or include any Performance Assurance or guaranty which may be in effect to secure a Party's performance under this Agreement.

      6.7 Payment for Options. The premium amount for the purchase of an Option shall be paid within two (2) Business Days of receipt of an invoice from the Option Seller. Upon exercise of an Option, payment for the Product underlying such Option shall be due in accordance with Section 6.1.

      6.8 Transaction Netting. If the Parties enter into one or more
Transactions, which in conjunction with one or more other outstanding
Transactions, constitute Offsetting Transactions, then all such Offsetting
Transactions may by agreement of the Parties, be netted into a single
Transaction under which:

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            (a)   the Party obligated to deliver the greater amount of Energy will deliver the difference between the total amount it is obligated to deliver and the total amount to be delivered to it under the Offsetting Transactions, and

            (b) the Party owing the greater aggregate payment will pay the net difference owed between the Parties.

Each single Transaction resulting under this Section shall be deemed part of the single, indivisible contractual arrangement between the parties, and once such resulting Transaction occurs, outstanding obligations under the Offsetting
Transactions which are satisfied by such offset shall terminate.

                           ARTICLE SEVEN: LIMITATIONS

      7.1 Limitation of Remedies, Liability and Damages. EXCEPT AS SET FORTH
HEREIN, THERE IS NO WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR
PURPOSE, AND ANY AND ALL IMPLIED WARRANTIES ARE DISCLAIMED. THE PARTIES CONFIRM
THAT THE EXPRESS REMEDIES AND MEASURES OF DAMAGES PROVIDED IN THIS AGREEMENT
SATISFY THE ESSENTIAL PURPOSES HEREOF. FOR BREACH OF ANY PROVISION FOR WHICH AN
EXPRESS REMEDY OR MEASURE OF DAMAGES IS PROVIDED, SUCH EXPRESS REMEDY OR MEASURE
OF DAMAGES SHALL BE THE SOLE AND EXCLUSIVE REMEDY, THE OBLIGOR'S LIABILITY SHALL
BE LIMITED AS SET FORTH IN SUCH PROVISION AND ALL OTHER REMEDIES OR DAMAGES AT
LAW OR IN EQUITY ARE WAIVED. IF NO REMEDY OR MEASURE OF DAMAGES IS EXPRESSLY
PROVIDED HEREIN OR IN A TRANSACTION, THE OBLIGOR'S LIABILITY SHALL BE LIMITED TO
DIRECT ACTUAL DAMAGES ONLY, SUCH DIRECT ACTUAL DAMAGES SHALL BE THE SOLE AND
EXCLUSIVE REMEDY AND ALL OTHER REMEDIES OR DAMAGES AT LAW OR IN EQUITY ARE
WAIVED. UNLESS EXPRESSLY HEREIN PROVIDED, NEITHER PARTY SHALL BE LIABLE FOR
CONSEQUENTIAL, INCIDENTAL, PUNITIVE, EXEMPLARY OR INDIRECT DAMAGES, LOST PROFITS
OR OTHER BUSINESS INTERRUPTION DAMAGES, BY STATUTE, IN TORT OR CONTRACT, UNDER
ANY INDEMNITY PROVISION OR OTHERWISE. IT IS THE INTENT OF THE PARTIES THAT THE
LIMITATIONS HEREIN IMPOSED ON REMEDIES AND THE MEASURE OF DAMAGES BE WITHOUT
REGARD TO THE CAUSE OR CAUSES RELATED THERETO, INCLUDING THE NEGLIGENCE OF ANY
PARTY, WHETHER SUCH NEGLIGENCE BE SOLE, JOINT OR CONCURRENT, OR ACTIVE OR
PASSIVE. TO THE EXTENT ANY DAMAGES REQUIRED TO BE PAID HEREUNDER ARE LIQUIDATED,
THE PARTIES ACKNOWLEDGE THAT THE DAMAGES ARE DIFFICULT OR IMPOSSIBLE TO
DETERMINE, OR OTHERWISE OBTAINING AN ADEQUATE REMEDY IS INCONVENIENT AND THE
DAMAGES CALCULATED HEREUNDER CONSTITUTE A REASONABLE APPROXIMATION OF THE HARM
OR LOSS.

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               ARTICLE EIGHT: CREDIT AND COLLATERAL REQUIREMENTS

      8.1 Party A Credit Protection. The applicable credit and collateral requirements shall be as specified on the Cover Sheet. If no option in Section
8.1(a) is specified on the Cover Sheet, Section 8.l(a) Option C shall apply exclusively. If none of Sections 8.1(b), 8.1(c) or 8.1(d) are specified on the Cover Sheet, Section 8.1(b) shall apply exclusively.

            (a) Financial Information. Option A: If requested by Party A, Party
B shall deliver (i) within 120 days following the end of each fiscal year, a copy of Party B's annual report containing audited consolidated financial statements for such fiscal year and (ii) within 60 days after the end of each of its first three fiscal quarters of each fiscal year, a copy of Party B's quarterly report containing unaudited consolidated financial statements for such fiscal quarter. In all cases the statements shall be for the most recent accounting period and prepared in accordance with generally accepted accounting principles; provided, however, that should any such statements not be available on a timely basis due to a delay in preparation or certification, such delay shall not be an Event of Default so long as Party B diligently pursues the preparation, certification and delivery of the statements.

      Option B: If requested by Party A, Party B shall deliver (i) within 120 days following the end of each fiscal year, a copy of the annual report containing audited consolidated financial statements for such fiscal year for the party(s) specified on the Cover Sheet and (ii) within 60 days after the end of each of its first three fiscal quarters of each fiscal year, a copy of quarterly report containing unaudited consolidated financial statements for such fiscal quarter for the party(s) specified on the Cover Sheet. In all cases the statements shall be for the most recent accounting period and shall be prepared in accordance with generally accepted accounting principles; provided, however, that should any such statements not be available on a timely basis due to a delay in preparation or certification, such delay shall not be an Event of Default so long as the relevant entity diligently pursues the preparation, certification and delivery of the statements.

      Option C: Party A may request from Party B the information specified in the Cover Sheet.

            (b) Credit Assurances. If Party A has reasonable grounds to believe that Party B's creditworthiness or performance under this Agreement has become unsatisfactory, Party A will provide Party B with written notice requesting
Performance Assurance in an amount determined by Party A in a commercially reasonable manner. Upon receipt of such notice Party B shall have three (3)
Business Days to remedy the situation by providing such Performance Assurance to Party A. In the event that Party B fails to provide such Performance Assurance, or a guaranty or other credit assurance acceptable to Party A within three (3)
Business Days of receipt of notice, then an Event of Default under Article Five will be deemed to have occurred and Party A will be entitled to the remedies set forth in Article Five of this Master Agreement.

            (c) Collateral Threshold. If at any time and from time to time during the term of this Agreement (and notwithstanding whether an Event of Default has occurred), the

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Termination Payment that would be owed to Party A plus Party B's Independent
Amount, if any, exceeds the Party B Collateral Threshold, then Party A, on any Business Day, may request that Party B provide Performance Assurance in an amount equal to the amount by which the Termination Payment plus Party B's
Independent Amount, if any, exceeds the Party B Collateral Threshold (rounding upwards for any fractional amount to the next Party B Rounding Amount) ("Party B
Performance Assurance"), less any Party B Performance Assurance already posted with Party A. Such Party B Performance Assurance shall be delivered to Party A within three (3) Business Days of the date of such request. On any Business Day
(but no more frequently than weekly with respect to Letters of Credit and daily with respect to cash), Party B, at its sole cost, may request that such Party B
Performance Assurance be reduced correspondingly to the amount of such excess
Termination Payment plus Party B's Independent Amount, if any, (rounding upwards for any fractional amount to the next Party B Rounding Amount). In the event that Party B fails to provide Party B Performance Assurance pursuant to the terms of this Article Eight within three (3) Business Days, then an Event of Default under Article Five shall be deemed to have occurred and Party A will be entitled to the remedies set forth in Article Five of this Master Agreement.

      For purposes of this Section 8.1(c), the calculation of the Termination
Payment shall be calculated pursuant to Section 5.3 by Party A as if all outstanding Transactions had been liquidated, and in addition thereto, shall include all amounts owed but not yet paid by Party B to Party A, whether or not such amounts are due, for performance already provided pursuant to any and all Transactions.

            (d) Downgrade Event. If at any time there shall occur a Downgrade
Event in respect of Party B, then Party A may require Party B to provide
Performance Assurance in an amount determined by Party A in a commercially reasonable manner. In the event Party B shall fail to provide such Performance
Assurance or a guaranty or other credit assurance acceptable to Party A within three (3) Business Days of receipt of notice, then an Event of Default shall be deemed to have occurred and Party A will be entitled to the remedies set forth in Article Five of this Master Agreement.

            (e) If specified on the Cover Sheet, Party B shall deliver to Party
A, prior to or concurrently with the execution and delivery of this Master
Agreement a guarantee in an amount not less than the Guarantee Amount specified on the Cover Sheet and in a form reasonably acceptable to Party A.

      8.2 Party B Credit Protection. The applicable credit and collateral requirements shall be as specified on the Cover Sheet. If no option in Section
8.2(a) is specified on the Cover Sheet, Section 8.2(a) Option C shall apply exclusively. If none of Sections 8.2(b), 8.2(c) or 8.2(d) are specified on the Cover Sheet, Section 8.2(b) shall apply exclusively.

            (a) Financial Information. Option A: If requested by Party B, Party
A shall deliver (i) within 120 days following the end of each fiscal year, a copy of Party A's annual report containing audited consolidated financial statements for such fiscal year and (ii) within 60 days after the end of each of its first three fiscal quarters of each fiscal year, a copy of such Party's quarterly report containing unaudited consolidated financial statements for such
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quarter. In all cases the statements shall be for the most recent accounting period and prepared in accordance with generally accepted accounting principles;
provided, however, that should any such statements not be available on a timely basis due to a delay in preparation or certification, such delay shall not be an Event of Default so long as such Party diligently pursues the preparation, certification and delivery of the statements.

      Option B: If requested by Party B, Party A shall deliver (i) within 120 days following the end of each fiscal year, a copy of the annual report containing audited consolidated financial statements for such fiscal year for the party(s) specified on the Cover Sheet and (ii) within 60 days after the end of each of its first three fiscal quarters of each fiscal year, a copy of quarterly report containing unaudited consolidated financial statements for such fiscal quarter for the party(s) specified on the Cover Sheet. In all cases the statements shall be for the most recent accounting period and shall be prepared in accordance with generally accepted accounting principles; provided, however, that should any such statements not be available on a timely basis due to a delay in preparation or certification, such delay shall not be an Event of Default so long as the relevant entity diligently pursues the preparation, certification and delivery of the statements.

      Option C: Party B may request from Party A the information specified in the Cover Sheet.

            (b) Credit Assurances. If Party B has reasonable grounds to believe that Party A's creditworthiness or performance under this Agreement has become unsatisfactory, Party B will provide Party A with written notice requesting
Performance Assurance in an amount determined by Party B in a commercially reasonable manner. Upon receipt of such notice Party A shall have three (3)
Business Days to remedy the situation by providing such Performance Assurance to Party B. In the event that Party A fails to provide such Performance Assurance, or a guaranty or other credit assurance acceptable to Party B within three (3)
Business Days of receipt of notice, then an Event of Default under Article Five will be deemed to have occurred and Party B will be entitled to the remedies set forth in Article Five of this Master Agreement.

            (c) Collateral Threshold. If at any time and from time to time during the term of this Agreement (and notwithstanding whether an Event of Default has occurred), the Termination Payment that would be owed to Party B plus Party A's Independent Amount, if any, exceeds the Party A Collateral
Threshold, then Party B, on any Business Day, may request that Party A provide
Performance Assurance in an amount equal to the amount by which the Termination
Payment plus Party A's Independent Amount, if any, exceeds the Party A
Collateral Threshold (rounding upwards for any fractional amount to the next
Party A Rounding Amount) ("Party A Performance Assurance"), less any Party A
Performance Assurance already posted with Party B. Such Party A Performance
Assurance shall be delivered to Party B within three (3) Business Days of the date of such request. On any Business Day (but no more frequently than weekly with respect to Letters of Credit and daily with respect to cash), Party A, at its sole cost, may request that such Party A Performance Assurance be reduced correspondingly to the amount of such excess Termination Payment plus Party A's
Independent Amount, if any, (rounding upwards for any fractional amount to the next Party A Rounding Amount). In the event that Party A fails to provide Party
A Performance Assurance pursuant to the terms of this Article Eight within three
(3) Business Days, then an Event of Default under Article Five shall be

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deemed to have occurred and Party B will be entitled to the remedies set forth in Article Five of this Master Agreement.

      For purposes of this Section 8.2(c), the calculation of the Termination
Payment shall be calculated pursuant to Section 5.3 by Party B as if all outstanding Transactions had been liquidated, and in addition thereto, shall include all amounts owed but not yet paid by Party A to Party B, whether or not such amounts are due, for performance already provided pursuant to any and all Transactions.

            (d) Downgrade Event. If at any time there shall occur a Downgrade
Event in respect of Party A, then Party B may require Party A to provide
Performance Assurance in an amount determined by Party B in a commercially reasonable manner. In the event Party A shall fail to provide such Performance
Assurance or a guaranty or other credit assurance acceptable to Party B within three (3) Business Days of receipt of notice, then an Event of Default shall be deemed to have occurred and Party B will be entitled to the remedies set forth in Article Five of this Master Agreement.

            (e) If specified on the Cover Sheet, Party A shall deliver to Party
B, prior to or concurrently with the execution and delivery of this Master
Agreement a guarantee in an amount not less than the Guarantee Amount specified on the Cover Sheet and in a form reasonably acceptable to Party B.

      8.3 Grant of Security Interest/Remedies. To secure its obligations under this Agreement and to the extent either or both Parties deliver Performance
Assurance hereunder, each Party (a "Pledgor") hereby grants to the other Party
(the "Secured Party") a present and continuing security interest in, and lien on (and right of setoff against), and assignment of, all cash collateral and cash equivalent collateral and any and all proceeds resulting therefrom or the liquidation thereof, whether now or hereafter held by, on behalf of, or for the benefit of, such Secured Party, and each Party agrees to take such action as the other Party reasonably requires in order to perfect the Secured Party's first-priority security interest in, and lien on (and right of setoff against), such collateral and any and all proceeds resulting therefrom or from the liquidation thereof. Upon or any time after the occurrence or deemed occurrence and during the continuation of an Event of Default or an Early Termination Date, the Non-Defaulting Party may do any one or more of the following: (i) exercise any of the rights and remedies of a Secured Party with respect to all Performance Assurance, including any such rights and remedies under law then in effect; (ii) exercise its rights of setoff against any and all property of the Defaulting Party in the possession of the Non-Defaulting Party or its agent;
(iii) draw on any outstanding Letter of Credit issued for its benefit; and (iv) liquidate all Performance Assurance then held by or for the benefit of the Secured Party free from any claim or right of any nature whatsoever of the Defaulting Party, including any equity or right of purchase or redemption by the Defaulting Party. The Secured Party shall apply the proceeds of the collateral realized upon the exercise of any such rights or remedies to reduce the Pledgor's obligations under the Agreement (the Pledgor remaining liable for any amounts owing to the Secured Party after such application), subject to the Secured Party's obligation to return any surplus proceeds remaining after such obligations are satisfied in full.

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                       ARTICLE NINE: GOVERNMENTAL CHARGES

      9.1 Cooperation. Each Party shall use reasonable efforts to implement the provisions of and to administer this Master Agreement in accordance with the intent of the parties to minimize all taxes , so long as neither Party is materially adversely affected by such efforts.

      9.2 Governmental Charges. Seller shall pay or cause to be paid all taxes imposed by any government authority("Governmental Charges") on or with respect to the Product or a Transaction arising prior to the Delivery Point. Buyer shall pay or cause to be paid all Governmental Charges on or with respect to the Product or a Transaction at and from the Delivery Point (other than ad valorem, franchise or income taxes which are related to the sale of the Product and are, therefore, the responsibility of the Seller). In the event Seller is required by law or regulation to remit or pay Governmental Charges which are Buyer's responsibility hereunder, Buyer shall promptly reimburse Seller for such Governmental Charges. If Buyer is required by law or regulation to remit or pay
Governmental Charges which are Seller's responsibility hereunder, Buyer may deduct the amount of any such Governmental Charges from the sums due to Seller under Article 6 of this Agreement. Nothing shall obligate or cause a Party to pay or be liable to pay any Governmental Charges for which it is exempt under the law.

                           ARTICLE TEN: MISCELLANEOUS

      10.1 Term of Master Agreement. The term of this Master Agreement shall commence on the Effective Date and shall remain in effect until terminated by either Party upon (thirty) 30 days' prior written notice; provided, however, that such termination shall not affect or excuse the performance of either Party under any provision of this Master Agreement that by its terms survives any such termination and, provided further, that this Master Agreement and any other documents executed and delivered hereunder shall remain in effect with respect to the Transaction(s) entered into prior to the effective date of such termination until both Parties have fulfilled all of their obligations with respect to such Transaction(s), or such Transaction(s) that have been terminated under Section 5.2 of this Agreement.

      10.2 Representations and Warranties. On the Effective Date and the date of entering into each Transaction, each Party represents and warrants to the other
Party that:

            (i) it is duly organized, validly existing and in good standing under the laws of the jurisdiction of its formation;

            (ii) it has all regulatory authorizations necessary for it to legally perform its obligations under this Master Agreement and each Transaction (including any Confirmation accepted in accordance with Section 2.3);

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            (iii) the execution, delivery and performance of this Master
                  Agreement and each Transaction (including any Confirmation accepted in accordance with Section 2.3) are within its
                  powers, have been duly authorized by all necessary action and do not violate any of the terms and conditions in its
                  governing documents, any contracts to which it is a party or any law, rule, regulation, order or the like applicable to it;

            (iv)  this Master Agreement, each Transaction (including any
                  Confirmation accepted in accordance with Section 2.3), and each other document executed and delivered in accordance with this Master Agreement constitutes its legally valid and binding obligation enforceable against it in accordance with its terms; subject to any Equitable Defenses.

            (v) it is not Bankrupt and there are no proceedings pending or being contemplated by it or, to its knowledge, threatened against it which would result in it being or becoming
                  Bankrupt;

            (vi) there is not pending or, to its knowledge, threatened against it or any of its Affiliates any legal proceedings that could materially adversely affect its ability to perform its obligations under this Master Agreement and each Transaction
                  (including any Confirmation accepted in accordance with Section 2.3);

            (vii) no Event of Default or Potential Event of Default with respect to it has occurred and is continuing and no such event or circumstance would occur as a result of its entering into or performing its obligations under this Master Agreement and each Transaction (including any Confirmation accepted in accordance with Section 2.3);

            (viii) it is acting for its own account, has made its own
                  independent decision to enter into this Master Agreement and each Transaction (including any Confirmation accepted in accordance with Section 2.3) and as to whether this Master
                  Agreement and each such Transaction (including any Confirmation accepted in accordance with Section 2.3) is appropriate or proper for it based upon its own judgment, is not relying upon the advice or recommendations of the other
                  Party in so doing, and is capable of assessing the merits of and understanding, and understands and accepts, the terms, conditions and risks of this Master Agreement and each Transaction (including any Confirmation accepted in accordance with Section 2.3);

            (ix) it is a "forward contract merchant" within the meaning of the United States Bankruptcy Code;

            (x)   it has entered into this Master Agreement and each Transaction
                  (including any Confirmation accepted in accordance with Section 2.3) in connection with the conduct of its business and it has the capacity or ability to make

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                  or take delivery of all Products referred to in the
                  Transaction to which it is a Party;

            (xi) with respect to each Transaction (including any Confirmation accepted in accordance with Section 2.3) involving the purchase or sale of a Product or an Option, it is a producer, processor, commercial user or merchant handling the Product, and it is entering into such Transaction for purposes related to its business as such; and

            (xii) the material economic terms of each Transaction are subject to individual negotiation by the Parties.

      10.3 Title and Risk of Loss. Title to and risk of loss related to the Product shall transfer from Seller to Buyer at the Delivery Point. Seller warrants that it will deliver to Buyer the Quantity of the Product free and clear of all liens, security interests, claims and encumbrances or any interest therein or thereto by any person arising prior to the Delivery Point.

      10.4 Indemnity. Each Party shall indemnify, defend and hold harmless the other Party from and against any Claims arising from or out of any event, circumstance, act or incident first occurring or existing during the period when control and title to Product is vested in such Party as provided in Section
10.3. Each Party shall indemnify, defend and hold harmless the other Party against any Governmental Charges for which such Party is responsible under Article Nine.

      10.5 Assignment. Neither Party shall assign this Agreement or its rights hereunder without the prior written consent of the other Party, which consent may be withheld in the exercise of its sole discretion; provided, however, either Party may, without the consent of the other Party (and without relieving itself from liability hereunder), (i) transfer, sell, pledge, encumber or assign this Agreement or the accounts, revenues or proceeds hereof in connection with any financing or other financial arrangements, (ii) transfer or assign this Agreement to an affiliate of such Party which affiliate's creditworthiness is equal to or higher than that of such Party, or (iii) transfer or assign this Agreement to any person or entity succeeding to all or substantially all of the assets whose creditworthiness is equal to or higher than that of such Party;
provided, however, that in each such case, any such assignee shall agree in writing to be bound by the terms and conditions hereof and so long as the transferring Party delivers such tax and enforceability assurance as the non-transferring Party may reasonably request.

      10.6 Governing Law. THIS AGREEMENT AND THE RIGHTS AND DUTIES OF THE
PARTIES HEREUNDER SHALL BE GOVERNED BY AND CONSTRUED, ENFORCED AND PERFORMED IN
ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES
OF CONFLICTS OF LAW. EACH PARTY WAIVES ITS RESPECTIVE RIGHT TO ANY JURY TRIAL
WITH RESPECT TO ANY LITIGATION ARISING UNDER OR IN CONNECTION WITH THIS
AGREEMENT.

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      10.7 Notices. All notices, requests, statements or payments shall be made as specified in the Cover Sheet. Notices (other than scheduling requests) shall, unless otherwise specified herein, be in writing and may be delivered by hand delivery, United States mail, overnight courier service or facsimile. Notice by facsimile or hand delivery shall be effective at the close of business on the day actually received, if received during business hours on a Business Day, and otherwise shall be effective at the close of business on the next Business Day.
Notice by overnight United States mail or courier shall be effective on the next
Business Day after it was sent. A Party may change its addresses by providing notice of same in accordance herewith.

      10.8 General. This Master Agreement (including the exhibits, schedules and any written supplements hereto), the Party A Tariff, if any, the Party B Tariff, if any, any designated collateral, credit support or margin agreement or similar arrangement between the Parties and all Transactions (including any Confirmation accepted in accordance with Section 2.3) constitute the entire agreement between the Parties relating to the subject matter. Notwithstanding the foregoing, any collateral, credit support or margin agreement or similar arrangement between the Parties shall, upon designation by the Parties, be deemed part of this Agreement and shall be incorporated herein by reference. This Agreement shall be considered for all purposes as prepared through the joint efforts of the parties and shall not be construed against one party or the other as a result of the preparation, substitution, submission or other event of negotiation, drafting or execution hereof. Except to the extent herein provided for, no amendment or modification to this Master Agreement shall be enforceable unless reduced to writing and executed by both Parties. Each Party agrees if it seeks to amend any applicable wholesale power sales tariff during the term of this Agreement, such amendment will not in any way affect outstanding Transactions under this Agreement without the prior written consent of the other Party. Each Party further agrees that it will not assert, or defend itself, on the basis that any applicable tariff is inconsistent with this Agreement. This Agreement shall not impart any rights enforceable by any third party (other than a permitted successor or assignee bound to this Agreement). Waiver by a Party of any default by the other Party shall not be construed as a waiver of any other default. Any provision declared or rendered unlawful by any applicable court of law or regulatory agency or deemed unlawful because of a statutory change (individually or collectively, such events referred to as "Regulatory Event") will not otherwise affect the remaining lawful obligations that arise under this Agreement; and provided, further, that if a Regulatory Event occurs, the Parties shall use their best efforts to reform this Agreement in order to give effect to the original intention of the Parties. The term "including" when used in this Agreement shall be by way of example only and shall not be considered in any way to be in limitation. The headings used herein are for convenience and reference purposes only. All indemnity and audit rights shall survive the termination of this Agreement for twelve (12) months. This Agreement shall be binding on each Party's successors and permitted assigns.

      10.9 Audit. Each Party has the right, at its sole expense and during normal working hours, to examine the records of the other Party to the extent reasonably necessary to verify the accuracy of any statement, charge or computation made pursuant to this Master Agreement. If requested, a Party shall provide to the other Party statements evidencing the Quantity delivered at the Delivery Point. If any such examination reveals any inaccuracy in any statement, the necessary adjustments in such statement and the

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payments thereof will be made promptly and shall bear interest calculated at the
Interest Rate from the date the overpayment or underpayment was made until paid;
provided, however, that no adjustment for any statement or payment will be made unless objection to the accuracy thereof was made prior to the lapse of twelve
(12) months from the rendition thereof, and thereafter any objection shall be deemed waived.

      10.10 Forward Contract. The Parties acknowledge and agree that all Transactions constitute "forward contracts" within the meaning of the United
States Bankruptcy Code.

      10.11 Confidentiality. If the Parties have elected on the Cover Sheet to make this Section 10.11 applicable to this Master Agreement, neither Party shall disclose the terms or conditions of a Transaction under this Master Agreement to a third party (other than the Party's employees, lenders, counsel, accountants or advisors who have a need to know such information and have agreed to keep such terms confidential) except in order to comply with any applicable law, regulation, or any exchange, control area or independent system operator rule or in connection with any court or regulatory proceeding; provided, however, each Party shall, to the extent practicable, use reasonable efforts to prevent or limit the disclosure. The Parties shall be entitled to all remedies available at law or in equity to enforce, or seek relief in connection with, this confidentiality obligation.

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                                   SCHEDULE M

(THIS SCHEDULE IS INCLUDED IF THE APPROPRIATE BOX ON THE COVER SHEET IS MARKED
INDICATING A PARTY IS A GOVERNMENTAL ENTITY OR PUBLIC POWER SYSTEM)

      A.    The Parties agree to add the following definitions in Article One.

                  "Act" means ______________________________.(1)

                  "Governmental Entity or Public Power System" means a
            municipality, county, governmental board, public power authority, public utility district, joint action agency, or other similar political subdivision or public entity of the United States, one or more States or territories or any combination thereof.

                  "Special Fund" means a fund or account of the Governmental
            Entity or Public Power System set aside and or pledged to satisfy the Public Power System's obligations hereunder out of which amounts shall be paid to satisfy all of the Public Power System's obligations under this Master Agreement for the entire Delivery
            Period.

      B. The following sentence shall be added to the end of the definition of "Force Majeure" in Article One.

            If the Claiming Party is a Governmental Entity or Public Power
            System, Force Majeure does not include any action taken by the Governmental Entity or Public Power System in its governmental capacity.

      C. The Parties agree to add the following representations and warranties to Section 10.2:

                  Further and with respect to a Party that is a Governmental
            Entity or Public Power System, such Governmental Entity or Public
            Power System represents and warrants to the other Party continuing throughout the term of this Master Agreement, with respect to this Master Agreement and each Transaction, as follows: (i) all acts necessary to the valid execution, delivery and performance of this Master Agreement, including without limitation, competitive bidding, public notice, election, referendum, prior appropriation or other required procedures has or will be taken and performed as required under the Act and the Public Power System's ordinances, bylaws or other regulations, (ii) all persons making up the governing body of Governmental Entity or Public Power System are the

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            duly elected or appointed incumbents in their positions and hold such positions in good standing in accordance with the Act and other applicable law, (iii) entry into and performance of this Master
            Agreement by Governmental Entity or Public Power System are for a
            proper public purpose within the meaning of the Act and all other relevant constitutional, organic or other governing documents and applicable law, (iv) the term of this Master Agreement does not extend beyond any applicable limitation imposed by the Act or other relevant constitutional, organic or other governing documents and applicable law, (v) the Public Power System's obligations to make payments hereunder are unsubordinated obligations and such payments are (a) operating and maintenance costs (or similar designation)
            which enjoy first priority of payment at all times under any and all bond ordinances or indentures to which it is a party, the Act and all other relevant constitutional, organic or other governing documents and applicable law or (b) otherwise not subject to any prior claim under any and all bond ordinances or indentures to which it is a party, the Act and all other relevant constitutional, organic or other governing documents and applicable law and are available without limitation or deduction to satisfy all
            Governmental Entity or Public Power System' obligations hereunder and under each Transaction or (c) are to be made solely from a
            Special Fund, (vi) entry into and performance of this Master
            Agreement and each Transaction by the Governmental Entity or Public
            Power System will not adversely affect the exclusion from gross income for federal income tax purposes of interest on any obligation of Governmental Entity or Public Power System otherwise entitled to such exclusion, and (vii) obligations to make payments hereunder do not constitute any kind of indebtedness of Governmental Entity or
            Public Power System or create any kind of lien on, or security interest in, any property or revenues of Governmental Entity or
            Public Power System which, in either case, is proscribed by any provision of the Act or any other relevant constitutional, organic or other governing documents and applicable law, any order or judgment of any court or other agency of government applicable to it or its assets, or any contractual restriction binding on or affecting it or any of its assets.

      D.    The Parties agree to add the following sections to Article Three:

                  Section 3.4 Public Power System's Deliveries. On the Effective
            Date and as a condition to the obligations of the other Party under this Agreement, Governmental Entity or Public Power System shall provide the other Party hereto (i) certified copies of all ordinances, resolutions, public notices and other documents evidencing the necessary authorizations with respect to the execution, delivery and performance by Governmental Entity or Public
            Power System of this Master Agreement and (ii) an opinion of counsel for Governmental Entity or Public Power System, in form and substance reasonably satisfactory to the Other Party, regarding the validity, binding effect and enforceability of this Master

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            Agreement against Governmental Entity or Public Power System in respect of the Act and all other relevant constitutional organic or other governing documents and applicable law.

                  Section 3.5 No Immunity Claim. Governmental Entity or Public
            Power System warrants and covenants that with respect to its contractual obligations hereunder and performance thereof, it will not claim immunity on the grounds of sovereignty or similar grounds with respect to itself or its revenues or assets from (a) suit, (b) jurisdiction of court (including a court located outside the jurisdiction of its organization), (c) relief by way of injunction, order for specific performance or recovery of property, (d) attachment of assets, or (e) execution or enforcement of any judgment.

      E. If the appropriate box is checked on the Cover Sheet, as an alternative to selecting one of the options under Section 8.3, the Parties agree to add the following section to Article Three:

                  Section 3.6 Governmental Entity or Public Power System
            Security. With respect to each Transaction, Governmental Entity or
            Public Power System shall either (i) have created and set aside a Special Fund or (ii) upon execution of this Master Agreement and prior to the commencement of each subsequent fiscal year of Governmental Entity or Public Power System during any Delivery
            Period, have obtained all necessary budgetary approvals and certifications for payment of all of its obligations under this Master Agreement for such fiscal year; any breach of this provision shall be deemed to have arisen during a fiscal period of Governmental Entity or Public Power System for which budgetary approval or certification of its obligations under this Master
            Agreement is in effect and, notwithstanding anything to the contrary in Article Four, an Early Termination Date shall automatically and without further notice occur hereunder as of such date wherein
            Governmental Entity or Public Power System shall be treated as the Defaulting Party. Governmental Entity or Public Power System shall have allocated to the Special Fund or its general funds a revenue base that is adequate to cover Public Power System's payment obligations hereunder throughout the entire Delivery Period.

      F. If the appropriate box is checked on the Cover Sheet, the Parties agree to add the following section to Article Eight:

                  Section 8.4 Governmental Security. As security for payment and performance of Public Power System's obligations hereunder, Public
            Power System hereby pledges, sets over, assigns and grants to the other Party a security interest in all of Public Power System's right, title and interest in and to [specify collateral].

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      G.    The Parties agree to add the following sentence at the end of
Section 10.6 - Governing Law:

            NOTWITHSTANDING THE FOREGOING, IN RESPECT OF THE APPLICABILITY OF
            THE ACT AS HEREIN PROVIDED, THE LAWS OF THE STATE OF ___________ (2)
            SHALL APPLY.

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                  SCHEDULE P: PRODUCTS AND RELATED DEFINITIONS

         "Ancillary Services" means any of the services identified by a Transmission Provider in its transmission tariff as "ancillary services" including, but not limited to, regulation and frequency response, energy imbalance, operating reserve-spinning and operating reserve-supplemental, as may be specified in the Transaction.

         "Capacity" has the meaning specified in the Transaction.

         "Energy" means three-phase, 60-cycle alternating current electric energy, expressed in megawatt hours.

         "Firm (LD)" means, with respect to a Transaction, that either Party shall be relieved of its obligations to sell and deliver or purchase and receive without liability only to the extent that, and for the period during which, such performance is prevented by Force Majeure. In the absence of Force Majeure, the Party to which performance is owed shall be entitled to receive from the Party which failed to deliver/receive an amount determined pursuant to Article Four.

         "Firm Transmission Contingent - Contract Path" means, with respect to a
Transaction, that the performance of either Seller or Buyer (as specified in the Transaction) shall be excused, and no damages shall be payable including any amounts determined pursuant to Article Four, if the transmission for such Transaction is interrupted or curtailed and (i) such Party has provided for firm transmission with the transmission provider(s) for the Product in the case of the Seller from the generation source to the Delivery Point or in the case of the Buyer from the Delivery Point to the ultimate sink, and (ii) such interruption or curtailment is due to "force majeure" or "uncontrollable force" or a similar term as defined under the applicable transmission provider's tariff. This contingency shall excuse performance for the duration of the interruption or curtailment notwithstanding the provisions of the definition of "Force Majeure" in Section 1.23 to the contrary.

         "Firm Transmission Contingent - Delivery Point" means, with respect to a Transaction, that the performance of either Seller or Buyer (as specified in the Transaction) shall be excused, and no damages shall be payable including any amounts determined pursuant to Article Four, if the transmission to the Delivery
Point (in the case of Seller) or from the Delivery Point (in the case of Buyer) for such Transaction is interrupted or curtailed and (i) such Party has provided for firm transmission with the transmission provider(s) for the Product, in the case of the Seller, to be delivered to the Delivery Point or, in the case of Buyer, to be received at the Delivery Point and (ii) such interruption or curtailment is due to "force majeure" or "uncontrollable force" or a similar term as defined under the applicable transmission provider's tariff. This transmission contingency excuses performance for the duration of the interruption or curtailment, notwithstanding the provisions of the definition of "Force Majeure" in Section 1.23 to the contrary. Interruptions or curtailments of transmission other than the transmission either immediately to or from the Delivery Point shall not excuse performance

         "Firm (No Force Majeure)" means, with respect to a Transaction, that if either Party fails to perform its obligation to sell and deliver or purchase and receive the Product, the Party to

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which performance is owed shall be entitled to receive from the Party which failed to perform an amount determined pursuant to Article Four. Force Majeure shall not excuse performance of a Firm (No Force Majeure) Transaction.

         "Into ______________ (the "Receiving Transmission Provider"), Seller's
Daily Choice" means that, in accordance with the provisions set forth below, (1) the Product shall be scheduled and delivered to an interconnection or interface
("Interface") either (a) on the Receiving Transmission Provider's transmission system border or (b) within the control area of the Receiving Transmission
Provider if the Product is from a source of generation in that control area, which Interface, in either case, the Receiving Transmission Provider identifies as available for delivery of the Product in or into its control area; and (2)
Seller has the right on a daily prescheduled basis to designate the Interface where the Product shall be delivered. An "Into" Product shall be subject to the following provisions:

         1.       Prescheduling and Notification. Subject to the provisions of
Section 6, not later than the prescheduling deadline of 11:00 a.m. CPT on the Business Day before the next delivery day or as otherwise agreed to by Buyer and Seller, Seller shall notify Buyer ("Seller's Notification") of Seller's immediate upstream counterparty and the Interface (the "Designated Interface") where Seller shall deliver the Product for the next delivery day, and Buyer shall notify Seller of Buyer's immediate downstream counterparty.

         2.       Availability of "Firm Transmission" to Buyer at Designated
Interface; "Timely Request for Transmission," "ADI" and "Available
Transmission." In determining availability to Buyer of next-day firm transmission ("Firm Transmission") from the Designated Interface, a "Timely
Request for Transmission" shall mean a properly completed request for Firm
Transmission made by Buyer in accordance with the controlling tariff procedures, which request shall be submitted to the Receiving Transmission Provider no later than 30 minutes after delivery of Seller's Notification, provided, however, if the Receiving Transmission Provider is not accepting requests for Firm
Transmission at the time of Seller's Notification, then such request by Buyer shall be made within 30 minutes of the time when the Receiving Transmission
Provider first opens thereafter for purposes of accepting requests for Firm
Transmission.

         Pursuant to the terms hereof, delivery of the Product may under certain circumstances be redesignated to occur at an Interface other than the Designated
Interface (any such alternate designated interface, an "ADI") either (a) on the Receiving Transmission Provider's transmission system border or (b) within the control area of the Receiving Transmission Provider if the Product is from a source of generation in that control area, which ADI, in either case, the Receiving Transmission Provider identifies as available for delivery of the Product in or into its control area using either firm or non-firm transmission, as available on a day-ahead or hourly basis (individually or collectively referred to as "Available Transmission") within the Receiving Transmission
Provider's transmission system.

         3. Rights of Buyer and Seller Depending Upon Availability of/Timely Request for Firm Transmission.

                  A.       Timely Request for Firm Transmission made by Buyer,
         Accepted by the Receiving Transmission Provider and Purchased by Buyer.
         If a Timely Request for Firm

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         Transmission is made by Buyer and is accepted by the Receiving
         Transmission Provider and Buyer purchases such Firm Transmission, then
         Seller shall deliver and Buyer shall receive the Product at the
         Designated Interface.

                       i. If the Firm Transmission purchased by Buyer within the Receiving Transmission Provider's transmission system from the Designated Interface ceases to be available to Buyer for any reason, or if Seller is unable to deliver the Product at the Designated Interface for any reason except Buyer's non-performance, then at Seller's choice from among the following, Seller shall: (a) to the extent Firm Transmission is available to Buyer from an ADI on a day-ahead basis, require Buyer to purchase such Firm Transmission from such ADI, and schedule and deliver the affected portion of the Product to such ADI on the basis of Buyer's purchase of Firm
                  Transmission, or (b) require Buyer to purchase non-firm transmission, and schedule and deliver the affected portion of the Product on the basis of Buyer's purchase of non-firm transmission from the Designated Interface or an ADI designated by Seller, or (c) to the extent firm transmission is available on an hourly basis, require Buyer to purchase firm transmission, and schedule and deliver the affected portion of the Product on the basis of Buyer's purchase of such hourly firm transmission from the Designated Interface or an ADI designated by Seller.

                       ii. If the Available Transmission utilized by Buyer as required by Seller pursuant to Section 3A(i) ceases to be available to Buyer for any reason, then Seller shall again have those alternatives stated in Section 3A(i) in order to satisfy its obligations.

                       iii. Seller's obligation to schedule and deliver the
                  Product at an ADI is subject to Buyer's obligation referenced in Section 4B to cooperate reasonably therewith. If Buyer and Seller cannot complete the scheduling and/or delivery at an ADI, then Buyer shall be deemed to have satisfied its receipt obligations to Seller and Seller shall be deemed to have failed its delivery obligations to Buyer, and Seller shall be liable to Buyer for amounts determined pursuant to Article
                  Four.

                       iv. In each instance in which Buyer and Seller must make alternative scheduling arrangements for delivery at the Designated Interface or an ADI pursuant to Sections 3A(i) or
                  (ii), and Firm Transmission had been purchased by both Seller and Buyer into and within the Receiving Transmission
                  Provider's transmission system as to the scheduled delivery which could not be completed as a result of the interruption or curtailment of such Firm Transmission, Buyer and Seller shall bear their respective transmission expenses and/or associated congestion charges incurred in connection with efforts to complete delivery by such alternative scheduling and delivery arrangements. In any instance except as set forth in the immediately preceding sentence, Buyer and Seller must make alternative scheduling arrangements for delivery at the Designated Interface or an ADI under Sections 3A(i) or (ii),
                  Seller shall be responsible for any additional

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                  transmission purchases and/or associated congestion charges incurred by Buyer in connection with such alternative
                  scheduling arrangements.

                  B. Timely Request for Firm Transmission Made by Buyer but Rejected by the Receiving Transmission Provider. If Buyer's Timely
         Request for Firm Transmission is rejected by the Receiving Transmission
         Provider because of unavailability of Firm Transmission from the Designated Interface, then Buyer shall notify Seller within 15 minutes after receipt of the Receiving Transmission Provider's notice of rejection ("Buyer's Rejection Notice"). If Buyer timely notifies Seller of such unavailability of Firm Transmission from the Designated
         Interface, then Seller shall be obligated either (1) to the extent Firm
         Transmission is available to Buyer from an ADI on a day-ahead basis, to require Buyer to purchase (at Buyer's own expense) such Firm
         Transmission from such ADI and schedule and deliver the Product to such ADI on the basis of Buyer's purchase of Firm Transmission, and thereafter the provisions in Section 3A shall apply, or (2) to require
         Buyer to purchase (at Buyer's own expense) non-firm transmission, and schedule and deliver the Product on the basis of Buyer's purchase of non-firm transmission from the Designated Interface or an ADI designated by the Seller, in which case Seller shall bear the risk of interruption or curtailment of the non-firm transmission; provided, however, that if the non-firm transmission is interrupted or curtailed or if Seller is unable to deliver the Product for any reason, Seller shall have the right to schedule and deliver the Product to another ADI in order to satisfy its delivery obligations, in which case Seller shall be responsible for any additional transmission purchases and/or associated congestion charges incurred by Buyer in connection with Seller's inability to deliver the Product as originally prescheduled.
         If Buyer fails to timely notify Seller of the unavailability of Firm
         Transmission, then Buyer shall bear the risk of interruption or curtailment of transmission from the Designated Interface, and the provisions of Section 3D shall apply.

                  C.       Timely Request for Firm Transmission Made by Buyer,
         Accepted by the Receiving Transmission Provider and not Purchased by Buyer. If Buyer's Timely Request for Firm Transmission is accepted by the Receiving Transmission Provider but Buyer elects to purchase non-firm transmission rather than Firm Transmission to take delivery of the Product, then Buyer shall bear the risk of interruption or curtailment of transmission from the Designated Interface. In such circumstances, if Seller's delivery is interrupted as a result of transmission relied upon by Buyer from the Designated Interface, then
         Seller shall be deemed to have satisfied its delivery obligations to Buyer, Buyer shall be deemed to have failed to receive the Product and Buyer shall be liable to Seller for amounts determined pursuant to Article Four.

                  D.       No Timely Request for Firm Transmission Made by
         Buyer, or Buyer Fails to Timely Send Buyer's Rejection Notice. If Buyer fails to make a Timely Request for Firm Transmission or Buyer fails to timely deliver Buyer's Rejection Notice, then Buyer shall bear the risk of interruption or curtailment of transmission from the Designated
         Interface. In such circumstances, if Seller's delivery is interrupted as a result of transmission relied upon by Buyer from the Designated
         Interface, then Seller shall be deemed to have satisfied its delivery obligations to Buyer, Buyer shall be deemed to have

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         failed to receive the Product and Buyer shall be liable to Seller for amounts determined pursuant to Article Four.

         4.       Transmission.

                  A. Seller's Responsibilities. Seller shall be responsible for transmission required to deliver the Product to the Designated Interface or ADI, as the case may be. It is expressly agreed that Seller is not required to utilize Firm Transmission for its delivery obligations hereunder, and Seller shall bear the risk of utilizing non-firm transmission. If Seller's scheduled delivery to Buyer is interrupted as a result of Buyer's attempted transmission of the Product beyond the Receiving Transmission Provider's system border, then Seller will be deemed to have satisfied its delivery obligations to Buyer, Buyer shall be deemed to have failed to receive the Product and Buyer shall be liable to Seller for damages pursuant to Article
         Four.

                  B. Buyer's Responsibilities. Buyer shall be responsible for transmission required to receive and transmit the Product at and from the Designated Interface or ADI, as the case may be, and except as specifically provided in Section 3A and 3B, shall be responsible for any costs associated with transmission therefrom. If Seller is attempting to complete the designation of an ADI as a result of Seller's rights and obligations hereunder, Buyer shall co-operate reasonably with Seller in order to effect such alternate designation.

         5.       Force Majeure. An "Into" Product shall be subject to the
"Force Majeure" provisions in Section 1.23.

         6.       Multiple Parties in Delivery Chain Involving a Designated
Interface. Seller and Buyer recognize that there may be multiple parties involved in the delivery and receipt of the Product at the Designated Interface or ADI to the extent that (1) Seller may be purchasing the Product from a succession of other sellers ("Other Sellers"), the first of which Other Sellers shall be causing the Product to be generated from a source ("Source Seller") and/or (2) Buyer may be selling the Product to a succession of other buyers
("Other Buyers"), the last of which Other Buyers shall be using the Product to serve its energy needs ("Sink Buyer"). Seller and Buyer further recognize that in certain Transactions neither Seller nor Buyer may originate the decision as to either (a) the original identification of the Designated Interface or ADI
(which designation may be made by the Source Seller) or (b) the Timely Request for Firm Transmission or the purchase of other Available Transmission (which request may be made by the Sink Buyer). Accordingly, Seller and Buyer agree as follows:

                  A. If Seller is not the Source Seller, then Seller shall notify Buyer of the Designated Interface promptly after Seller is notified thereof by the Other Seller with whom Seller has a contractual relationship, but in no event may such designation of the Designated
         Interface be later than the prescheduling deadline pertaining to the Transaction between Buyer and Seller pursuant to Section 1.

                  B. If Buyer is not the Sink Buyer, then Buyer shall notify the Other Buyer with whom Buyer has a contractual relationship of the Designated Interface promptly

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         after Seller notifies Buyer thereof, with the intent being that the party bearing actual responsibility to secure transmission shall have up to 30 minutes after receipt of the Designated Interface to submit its Timely Request for Firm Transmission.

                       C. Seller and Buyer each agree that any other communications or actions required to be given or made in connection with this "Into Product" (including without limitation, information relating to an ADI) shall be made or taken promptly after receipt of the relevant information from the Other Sellers and Other Buyers, as the case may be.

                       D.   Seller and Buyer each agree that in certain
         Transactions time is of the essence and it may be desirable to provide necessary information to Other Sellers and Other Buyers in order to complete the scheduling and delivery of the Product. Accordingly, Seller and Buyer agree that each has the right, but not the obligation, to provide information at its own risk to Other Sellers and Other
         Buyers, as the case may be, in order to effect the prescheduling, scheduling and delivery of the Product

         "Native Load" means the demand imposed on an electric utility or an entity by the requirements of retail customers located within a franchised service territory that the electric utility or entity has statutory obligation to serve.

         "Non-Firm" means, with respect to a Transaction, that delivery or receipt of the Product may be interrupted for any reason or for no reason, without liability on the part of either Party.

         "System Firm" means that the Product will be supplied from the owned or controlled generation or pre-existing purchased power assets of the system specified in the Transaction (the "System") with non-firm transmission to and from the Delivery Point, unless a different Transmission Contingency is specified in a Transaction. Seller's failure to deliver shall be excused: (i) by an event or circumstance which prevents Seller from performing its obligations, which event or circumstance was not anticipated as of the date the Transaction was agreed to, which is not within the reasonable control of, or the result of the negligence of, the Seller; (ii) by Buyer's failure to perform; (iii) to the extent necessary to preserve the integrity of, or prevent or limit any instability on, the System; (iv) to the extent the System or the control area or reliability council within which the System operates declares an emergency condition, as determined in the system's, or the control area's, or reliability council's reasonable judgment; or (v) by the interruption or curtailment of transmission to the Delivery Point or by the occurrence of any Transmission
Contingency specified in a Transaction as excusing Seller's performance. Buyer's failure to receive shall be excused (i) by Force Majeure; (ii) by Seller's failure to perform, or (iii) by the interruption or curtailment of transmission from the Delivery Point or by the occurrence of any Transmission Contingency specified in a Transaction as excusing Buyer's performance. In any of such events, neither party shall be liable to the other for any damages, including any amounts determined pursuant to Article Four.

         "Transmission Contingent" means, with respect to a Transaction, that the performance of either Seller or Buyer (as specified in the Transaction) shall be excused, and no damages shall be payable including any amounts determined pursuant to Article Four, if the transmission for such Transaction is unavailable or interrupted or curtailed for any reason, at any time, anywhere from the Seller's proposed generating source to the Buyer's proposed ultimate sink, regardless of

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whether transmission, if any, that such Party is attempting to secure and/or has purchased for the Product is firm or non-firm. If the transmission (whether firm or non-firm) that Seller or Buyer is attempting to secure is from source to sink is unavailable, this contingency excuses performance for the entire Transaction.
If the transmission (whether firm or non-firm) that Seller or Buyer has secured from source to sink is interrupted or curtailed for any reason, this contingency excuses performance for the duration of the interruption or curtailment notwithstanding the provisions of the definition of "Force Majeure" in Article
1.23 to the contrary.

         "Unit Firm" means, with respect to a Transaction, that the Product subject to the Transaction is intended to be supplied from a generation asset or assets specified in the Transaction. Seller's failure to deliver under a "Unit
Firm" Transaction shall be excused: (i) if the specified generation asset(s) are unavailable as a result of a Forced Outage (as defined in the NERC Generating
Unit Availability Data System (GADS) Forced Outage reporting guidelines) or (ii) by an event or circumstance that affects the specified generation asset(s) so as to prevent Seller from performing its obligations, which event or circumstance was not anticipated as of the date the Transaction was agreed to, and which is not within the reasonable control of, or the result of the negligence of, the Seller or (iii) by Buyer's failure to perform. In any of such events, Seller shall not be liable to Buyer for any damages, including any amounts determined pursuant to Article Four.

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                                   EXHIBIT A

                    MASTER POWER PURCHASE AND SALE AGREEMENT
                               CONFIRMATION LETTER

         This confirmation letter shall confirm the Transaction agreed to on ___________, ___ between __________________________ ("Party A") and
_____________________ ("Party B") regarding the sale/purchase of the Product under the terms and conditions as follows:

Seller:_________________________________________________________________________

Buyer:__________________________________________________________________________

Product:

[]   Into _________________, Seller's Daily Choice

[]   Firm (LD)

[]   Firm (No Force Majeure)

[]   System Firm

     (Specify System:__________________________________________________________)

[]   Unit Firm

     (Specify Unit(s):_________________________________________________________)

[]   Other______________________________________________________________________

[]   Transmission Contingency (If not marked, no transmission contingency)

     []  FT-Contract Path Contingency    [] Seller   [] Buyer

     []  FT-Delivery Point Contingency   [] Seller   [] Buyer

     []  Transmission Contingent         [] Seller   [] Buyer

     []  Other transmission contingency

     (Specify:_________________________________________________________________)

Contract Quantity:______________________________________________________________

Delivery Point:_________________________________________________________________

Contract Price:

Energy Price:___________________________________________________________________

Other Charges:__________________________________________________________________

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Confirmation Letter
Page  2

Delivery Period:________________________________________________________________

Special Conditions:_____________________________________________________________

Scheduling:_____________________________________________________________________

Option Buyer:___________________________________________________________________

Option Seller:__________________________________________________________________

         Type of Option:________________________________________________________

         Strike Price:__________________________________________________________

         Premium:_______________________________________________________________

         Exercise Period:_______________________________________________________

         This confirmation letter is being provided pursuant to and in accordance with the Master Power Purchase and Sale Agreement dated
______________ (the "Master Agreement") between Party A and Party B, and constitutes part of and is subject to the terms and provisions of such Master
Agreement. Terms used but not defined herein shall have the meanings ascribed to them in the Master Agreement.

[Party A]                                [Party B]

Name:_______________________             Name:__________________________________

Title:______________________             Title:_________________________________

Phone No:___________________             Phone No:______________________________

Fax:________________________             Fax:___________________________________

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                                                                  EXECUTION COPY

                    MASTER POWER PURCHASE AND SALE AGREEMENT
                        AMENDED AND RESTATED COVER SHEET

This Master Power Purchase and Sale Agreement (Version 2.1; modified 4/25/00)
("Master Agreement") is made as of the following date: April 22, 2002 and is effective May 1, 2002. The Master Agreement, together with the exhibits, schedules and any written supplements hereto, any designated collateral, credit support or margin agreement or similar arrangement between the Parties, any other Performance Assurances and all Transactions (including any confirmations accepted in accordance with Section 2.3 hereto) shall be referred to as the "Agreement." The Parties to this Master Agreement are the following:

NAME: Calpine Energy Services, L.P. ("CES" or "Party A")   NAME: State of California Department of Water
                                                                 Resources separate and apart from its powers and
                                                                 responsibilities with respect to the
                                                                 State Water Resources Development System ("DWR" or
                                                                 "Party B")

ALL NOTICES: Calpine Energy Services, L.P.                 ALL NOTICES: California Department of Water Resources
             50 West San Fernando Street                                1416 Ninth Street
             San Jose, California 95113                                 Sacramento, California 95814
             Attn: General Counsel                                      Attn: Office of the Chief Counsel

             with a duplicate copy to:

Street: 700 Louisiana Avenue, Suite 2700                   Street: 1416 Ninth Street

City: Houston, TX Zip: 77002                               City: Sacramento, CA     Zip: 95814

Attn: Contract Administration                              Attn: Executive Manager, Power Systems
   Phone: (713) 830-8608                                   Phone: (916) 653-5913
   Facsimile: (713) 830-8740                               Facsimile: (916) 653-0267
   Duns: 11-271-0876                                       Duns___________________________________
   Federal Tax ID Number: 7705216913                       Federal Tax ID Number: 52-1693634

INVOICES:                                                  INVOICES:
   Attn: Power Accounting                                     Attn: Contracts Payable
   Phone:(713) 830-2000                                       Phone: (916) 653-6404
   Facsimile: (713) 830-8740                                  Facsimile: (916) 654-9882

SCHEDULING:                                                SCHEDULING:
   Attn: Scheduling                                           Attn: Chief Water and Power Dispatcher
   Phone: (713) 830-8642                                      Phone: (916)574-2693
   Facsimile: (713) 830-8722                                  Facsimile: (916) 574-2569

PAYMENTS:                                                  PAYMENTS:
   Attn: Power Accounting                                     Attn: Cash Receipts Section
   Phone: (713) 830-2000                                      Phone: (916) 653-6892
   Facsimile: (713) 830-8740                                  Facsimile: (916) 654-9882

WIRE TRANSFER:                                             WIRE TRANSFER:
   BNK: Union Bank of California                              BNK: Bank of America (Sacramento Main)
   ABA: 122 000 496                                                for: Department of Water Resources
   ACCT:316 001 9726                                            ABA: 121 000 358
                                                              ACCT: 14365-80598

CREDIT AND COLLECTIONS:                                    CREDIT AND COLLECTIONS:
Attn: Corporate Credit Manager                                Attn: Deputy Controller
Phone: (408) 995-5115                                         Phone: (916) 653-6148
Facsimile: (408) 995-0505                                     Facsimile: (916) 653-8230

WITH ADDITIONAL NOTICES OF AN EVENT OF                     WITH ADDITIONAL NOTICES OF AN EVENT OF DEFAULT OR
DEFAULT OR POTENTIAL EVENT OF DEFAULT TO:                  POTENTIAL EVENT OF DEFAULT TO:
      Attn: Risk Management Counsel                           Attn: Deputy Controller
      Phone: (713)830-2000                                    Phone: (916)653-6148
      Facsimile: (713) 830-8740                               Facsimile: (916)653-8230

      with copy to:

      Attn: General Counsel
      Phone: (408)995-5115
      Facsimile: (408) 975-4648

The Parties hereby agree that the General Terms and Conditions are incorporated herein, and to the following provisions as provided for in the General Terms and
Conditions:

Party A Tariff   Not Applicable   Dated  N/A   Docket Number N/A
Party B Tariff   Not Applicable   Dated  N/A   Docket Number N/A

ARTICLE TWO

Transaction Terms and Conditions   [X] Optional provision in Section 2.4. If not checked, inapplicable.

ARTICLE FOUR

Remedies for Failure to Deliver or     [ ] Accelerated Payment of Damages. If not checked, inapplicable.
Receive

ARTICLE FIVE

                                       [ ] Cross Default for Party A: N/A
Events of Default; Remedies            [ ] Party A: N/A                     Cross Default Amount: $ N/A
                                       [ ] Other Entity: N/A                Cross Default Amount: $ N/A
                                       [ ] Cross Default for Party B: N/A
                                       [ ] Party B: N/A                     Cross Default Amount: $ N/A
                                       [ ] Other Entity: N/A                Cross Default Amount: $ N/A
                                       5.6 Closeout Setoff
                                          [ ] Option A (Applicable if no other selection is made.).
                                          [ ] Option B - Affiliates shall have the meaning set forth in  the Agreement unless otherwise specified as follows:__________________________
                                          [X] Option C (No Setoff)

ARTICLE 8

                                       8.1 Party A Credit Protection:

Credit and Collateral Requirements        (a) Financial Information:
                                              [ ] Option A
                                              [ ] Option B  Specify:

                                          [X] Option C Specify: (1) All financial reports of any kind  distributed to the holders of any  bonds issued by DWR under Water Code Section 80130 et seq.
                                              (the "Bonds"). (2) Annual audit, annual budget and all financial  information sent to any seller  under a power purchase agreement;  Party B shall use reasonable commercial efforts to periodically  prepare and make available to all sellers under power sales agreements, but not more frequently  than quarterly, financial  information reasonably intended to apprise all such sellers of the financial condition of the Fund.

                                          (b) Credit Assurances:

                                                [X] Not Applicable
                                                [ ] Applicable

                                          (c) Collateral Threshold:

                                                [X] Not Applicable
                                                [ ] Applicable

                                       If applicable, complete the following:

                                       Party B Collateral Threshold:___________; provided, however, that Party  B's
                                       Collateral  Threshold shall be zero if an Event of Default or Potential Event of
                                       Default with respect to Party B has occurred and is continuing.

                                       Party B Independent Amount: $ N/A
                                       Party B Rounding Amount: $ N/A
                                       (d) Downgrade Event:
                                          [E] Not Applicable
                                          [ ] Applicable

                                       If applicable, complete the following:

                                          [ ]
                                          [ ] Other:
                                              Specify:____________________________________

                                       (e) Guarantor for Party B: N/A

                                              Guarantee Amount: $ N/A

                                       8.2 Party B Credit Protection:

                                          (a) Financial Information:

                                                [ ] Option A
                                                [X] Option B Calpine Corporation
                                                [ ] Option C Specify:

                                          (b) Credit Assurances:

                                                [X] Not Applicable
                                                [ ] Applicable

                                          (c) Collateral Threshold:

                                                [ ] Not Applicable

                                                [ ] Applicable

                                       If applicable, complete the following:

                                       Party A Collateral Threshold: _______; provided, however, that Party A' s Collateral
                                       Threshold shall be zero if an Event of Default or Potential Event of Default with respect to Party A has occurred and is continuing.

                                       Party A Independent Amount: $ N/A
                                       Party A Rounding Amount: $ N/A
                                       (d) Downgrade Event:

                                           [X]   Not Applicable
                                           [ ]   Applicable

                                       If applicable, complete the following:

                                          [ ]
                                          [ ] Other:
                                              Specify:____________________________________

                                       (e) Guarantor for Party A: Calpine Corporation ("Corporation")

                                                Guarantee Amount: From time to time, with respect to each Transaction hereunder, the guarantee under which Corporation is liable for an amount up to the greater of (a) the amount of the Termination Payment and any other payment payable by Party A at such time in the event such
                                                Transaction were terminated and Party A were the Defaulting Party and
                                                (b) $12,500,000 (or in the case of Calpine 3, the amount of any unearned capacity payment that has been paid in advance)(the amount specified in clause (b) being the "Minimum Amount").

ARTICLE 10

Confidentiality                        [ ] Confidentiality Applicable      If not checked, inapplicable.

SCHEDULE M                             [ ] Party A is a Governmental Entity or Public Power System
                                       [X] Party B is a Governmental Entity or Public Power System
                                       [ ] Add Section 3.6. If not checked, inapplicable
                                       [ ] Add Section 8.4. If not checked, inapplicable

OTHER CHANGES                          Specify, if any: The following changes shall apply:

      (a) DEFINITIONS. (1) Sections 1.6, 1.24, 1.28, 1.33, 1.34, 1.35, 1.36,
      1.43, 1.44, 1.48 and 1.56 are amended by deleting the text in each of such sections and substituting therefore "[Intentionally omitted.]"

      (2) Section 1.11 is amended by adding the following sentence at the end of the current definition: "The Non-Defaulting Party shall use commercially reasonable efforts to mitigate or eliminate these Costs."

      Section 1.23 is amended by deleting the text thereof and substituting the following: Force Majeure" means an event or circumstance which prevents one Party from performing its obligations under one or more Transactions, which event or circumstance was not reasonably foreseeable as of the date the Transaction was agreed to, which is not within the reasonable control of, or the result of the negligence of, the Claiming Party, and which, by the exercise of due diligence, the Claiming Party is unable to overcome or avoid or cause to be avoided, including, but not limited to: shortages of materials or supplies (except if caused by Seller's failure to maintain sufficient inventories and stores of spare parts), strikes or labor disruptions (except strikes or labor disputes resulting from unsafe working environment or unfair labor practices), interruptions of fuel supply, water supply or transmission, damages or breakdown of machinery, drought, flood, earthquake, storm, fire, lightning, epidemic, war, riot, civil disturbance, sabotage, inability to obtain and maintain applicable governmental approvals from a governmental authority resulting solely from the enactment, repeal or amendment in any applicable law or in the interpretation or application of any applicable law by such governmental authority, in each case occurring after the effective date hereof, or the failure of such governmental authority to comply with statutorily mandated permitting time requirements. Force Majeure shall not include any events such as, but not limited to, events arising from the failure to operate and maintain the Project in accordance with Prudent Industry Practices; economic factors including the price of gas or gas transmission, curtailment of interruptible gas transportation if firm gas transportation is available or the cost of variable and fixed operation and maintenance costs; events that merely increase the cost of a Party's performance; failure of third parties to provide goods or services essential to a Party's performance except to the extent caused by an event of Force Majeure; or the inability of a Party to obtain financing. If the Claiming Party is a Governmental Entity, Force Majeure does not include any action taken by the Governmental Entity in its governmental capacity. The definition of "Force Majeure" with respect to a particular Transaction may be varied by the Confirmation relating to such Transaction.

      (3)   Section 1.59 is amended by changing "Section 5.3" to "Section 5.2."

      (4)   Sections 1.62 through 1.71 are added to Article One as follows:

      1.62 "Fund" means the Department of Water Resources Electric Power Fund established by Section 80200 of the Water Code.

      1.63 Forced Outage" means forced outage or forced derating (as defined in the NERC Generating Unit Availability Data System (GADS) Forced Outage reporting guidelines) of a generating unit (but only, in the case of a partial forced outage or force derating, to the extent thereof). This definition shall supercede any other definition of Forced Outage used elsewhere in this Agreement or in any Transaction or Confirmation.

      1.64 "Market Quotation Average Price" shall mean the average of the good faith quotations solicited from not less than three (3) Reference Market-makers; provided, however, that the Party soliciting such quotations shall use commercially reasonable efforts to obtain good faith quotations from at least five (5) Reference Market-makers and, if at least five (5) such quotations are obtained, the Market Quotation Average Price shall be determined disregarding the highest and lowest quotations.

      1.65  "Market Value" shall have the meaning set forth in Section 5.3.

      1.66 "Per Unit Market Price" means the applicable price per MWh determined in accordance with Section 5.3.

      1.67 "Prudent Industry Practices" shall mean those practices, methods and acts engaged in or approved by a significant portion of the independent electric power industry which, in the exercise of reasonable judgment at the time the decision was made, would reasonably have been expected to achieve the desired results consistent with good business practices, reliability criteria, safety considerations and expediency; provided, however, that Prudent Industry Practices is not limited to any particular practice or practices, but instead includes a range of acceptable practices methods and acts.

      1.68 "Qualified Electric Corporation" means an electrical corporation, as defined by the Act, whose long-term unsecured senior debt is rated BBB or better by Standard & Poor's Corporation and Baa2 or better by Moody's Investor Services.

      1.69 "Reference Market-maker" means any marketer, trader or seller of or dealer in firm energy products whose long-term unsecured senior debt is rated BBB or better by Standard & Poor's and Baa2 or better by Moody's Investor Services.

      1.70 "Replacement Agreement" means any agreement identical to this Agreement excluding Schedule M and such other provisions as may be specifically excluded from a Replacement Agreement pursuant a Confirmation, together with such additional changes as Party A and Party B shall mutually agree. Such Replacement Agreement shall state that it is a Replacement Agreement within the meaning of this Agreement and that it constitutes a novation for which there is adequate consideration.

      1.71 "Replacement Contract" means a contract having a term, quantity, delivery rate, delivery point and product substantially similar to the remaining term, quantity, delivery rate, Delivery Point and Product to be provided under a Transaction.

      1.72 "Trust Estate" means all revenues under any obligation entered into, and rights to receive the same, and moneys on deposit in the Fund and income or revenue derived from the investment thereof.

(b) TRANSACTIONS. All Transactions shall be in writing and this agreement may not be orally amended or modified, including by Recording pursuant to Section 2.5.

(c) GOVERNING TERMS. Section 2.2 is amended by adding the following sentence at the end of the current section:

      "Notwithstanding any other provision of this Agreement or any Confirmation entered into hereunder, each Transaction shall be treated as a stand-alone Transaction and accordingly (a) provisions in the Master Agreement referring to offsetting, netting suspension or exercise of remedies among multiple Transactions shall not be applicable, (b) an Event of Default or Potential Event of Default with respect to a Transaction shall not independently constitute an Event of Default or Potential Event of Default under any other Transaction and (c) subject to the requirements of this Agreement relating to assignment, each Transaction may be separately assigned or pledged. Each Transaction Confirmation shall be considered a separate contract between Party A and Party B (or, to the extent applicable, their respective successors and assigns) into which the terms and conditions of this Master Agreement have been incorporated. No provision of any Confirmation entered into pursuant to Section 2.4 with respect to a Transaction shall affect any other Transaction."

(d) INTENT OF PARTIES; CONDITIONS PRECEDENT. Section 3.7 is added to the Agreement as follows:

      3.7 Intent of Parties: Effectiveness of Agreement, (a) It is the intent of the Parties that this Amended and Restated Master Power Purchase and Sale Agreement and the amended and restated Transaction Confirmations being executed concurrently herewith constitute amendments and novations of the Amended and Restated Master Power Purchase and Sale Agreement dated as of February 26, 2001 and the Transaction Confirmations subject thereto, including the confirmation dated February 6, 2001 (the "Existing Agreements"), and "Priority Long Term Power Contracts" under the Rate Agreement described in Section 3. 17.

      (b) The Amended and Restated Master Power Purchase and Sale Agreement and the amended and restated Transaction Confirmations being executed concurrently herewith shall be effective May 1, 2002. The Existing Agreement shall continue in full force and effect until April 30, 2002.

(e) EVENTS OF DEFAULT. (a) Section 5.l(c) is amended to read as follows:

      "(c) the failure to perform any material covenant or obligation set forth in this Agreement (except to the extent constituting a separate Event of Default and except for such Party's obligations to deliver or receive the Product, the exclusive remedy for which is provided in Article Four unless otherwise provided in a Confirmation with respect to a Transaction) if such failure is not remedied within thirty (30) days after written notice, or, if such failure cannot, with the exercise of commercially reasonable efforts and due diligence, be cured within such thirty (30) day period, such additional period, not to exceed sixty (60) days in total, as may be reasonably necessary to cure such failure; provided, however, that such cure periods may be varied with respect to a particular Transaction by the Confirmation related thereto; provided, further, however, that the cure periods set forth in this Section 5.1(c) shall not be in addition to any cure periods with respect to a particular Transaction or particular provisions thereof as expressly set forth in the Confirmation related thereto, such cure periods as may be expressly set forth in a Confirmation with respect to a particular Transaction or particular provisions thereof being the exclusive cure periods for defaults to which they apply under such Transaction."

(b) The following language shall be deleted from Section 5.1(g): ", or becoming capable at such time of being declared."

(f) DECLARATION OF AN EARLY TERMINATION DATE AND CALCULATION OF TERMINATION PAYMENT.

(1) Section 5.2 is replaced in its entirety by the following: "If an Event of Default with respect to a Defaulting Party shall have occurred and be continuing with respect to a particular Transaction (the "Defaulted Transaction"), the other Party (the "Non- Defaulting Party") shall have the right (i) to designate a day, no earlier than the day such notice is effective and no later than 20 days after such notice is effective, as an early termination date ("Early Termination Date") to liquidate and terminate the Defaulted Transaction (each referred to as a "Terminated Transaction") between the Parties, (ii) withhold any payments due to the Defaulting Party under this Agreement with respect to the Defaulted Transaction, and (iii) suspend performance with respect to the Defaulted Transaction. In addition to any Termination Payment hereunder, if Party A is the Defaulting Party, then Party A shall return to Party B the unearned portion of any payment that Party B has paid in advance, including without limitation, the unearned portion of any annual capacity payment. The Non-Defaulting Party shall be entitled to a payment upon termination of a Defaulted Transaction as the result of an Event of Default (the "Termination Payment") which shall be the aggregate of the Market Value and Costs calculated in accordance with Section 5.3 which shall be paid no later than one hundred eighty (180) days after receipt of written notice of an Early Termination Date, together with interest on such Termination Payment from the date of such notice through the date of payment at an annual rate equal to the "Prime Rate" published in the Wall Street Journal under "Money Rates" (as such rate may be adjusted from time to time), but not in excess of the maximum rate permitted by law. Prior to receipt of such notice of termination by the Defaulting Party, the Non-Defaulting Party may exercise any remedies available to it at law or otherwise, including, but not limited to, the right to seek injunctive relief to prevent irreparable injury to the Non-Defaulting Party. An Event of Default with respect to one Transaction shall not, in and of itself, constitute an Event of Default with respect to another Transaction or give the Non-Defaulting Party the right to terminate any Transaction other than the Defaulted Transaction. If Party B is the Defaulting Party, the unearned portion of any payment that Party B has paid in advance, including without limitation, the unearned portion of any annual capacity payment shall off set any Termination Payment. "

(2) The following shall be added to the end of Section 5.2 (as amended by clause
(1) immediately above): "Notwithstanding the other provisions of this Agreement, if the Non-Defaulting Party has the right to liquidate or terminate a Transaction under this Agreement under the provisions of this Article 5 because the Defaulting Party either (a) is the subject of a bankruptcy, insolvency, or similar proceeding, or (b) applies for, seeks, consents to, or acquiesces in the appointment of a receiver, custodian, trustee, liquidator, or similar official for all or a substantial portion of its assets, then such Transaction shall automatically terminate, without notice, as if the Early Termination Date was the day immediately preceding the events listed in Section 5.1."

(3) Section 5.3 is replaced in its entirety by the following:

      "5.3. Termination Pavment Calculations. The Non-Defaulting Party shall calculate the Termination Payment as follows:

      (a) Market Value shall be (i) in the case Party B is the Non-Defaulting Party, the present value of the positive difference, if any, of (A) payments under a Replacement Contract based on the Per Unit Market Price, and (B) payments under this Agreement, or (ii) in the case Party A is the Non-Defaulting Party, the present value of the positive difference, if any, of (A) payments under this Agreement, and (B) payments under a Replacement Contract based on the Per Unit Market Price, in each case using the Present Value Rate as of the time of termination (to take account of the period between the time notice of termination was effective and when such amount would have otherwise been due pursuant to the relevant transaction). The "Present Value Rate" shall mean the sum of 0.50% plus the yield reported on page "USD" of the Bloomberg Financial Markets Services Screen (or, if not available, any other nationally recognized trading screen reporting on-line intraday trading in United States government securities) at 11:00 a.m. (New York City, New York time) for the United States government securities having a maturity that matches (or most closely approximates) the average remaining term of this Agreement. It is expressly agreed that the Non-Defaulting Party shall not be required to enter into a Replacement Contract in order to determine the Termination Payment.

      (b) To ascertain the Per Unit Market Price of a Replacement Contract with a term of less than one year, the Non-Defaulting Party may consider, among other valuations, quotations from leading dealers in energy contracts, the settlement prices on established, actively traded power exchanges, other bona fide third party offers and other commercially reasonable market information.

      (c) To ascertain the Per Unit Market Price of a Replacement Contract with a term of one year or more, the Non-Defaulting Party shall use the Market Quotation Average Price; provided, however, that if there is an actively traded market for such Replacement Contract or if the Non-Defaulting Party is unable to obtain reliable quotations from at least three (3) Reference Market-makers, the Non-Defaulting Party shall use the methodology set forth in paragraph (b).

      (d) In no event, however, shall a party's Market Value or Costs include any penalties, ratcheted demand charges or similar charges imposed by the Non-Defaulting Party.

      If the Defaulting Party disagrees with the calculation of the Termination Payment and the parties cannot otherwise resolve their differences, the calculation issue shall be submitted to dispute resolution as provided in
      Section 10.12 of this Agreement. Pending resolution of the dispute, the Defaulting Party shall pay the undisputed portion of the Termination Payment calculated by the Non-Defaulting Party no later than one hundred eighty (180) days after receipt of written notice of an Early Termination Date and shall pay any unpaid disputed amount determined to be due by the later of (i) one hundred eighty (180) days after receipt of written notice of an Early Termination Date and (ii) fifteen (15) days after resolution of the dispute."

(4) Sections 5.4, 5.5, 5.6, 6.7 and 6.8 are amended by deleting the text in each of such sections and substituting therefor "[Intentionally omitted.]"

(5) Section 5.7 is revised by replacing "any or all Transactions" in clause (i) thereof with "the Defaulted Transaction."

(g) GOVERNMENTAL CHARGES. The following sentence shall be added to the end of
Section 9.2:

                        "Seller shall be entitled to pass through to Buyer any liability, loss, cost, damage and expense, including gross-up (collectively, "Expense"), arising out of a tax or other imposition enacted by the California state legislature after the date of this Agreement that is not of general applicability and is instead directed at the generation, sale, purchase, ownership and/or transmission of electric power, natural gas and/or other utility or energy goods and services, but only insofar as the Expense in question relates to a Transaction hereunder or reflects an increase in Seller's cost of service in connection therewith. Buyer shall be entitled to the benefit of a reduction of or credit with respect to any such tax or other imposition enacted by the California state legislature after the date of this Agreement, but only insofar as such reduction or credit relates to a Transaction hereunder or reflects a decrease in Seller's cost of service in connection therewith. In the event any such tax or other imposition in enacted after the date of this Agreement, or there occurs any reduction of or credit with respect to same, then, without prejudice to the rights of Seller and Buyer under this paragraph, Seller and Buyer shall attempt to reach agreement on appropriate adjustments to the contract price (either the energy price or the capacity charge, depending on the nature of the tax or imposition) in order to reasonably compensate the Seller or Buyer, as the case may be, for the Expense in question or the reduction or credit with respect to same, as the case may be."

(h) REPRESENTATIONS AND WARRANTIES.

      (1) The following language shall be deleted from the new subsection (a) to
      Section 10.2: (i) the phrase "or any of its Affiliates" in Section 10.2(vi), and (ii) the phrase "or Potential Event of Default" in Section 10.2(vii).

      (2) Party B shall not be deemed to make the representations set forth in clauses (ix) and (xi) of the new subsection (a) of Section 10.2.

(i) INDEMNITY. The phrase "To the fullest extent allowed by law" is added at the beginning of the first two sentences of Section 10.4, and the following sentence is added at the end of Section 10.4: "To the extent that either Party is excused by law from the foregoing indemnity obligations, the other Party shall also be excused to the same extent."

(j) ASSIGNMENT. (1) The phrase "(A) if the guaranty provided by the Guarantor remains in effect with respect to such assignee or (B)" is inserted in clause
(ii) of Section 10.5 after the phrase "transfer or assign this Agreement to an affiliate of such Party."

(2) Insert the phrase "(or, with respect to clause (iv), Party B)" after the phrase "provided, however, either Party" in the third line of Section 10.5, insert the phrase "(except with respect to clause (iv), for which consent will be required to the extent provided therein)" after "without the consent of the other Party" on the third and fourth lines of Section 10.5, and add the following clause (iv) in the first proviso in Section 10.5: "or (iv) transfer and assign this Agreement to (A) another governmental entity created or designated by law for the purpose of carrying out Party B's obligations under this Agreement and similar agreements with other sellers of power to Party B and under the Bonds if Party B demonstrates to Party A's reasonable satisfaction that such transfer will not adversely affect Party A's right to or likelihood of payment and will not otherwise have a material adverse impact on Party A, or (B) a privately owned utility company if (1) such company's long term senior unsecured indebtedness is rated at least A by Standard & Poor's and A2 by Moody's Investors Services, (2) such assignment is made as part of a general assignment of all or substantially all of the power purchase agreements relying on the Fund to one or more privately owned utility companies, and (3) Party A is satisfied in its sole discretion that such assignment will not have a material adverse effect on the performance of Party B's obligations hereunder or on any federal, state or local regulatory or other governmental requirements relating to Party A;"

      (3) Add the following proviso to the end of Section 10.5: "; provided, further, however, that in the event this Agreement is pledged or assigned to a bond trustee pursuant to clause (i) as collateral for bonds issued by Party B, such bond trustee shall not be required to agree in writing to be bound by the terms and conditions hereof, but any person or entity that succeeds to Party B's rights with respect to the Fund or that acquires Party B's rights to receive Products under this Agreement, whether by foreclosure or otherwise, shall be bound, and shall be required to agree in writing to be bound, by the terms and conditions of this Agreement."

      (4) The provisions of Section 10.5(i), (ii) and (iii) of the Master Agreement may be applied separately to each Transaction. Party B agrees to enter into a consent to the collateral assignment of any Transaction pursuant to
Section 10.5(i) of the Master Agreement in substantially the form of Schedule 1 attached hereto

(k) NOVATION. At the end of Section 10.5, add the following: "Notwithstanding the foregoing limitations on assignment, at any time after January 1, 2003, Party A shall, upon the written request of Party B, enter into a Replacement Agreement with one or more Qualified Electric Corporations. This Agreement shall terminate upon execution of the Replacement Agreement except for such provisions that survive the termination of this Agreement by their terms as set forth in a Confirmation with respect to a Transaction. The execution of the Replacement Agreement shall constitute a novation that shall relieve Party B of any liability or obligation arising after the date of termination of this Agreement. Party A's obligation to enter into a Replacement Agreement shall be subject to the condition precedent that the California Public Utilities Commission shall have conducted a just and reasonable review under Section 451 of the Public Utilities Code with respect to such Replacement Agreement and shall have issued an order determining that the charges under such Replacement Agreement are just and reasonable."

(l) GOVERNING LAW. In Section 10.6, "New York" shall be replaced with "California".

(m) DISPUTE RESOLUTION. Add a new section 10.12 to Article 10 as follows:

      10.12 Dispute Resolution.

            (a) If a dispute shall arise between the Parties relating to the interpretation of this Agreement or to performance of any Transaction under it, the Party desiring resolution of the dispute shall notify the other Party in writing. The notice shall set forth the matter in dispute in reasonable detail and a proposed solution.

            (b) The Parties shall attempt to resolve any dispute within 10 calendar days after delivery of the written notice referred to above. Any disputes not so resolved shall be referred by each Party to an officer (or the officer's designee) for resolution. If the Parties fail to reach an agreement within 10 days after such referral, each Party shall have the right to pursue any and all remedies provided in this Agreement and as afforded by law.

            (c) The existence of any dispute or controversy under this Agreement or the pendancy of the dispute settlement or resolution procedures set forth herein shall not in and of themselves relieve or excuse either Party from its ongoing duties and obligations under this Agreement.

            (d) The forum and venue for all actions related to the matters which are the subject of this Agreement shall be a court of competent jurisdiction in the County of Sacramento, State of California.

(n) GENERAL. (1) The phrase "Except to the extent herein provided for," shall be deleted from the fourth sentence of Section 10.8, and the phrase "and this agreement may not be orally amended or modified, including by Recording pursuant to Section 2.5" shall be added to the end of such fourth sentence.

            (2) For the avoidance of doubt, it is understood and agreed that (a) wherever this Agreement or any Transaction Confirmation refers to Party A's generating assets, such reference includes generating assets owned or controlled by Party A or by its Affiliates that are direct or indirect wholly-owned subsidiaries of Calpine Corporation, and (b) any obligations of Party A under this Agreement or the Transactions entered into hereunder to operate or maintain certain generating assets or to deliver energy from certain generating assets may also be performed by any such Affiliate that owns or controls, or that is responsible for the operation or maintenance of, the generating assets in question, in satisfaction of such obligations of Party A; provided, however, that nothing in this Section (n)(2) shall be deemed to relieve Party A from, or otherwise modify or diminish, Party A's obligations under this Agreement or any Transaction Confirmation hereunder except to the extent expressly so provided herein or therein.

(o) ADDITIONAL PROVISIONS. New Sections 10.15 and 10.16 are added to Article 10 as follows:

            10.15. No Dedication of Facilities. Party A's undertaking hereunder shall not constitute the dedication of the electric system or any portion thereof of Party A to the public or to the other Party, and it is understood and agreed that any undertaking under this Agreement by Party A shall cease upon the termination of Party A's obligations under this Agreement. The foregoing provision shall not impair the Parties' ability to enter into Transactions providing for the delivery of "Unit Firm" or "System Firm" Products.

            10.16. No Retail Services; No Agency. (a) Nothing contained in this Agreement shall grant any rights to or obligate Party A to provide any services hereunder directly to or for retail customers of any person.

            (b) In performing their respective obligations hereunder, neither Party is acting, or is authorized to act, as agent of the other Party.

(p) SCHEDULE M. Schedule M shall be amended as follows:

      (1) In Section A, "Act" will mean those sections of the California Water Code authorizing, establishing and empowering the Department of Water Resources, including Division 27 (beginning with Section 80000) of the Water Code, and the definition of "Special Fund" shall be replaced by the following: "Special Fund" means the Fund.

      (2) In Section A, the definition of "Governmental Entity" shall be amended by replacing the current language with the following: "Governmental Entity" means the State of California Department of Water Resources.

      (3) In Section B, the following phrase is added before the phrase "in its governmental capacity": "or by the State of California or any of its agencies, departments, instrumentalities or subdivisions".

      (4) Delete all references to "Public Power System" in Schedule M.

      (5) In Section D, delete Section 3.5 and replace it with the following:

            "3.5 No Immunity Claim. California law authorizes suits based on contract against the State or its agencies, and Party B agrees that it will not assert any immunity it may have as a state agency against such lawsuits filed in state court."

      (6) In Section G, specify that the laws of the State of California will apply.

      (7) Add a new Section H, which shall read as follows:

            "3.8 No Reduction of Payments. Section Party B covenants and agrees that it will not take any action that will reduce the payments required to be made by the Party B hereunder or that prevents Party A from collecting such payments from Party B or that prevents the Party B from making such payments to Party A hereunder.

      (8) Add a new Section I, which shall read as follows:

            "3.9. Payments Under Agreement an Operating Expense. Payments under this Agreement shall constitute an operating expense of the Fund payable prior to all bonds, notes or other indebtedness secured by a pledge or assignment of the Trust Estate or payments to the general fund."

      (9) Add a new Section J, which shall read as follows:

            "3.10. Rate Covenant: No Impairment. In accordance with Section 80134 of the Water Code, Party B covenants that it will, at least annually, and more frequently as required, establish and revise revenue requirements sufficient, together with any moneys on deposit in the Fund, to provide for the timely payment of all obligations which it has incurred, including any payments required to be made by Party B pursuant to this Agreement. As provided in Section 80200 of the Water Code, while any obligations of Party B pursuant to this Agreement remain outstanding and not fully performed or discharged, the rights, powers, duties and existence of Party B and the Public Utilities Commission shall not be diminished or impaired in any manner that will affect adversely the interests and rights of Party A under this Agreement."

      (10) Add a new Section K, which shall read as follows:

            "3.11. No More Favorable Terms. Party B shall not provide in any power purchase agreement payable from the Trust Estate for (i) collateral or other security or credit support with respect thereto,
            (ii) a pledge or assignment of the Trust Estate for the payment thereof, or (iii) payment priority with respect thereto superior to that of Party A, without in each case offering such arrangements to Party A."

      (11) Add a new Section L, which shall read as follows:

            "3.12. Sources of Payment; No Debt of State. Party B's obligation to make payments hereunder shall be limited solely to the Fund. Any liability of Party B arising in connection with this Agreement or any claim based thereon or with respect thereto, including, but not limited to, any Termination Payment arising as the result of any breach or Potential Event of Default or Event of Default under this Agreement, and any other payment obligation or liability of or judgment against Party B hereunder, shall be satisfied solely from the Fund. NEITHER THE FULL FAITH AND CREDIT NOR THE TAXING POWER OF THE STATE OF CALIFORNIA ARE OR MAY BE PLEDGED FOR ANY PAYMENT UNDER THIS AGREEMENT. Revenues and assets of the State Water Resources Development System shall not be liable for or available to make any payments or satisfy any obligation arising under this Agreement."

      (12) Add a new Section M, which shall read as follows:

            "3.13. Collection Efforts. Party B agrees that it will exercise all rights and use all remedies available to it to collect from retail end use customers all amounts necessary to fund Party B's revenue requirements described in Section 80134 of the Water Code or otherwise owed to Party B for such power."

      (13) Add a new Section N, which shall read as follows:

            "3.14. Application of Government Code and the Public Contracts Code. Party A has stated that, because of the administrative burden and delays associated with such requirements, it would not enter into this Agreement if the provisions of the Government Code and the Public Contracts Code applicable to state contracts, including, but not limited to, advertising and competitive bidding requirements and prompt payment requirements would apply to or be required to be incorporated in this Agreement. Accordingly, pursuant to Section 80014(b) of the Water Code, Party B has determined that it would be detrimental to accomplishing the purposes of Division 27 (commencing with Section 80000) of the Water Code to make such provisions applicable to this Agreement and that such provisions and requirements are therefore not applicable to or incorporated in this Agreement."

      (14) Add a new Section O, which shall read as follows:

            "3.15. Effect on Fund. Party B agrees that it will not take any actions with respect to the Fund which materially and adversely affects the ability of Party B to pay and perform all of its obligations under this Agreement, including all Transactions hereunder; provided, however, that any actions taken by Party B or a bond trustee in accordance with the provisions of the resolution or indenture providing for the issuance of the Bonds shall not be considered a breach or violation of this provision. "

      (15) Add a new Section P, which shall read as follows:

            "3.16. Actions With Respect to Section 3.10. In addition to any other remedies available to Party A, Party A may, in its sole discretion, seek to enforce the provisions of Section 3.10 by an action for mandamus or specific performance, and the exercise of such remedy shall not require any demonstration of irreparable injury by Party A or of the inadequacy of a remedy at law."

(q) SCHEDULE P. The definition of "Firm (LD)" in Schedule P shall be amended by adding the following language at the end of the existing definition: "The Firm
(LD) Product may be provided in the California market as a schedule coordinator to schedule coordinator transaction pursuant to the applicable tariff and protocol provisions of the California Independent System Operator ("CAISO") tariff, as amended from time to time, or a successor or replacement tariff, for which the only excuse for failure to deliver or receive is an "Uncontrollable Force" as defined in the CAISO tariff."

(r) CAISO AND WSCC. References to CAISO and WSCC shall include their successors. Scheduling standards of each Transaction must conform to the requirements of the CAISO or its successor.

(s) INVOICES. Party A shall provide invoice data to Party B, disaggregated by transaction components, in a template format to be specified by Party B.

(t) GUARANTEES. As soon as reasonably practicable following the effective date of this Amended and Restated Master Power Purchase and Sale Agreement, Party A shall cause Corporation to execute and deliver to Party B its guarantees of each of the Transactions, each such guarantee to be in an amount equal to the Minimum Amount. Thereafter, on or about the first business day of each calendar quarter, either Party A or Party B may deliver to the other Party its written calculation of the Termination Payment, calculated in accordance with Section 5.3 hereof, payable by Party A as of such date in connection with any Transaction in the event such Transaction were terminated as of such date and Party A were the Defaulting Party. If either Party delivers such a calculation, such Party shall also deliver to the other Party such supporting data and information as the other Party may reasonably request to evaluate such calculation and, if the other Party reasonably disputes such calculation, such dispute shall be resolved in accordance with Section 5.3. If, as of any such date, the Termination Payment with respect to any Transaction is greater or less than the amount of the corresponding guarantee then in effect, Party A shall cause Corporation to execute and deliver to Party B a new guarantee (or a supplement to the then-existing guarantee) increasing or decreasing, as the case may be, the amount guaranteed to an amount equal to such Termination Payment amount (but always at least equal to the Minimum Amount). If the amount of any guarantee is to be decreased, then, upon Party A's request (and delivery to Party B of a guarantee in the correct amount), Party B shall return to Party A any previously-delivered guarantee in a greater amount.

                     [The next page is the signature page.]

Effective May 1, 2002, this Master Agreement constitutes an amendment and restatement of the Master Power Purchase and Sale Agreement (Version 2.1; modified 4/25/00) made as of the following date: February 26, 2001.

IN WITNESS WHEREOF, the Parties have caused this Master Agreement to be duly executed as of the date first above written.

                                            Party B - State of California

Party A - Calpine Energy Services, L.P.     DEPARTMENT of Water Resources

By: /s/ E. James Macias                     By: /s/ Peter S. Garris
    --------------------------------            --------------------------------
Name: E. James Macias                          Name: Peter S. Garris
Title: Executive Vice President                Title: Deputy Director

                                                                      SCHEDULE 1

                              CONSENT AND AGREEMENT

      This CONSENT AND AGREEMENT ("Consent and Agreement") is entered into as of [INSERT THE EXECUTION DATE], among California Department of Water Resources, acting solely under the authority and powers created by AB1-X, codified as Sections 80000 through 80270 of the California Water Code, and not under its powers and responsibilities with respect to the California State Water Resources Development System (the "Consenting Party"), [INSERT THE NAME OF THE AGENT FOR THE LENDERS], as agent on behalf of the lenders under the Loan Agreement (as defined below) (the "Assignee") and [Calipne Energy Services, L.P., a Delaware limited partnership] (the "Assignor").

      WHEREAS, subject to the terms of [INSERT THE NAME OF THE LOAN AGREEMENT], dated as of [INSERT THE EXECUTION DATE] among the Assignor, [INSERT NAME OF THE AGENT FOR THE LENDERS], as agent on behalf of the lenders [ENTER APPROPRIATE DESCRIPTION] (the "Lenders") (as the same may be amended, modified or supplemented from time to time, the "Credit Agreement"), the Lenders have agreed to make certain loans to the Assignor to enable the Assignor to finance the development, construction, operation and maintenance of the Project (as defined in the Credit Agreement);

      WHEREAS, pursuant to the Amended and Restated Master Power Purchase and Sale Agreement dated April _, 2002 [and that certain Amended and Restated Transaction Confirmation (Calpine __)] between Assignor and the Consenting Party (as the same may be amended, modified or supplemented from time to time, the "Assigned Agreement") [step-in rights to be excluded] the Consenting Party has agreed to purchase electric capacity and energy from Assignor; and

      WHEREAS, the Assignor is required to assign the Assigned Agreement to the Assignee as collateral security pursuant to [INSERT THE NAME OF THE SECURITY DOCUMENT], dated as of [INSERT THE EXECUTION DATE] between Assignor and Assignee (as the same may be amended, modified or supplemented from time to time, the "Security Agreement") and the Consenting Party has agreed pursuant to the Assigned Agreement to execute and deliver this Consent and Agreement to the Assignee.

      NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which hereby are acknowledged, the parties hereto agree as follows:

            Section 1: Definitions. Any capitalized term used but not defined herein shall have the meaning specified for such term in the Assigned Agreement.

            Section 2: Consent and Agreement, (a) The Consenting Party consents to and approves the assignment of the Assigned Agreement pursuant to the Security Agreement (i) to the Assignee as collateral security for the payment of all amounts payable by the Assignor under the Loan Documents, and (ii) to any nominee, transferee or assignee of, or successor to, the Assignee; a and (iii) to the subsequent transfer of the Assigned Agreement to any person in connection with the Assignee's or any successor transferee's exercise of its rights and remedies under the Credit Agreement and related documents following the occurrence of an Event of Default by the Assignor under the Credit Agreement.

            (b) The Assignee (and any successor transferee's) shall have no rights with respect to the Assigned Agreement until the transfer thereof to Assignee or a successor transferee. The Assignee's (and any successor transferee's) rights hereunder following transfer of the Assigned Agreement to Assignee or a successor transferee shall be subject to the conditions that (i) the Assignee, including any successor assignee, shall have assumed in writing all of the duties and obligations of the Assignor under the Assigned Agreement arising on or after the date of such assumption, and (ii) no default shall have occurred and be continuing under the Assigned Agreement except for any such default which has been cured or is in the process of being cured within the applicable cure period in accordance with Section 4.

            Section 3: No Current Defaults. The Consenting Party hereby acknowledges and agrees that as of the date hereof (a) the Assigned Agreement is in full force and effect as to the Consenting Party and there are no amendments, modifications or supplements thereto, either oral or written, (b) the Consenting Party has not assigned, transferred, pledged or hypothecated the Assigned Agreement or any interest therein except for a transfer, sale, pledge, encumbrance or assignment of a security interest solely to a bond trustee as security for payment of bonds issued by the Consenting Party, (c) the Consenting Party has no knowledge of any default by the Assignor in any respect in the performance of any provision of the Assigned Agreement or an event or condition which would, with the giving of notice or lapse of time or both, constitute a default under the Assigned Agreement and (d) none of the Assignor's rights under the Assigned Agreement have been expressly waived in writing by the Consenting Party.

Section 4: Notice of Assignor's Default and Termination. (a) Notwithstanding anything to the contrary contained in the Assigned Agreement, so long as any loans, letters of credit, commitments or other obligations are outstanding under the Credit

Agreement or any of the other Loan Documents and until the same have been terminated or satisfied in full, as the case may be, except as provided in the Assigned Agreement under [enumerate provisions] [Calpine 1: Special Condition
(3); Calpine 2: Special Condition (7); Calpine 3: Special Condition 13(g); and Calpine 4: Special Condition 12(g)], the Consenting Party shall not exercise any right it may have under the Assigned Agreement, at law or in equity, to cancel, suspend or terminate the Assigned Agreement or any of its obligations under the Assigned Agreement, other than as the result of any default or other action or omission of the Assignor; provided that the Consenting Party shall not, except as provided in the Assigned Agreement, exercise any such right that may arise as a result of a default or other act or omission of the Assignor without first giving a copy of a notice of default to the Assignee, such notice to be coupled with an opportunity to (i) cure any such default, action or omission within thirty (30) days after the last day of the cure period available to the Assignor in the Assigned Agreement (except with respect to payment defaults, which cure must be made within ten (10) days after the last day of the cure period available to the Assignor in the Assigned Agreement with respect to payment defaults), such cure period to commence upon receipt of notice by the Assignee),
(ii) if such Event of Default (other than a payment default) cannot reasonably be cured within 30 days, to commence in a diligent manner to cure the Event of Default if such Event of Default is capable of being cured (for so long as the Assignor diligently continues such efforts) or (iii) if such Event of Default (other than a payment default) cannot reasonably be cured without possession of the generating units that produce the Product (as defined in the Assigned Agreement) to commence in a diligent manner to prosecute efforts to gain possession of the generating units that produce the Product (for so long as the Assignor diligently continues such efforts); provided that the aggregate cure period available to the Assignee under (i), (ii) and (iii), together with the cure period available to the Assignor in the Assigned Agreement shall not exceed one hundred eighty (180) days (or, in the case of payment defaults, 15 days after notice is given to the Assignee) Consenting Party shall not be obligated to make any capacity payments to the Assignee under the Assigned Agreement while the Consenting Party is not receiving Product from the generating units referred to in the Assigned Agreement in accordance with the terms thereof. Consenting Party shall be entitled to a credit on future capacity payments for capacity payments made to Assignor that are allocable to any period after an Event of Default during which Consenting Party has not received Product under the Assigned Agreement.

      (b) [Applicable only to Calpine 3 and 4: An Event of Default under [Calpine 3: Special Condition 13(g); and Calpine 4: Special Condition 12(g)] cannot be cured. The Assignee or its designee may, but shall not be obligated to, preserve the Assigned Agreement by exercising the step-in rights set forth set forth in this subsection (b), subject to the terms and conditions thereof. Consenting Party will not terminate the Assigned Agreement so long as Assignee or its designee complies with the provisions of this subsection (b). If the Assignee or its designee elects to exercise its step-in rights with respect to the Assigned Agreement, upon the occurrence of an Event of Default under [Calpine 3: Special Condition 13(g); and Calpine 4: Special Condition 12(g)], Assignee or its designee shall within one hundred eighty (180) days after written notice to the Assignee of the occurrence of such Event of Default (i) gain control of the generating units that produce the Product, or the output thereof, either through foreclosure proceedings, appointment of a receiver or any other means to the exclusion of the Assignor, and (ii) shall assume Assignor's interest and obligations under the Assigned Agreement or become a party to a new agreement as provided in Section 7(a). To the extent Assignee or its designee succeeds to Assignor's interest under the Assigned Agreement or becomes a party to a new agreement as provided in Section 7(a), the second violation of [Calpine 3: Special Condition 13(g); and Calpine 4: Special Condition 12(g)] shall constitute an Event of Default thereunder.

            (c) Such notice of default, act or omission shall be in writing and shall be deemed to have been given (i) when presented personally to the Assignee at the address indicated below (or such other address as the Assignee may have specified by written notice delivered in accordance herewith), (ii) one (1) business day after being deposited for overnight delivery with a nationally recognized overnight courier service or such later date as demonstrated by a bona fide receipt therefor at the address indicated below (or such other address as the Assignee may have specified by written notice delivered in accordance herewith), (iii) when received by the Assignee, if deposited in a regularly maintained receptacle for the United States Postal Service, postage prepaid, registered or certified mail, return receipt requested, addressed to the Assignee at the address indicated below (or such other address as the Assignee may have specified by written notice delivered in accordance herewith) or (iv) when transmitted by telecopy to the number specified below and the receipt thereof is confirmed telephonically by the recipient, provided that such telecopy is then promptly followed by a copy of such notice delivered by a method specified in clauses (i), (ii) or (iii) immediately above.

            Notice to Assignee:

                 [INSERT NAME OF THE AGENT FOR THE LENDERS], as agent...

                 _____________________________________
                 _____________________________________

                 Attention: ________

                 Tel:_____

                 Fax:_______________

Except to the extent that automatic cancellation, suspension or termination occurs pursuant to the Assigned Agreement (including without limitation pursuant to Section [insert appropriate section references] [Calpine 1: Special Condition
(3); Calpine 2: Special Condition (7); Calpine 3: Special Condition 13(g); and Calpine 4: Special Condition 12(g)], of the Assigned Agreement, subject to subparagraph (b) above), no cancellation, suspension or termination of the Assigned Agreement by the Consenting Party, or any of the other actions taken by the Consenting Party under the Assigned Agreement, shall be binding upon the Assignee without such notice and the opportunity to cure during the applicable extended cure periods specified in this Section 4. The Assignee shall not be liable for the performance or observance of any of the obligations or duties of the Assignor under the Assigned Agreement, nor shall the assignment thereof give rise to any duties or obligations whatsoever on the part of the Assignee owing to the Consenting Party except that, insofar as the Assignee exercises any of its rights under the Assigned Agreement or makes any claims with respect to any payments, deliveries or other obligations under the Assigned Agreement, the terms and conditions of the Assigned Agreement, including related obligations, otherwise applicable in respect of such rights being exercised or such claims being made shall apply to the Assignee and require the Assignee's performance of such related obligations to the same extent as they would otherwise apply to the Assignor; provided, however, that Assignee or a successor transferee shall have no rights with respect to the Assigned Agreement until the transfer thereof to Assignee or a successor transferee and shall not exercise any rights or make any claims under the Assigned Agreement following transfer of the Assigned Agreement to Assignee or a successor transferee until Assignee shall have complied with
Section 2(b); provided, further, however, that neither any exercise of any rights nor any making of any claims by the Assignee or any nominee, transferee, assignor or successor to or of the Assignee shall prejudice the rights of the Consenting Party against the Assignor in respect of any obligations or liabilities of the Assignor under the Assigned Agreement (or any offsets or claims of the Consenting Party against the Assignor thereunder) occuring prior to the time such Person shall have acquired and assumed the rights and obligations of the Assignor thereunder. If the Assignee fails to cure or rectify the effect of a default, action or omission within the extended cure periods specified in this Section 4, the Consenting Party shall have all its rights and remedies with respect to such default, action or omission as set forth in the Assigned Agreement.

            Section 5: No Amendments Without Consent. The Consenting Party shall not amend the Assigned Agreement without the Assignee's prior written consent.

            Section 6: Payments to Revenue Account. The Consenting Party hereby agrees that, so long as any loans, letters of credit, commitments or other Obligations are outstanding under the Credit Agreement or any of the other Loan Documents and until the same have been terminated or satisfied in full, as the case may be, all payments to be made by the Consenting Party pursuant to the Assigned Agreement shall be made in lawful money of the United States of America, by check or in immediately available funds. The Assignor directs the Consenting Party to make and the Consenting Party hereby agrees to make all such payments (after giving effect to all netting and offset provisions, if any, set forth in the Assigned Agreement) pursuant to the Assigned Agreement directly to the Assignee, for deposit into the Revenue Account (Account No. __), or to such other person and/or at such other address or account as the Assignee may from time to time specify in writing to the Consenting Party.

            Section 7: Protection of Assignee. (a) Subject to the provisions of
Section 2(b), in the event that either (i) any of the Assignor's interest in the Project shall be sold, assigned or otherwise transferred pursuant to the exercise of any right,,power or remedy by the Assignee or pursuant to judicial proceedings, or (ii) the Assigned Agreement is rejected under Title 11, United States Code, or other similar Federal or state statute and such rejection is approved by the appropriate court or is otherwise effective pursuant to such statute, and in either such case the Assignee shall have arranged for the curing of any default, action or omission under the Assigned Agreement susceptible of being corrected by the Assignee or by a permitted purchaser at any judicial or non-judicial sale, then the Consenting Party shall, within fifteen (15) days after receipt of written request therefor, which request shall be made not more than thirty (30) days after the Assignee's receipt of notice-of the event described in clause (i) or (ii) above, as applicable, execute and deliver an agreement to the Assignee, or its nominee, permitted purchaser, assignee, or transferee, as the case may be, for the remainder of the term of the Assigned Agreement, and with substantially the same terms as are contained in the Assigned Agreement. References in this Consent and Agreement to "Assigned Agreement" shall be deemed also to refer to such new agreement. Such new agreement shall not be effective unless and until such defaults under the Assigned Agreement have been cured. It is the intent of the Parties that any such new agreement constitutes an amendment and novation of the Assigned Agreement and a "Priority Long Term Power Contract" under the Rate Agreement. Nothing herein shall relieve the Assignor from any obligations to the Consenting Party arising under the Assigned Agreement before or after the Consenting Party and the Assignee enter into any such new agreement.

      (b) In the event that Assignee elects to perform Assignor's obligations under the Assigned Agreement or succeeds to Assignor's interest under the Assigned Agreement or becomes party to a new agreement as provided in Section 7(a), the Consenting Party's recourse against Assignee (but not any subsequent purchaser, assignee or transferee) under the Assigned Agreement or such new agreement shall be limited to any guaranty or security provided in connection with the Assigned Agreement or new agreement and Assignee's interests in the generating units that produce the Product(s) sold under the Assigned Agreement or new agreement.

Assignee's recourse against Consenting Party under the Assigned Agreement or such new agreement shall be limited as set forth in the Assigned Agreement.

      (c) If Assignee or any successor transferee succeeds to Assignor's interest under the Assigned Agreement, Assignee or such successor transferee may substitute, in lieu of any guaranty provided on behalf of Assignor with respect to the Assigned Agreement, either (i) a guaranty from another entity whose long term unsecured senior debt is rated the greater of (x) at least BBB by Standard & Poor's and Baa2 by Moody's Investors Services, or (y) the rating of Consenting Party's bonds (excluding credit enhancement), or (ii) a letter of credit issued by a financial institution rated at least A by Standard & Poor's and A2 by Moody's Investors Services, each in the amount of the Termination Payment that would be payable to Consenting Party under the Assigned Agreement. In the event such substitution is made, the provisions of Section 5.1 (h) of the Master Agreement incorporated into the Assigned Agreement would only apply with respect to the substitute guaranty provided by or on behalf of Assignee or such other transferee.

            Section 8: Acknowledgment of Assignee's Obligations and Rights. The Assignee has no obligation hereunder to extend credit to the Consenting Party at any time for any purpose solely as a result or execution and delivery of this Consent and Agreement. The Assignee shall have no obligation to the Consenting Party under the Assigned Agreement until such time as the Assignee notifies the Consenting Party in writing of the Assignee's election to assume, or cause an assignee or designee to assume, the Assignor's obligations under the Assigned Agreement as contemplated in Section 2(a). If the Assignor defaults in the performance of any of its covenants to the Assignee in any of the Loan Documents, the Assignee shall have the right, inter alia, to (a) declare all amounts due to the Assignee under the Loan Documents immediately due and payable, (b) take possession of the Project and complete and operate the same,
(c) sell or otherwise transfer its interest in the Project to a permitted purchaser and any purchaser at such sale shall succeed to the Assignee's rights hereunder, provided that such permitted purchaser shall cure any defaults by the Assignor under the Assigned Agreement, and assume, or cause an assignee or designee to assume, and continue to perform the Assignor's obligations under the Assigned Agreement, and (d) provided that it or any designee or assignee thereof agrees to be bound by the terms and conditions of the Assigned Agreement as contemplated in Section 2(b), exercise all rights of the Assignor under the Assigned Agreement in accordance with the terms thereof. Without limiting the generality of the foregoing, if an Event of Default occurs and is continuing under any of the Loan Documents, the Assignee or any of its designees or assignees shall (provided that it or any designee or assignee thereof agrees to be bound by the terms and conditions of the Assignment Agreement as contemplated in Section 2(b)), upon notices thereof to the Consenting Party, have the full right and power to enforce directly against the Consenting Party all obligations of the Consenting Party under the Assigned Agreement and otherwise to exercise all remedies of the Assignor thereunder, and to make all demands and give all notices and make all requests required or permitted to be made by the Assignor under the Assigned Agreement and the Consenting Party shall have no liability to the Assignor for acting in response to demands and requests of the Assignee. The Assignee or any of its designees shall have the right, but not the obligation, to perform any act, duty or obligation required of the Assignor under the Assigned Agreement at any time prior to any assumption pursuant to Section 2(b) and nothing herein shall require the Assignee or any of its designees or assignees to cure any default, action or omission of the Assignor under the Assigned Agreement or to perform any act, duty or obligation of the Assignor under the Assigned Agreement prior to any such assumption pursuant to Section 2(b).

            Section 9: Binding Upon Successors. All agreements, covenants, conditions and provisions of this Consent and Agreement shall be binding upon and inure to the benefit of the successors and assigns of each of the parties hereto.

            Section 10: Captions. The captions or headings at the beginning of each Section of this Consent and Agreement are for convenience only and are not a part of this Consent and Agreement.

            Section 11: Governing Law. This Consent and Agreement shall be governed by and construed in accordance with the laws of the State of California.

            Section 12: Amendment. This Consent and Agreement may be modified, amended or rescinded only by writing expressly referring to this Consent and Agreement and signed by all the parties hereto.

            Section 13: Assignment of Claims. If the Assignee makes any payment to the Consenting Party pursuant to this Consent and Agreement or the Assigned Agreement originally required to be made by the Assignor, the Consenting Party shall, within ten (10) days after receipt of written request therefor, execute and deliver to the Assignee an assignment of the Consenting Party's claims against the Assignor for such payment in form and substance reasonably satisfactory to the Consenting Party and the Assignee.

            Section 14: Severability. Every provision of this Consent and Agreement is intended to be severable. If any term or provision hereof is declared by a court of competent jurisdiction to be illegal, invalid or unenforceable for any reason whatsoever, such illegality, invalidity or unenforceability shall not affect the other terms and provisions hereof, which terms and provisions shall remain binding and enforceable, and to the extent possible all of such other provisions shall remain in full force and effect.

            Section 15: Counterparts. This Consent and Agreement may be executed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

      IN WITNESS WHEREOF, each of the Consenting Party, Assignee and Assignor has duly executed this Consent and Agreement as of the date first above written.

                              CALIFORNIA DEPARTMENT OF WATER RESOURCES
                              [Insert Caption]

                              By: ______________________________________________
                              Name:
                              Title:

                              CALPINE ENERGY SYSTEMS, L.P.

                              By: ______________________________________________
                              Name:
                              Title:

                              [INSERT NAME OF THE AGENT FOR THE LENDERS], as agent...

                              By: ______________________________________________
                              Name:
                              Title:

                              By: ______________________________________________
                              Name:
                              Title:

                                                                  EXECUTION COPY

                    MASTER POWER PURCHASE AND SALE AGREEMENT
                    AMENDED AND RESTATED CONFIRMATION LETTER

      This amended and restated confirmation letter shall confirm the Transaction agreed to on April 22, 2002 and effective May 1, 2002 between Calpine Energy Services, L.P. ("Party A") and State of California Department of Water Resources with respect to its responsibilities pursuant to California Water Code Section 80000 et seq. regarding the Department of Water Resources Electric Power Fund separate and apart from its powers and responsibilities with respect to the State Water Resources Development System ("Party B") regarding the sale/purchase of the Product under the terms and conditions as follows:

Seller: Calpine Energy Services, L.P.

Buyer: State of California Department of Water Resources

Product:

[]    Into __________________, Seller's Daily Choice

[]

[]    Firm (No Force Majeure)

[]    System Firm

      (Specify System: ________________________________________________________)

[]    Unit Firm

      (Specify Unit(s): See "Special Conditions" below.)

[X]   Other

      Product 1: Firm (LD) at 100% load factor, 24 hours per day, 7 days per week. If delivered, Buyer must take and pay for energy.

      Product 2: Firm (LD), subject to and scheduled in accordance with "Special Conditions" below.

[]    Transmission Contingency (If not marked, no transmission contingency)

      []   FT-Contract Path Contingency     []     Seller      []      Buyer

      []   FT-Delivery Point Contingency    []     Seller      []      Buyer

      []   Transmission Contingent          []     Seller      []      Buyer

      []   Other transmission contingency

      (Specify: _______________________________________________________________)

Contract Quantity:

      Product 1:

                    May 1, 2002, - December 31, 2002: 350 MW
                    January 1, 2003 -December 31, 2003: 600MW
                    January 1, 2004 - December 31, 2009: 1000MW

      Product 2:

                    May 1, 2002 - May 31, 2002: 200MW on-peak hours
                    June 1, 2002 - June 30, 2002: 50MW on-peak hours
                    July 1, 2002 - May 31, 2003: 650MW on-peak hours
                    June 1, 2003 - December 31, 2003: 400MW on-peak hours and May 1, 2002 - December 31,2003: 400 MW off-peak hours

                    "On-peak hours" are the hours from the hour ending 0700 through the hour ending 2200, Monday through Saturday (except for official NERC holidays). "Off-peak hours" are all hours on Sunday and any other day that is a NERC holiday and the hours from the hour ending 0100 through the hour ending 0600, and the hour ending 2300 through the hour ending 0000) Monday through Saturday (excluding NERC holidays).

                    Contract Quantity for Product 2 is set forth on Schedule 1 for illustrative purposes.

                    (Above Contract Quantities, and the Contract Quantity for Product 2 as set forth on Schedule 1, are subject to "Special Conditions" below.) In the event of a conflict between the provisions of this Confirmation and Schedule 1, the provisions of this Confirmation shall prevail.

Delivery Point:  Any point or points designated by Seller on North Path
                 15, except as the Parties may otherwise agree. Seller may schedule one or more different delivery points on an hourly basis pursuant to CAISO protocols (or any successor protocols).

Contract Price

      Energy Price:

      Product 1:     $58.60 per MWh

      Product 2: For each month, Buyer shall pay Seller the Monthly Fuel Costs plus $1.50 per MWh scheduled by Buyer and delivered for variable operation and maintenance costs in arrears.

      Monthly Fuel Cost = sum of Daily Fuel Costs for each day in a given month; provided, however, that, if and to the extent that Buyer and Seller mutually agree on a fuel plan for supplying the fuel for Product 2, the Monthly Fuel Cost shall be the cost of fuel pursuant to such agreed fuel plan.

      Daily Fuel Cost = (7.75 Mmbtu/MWh x number of MWh scheduled during such day) x Daily Gas Index for such day (in $/Mmbtu)

      Daily Gas index = Price equal to the daily Midpoint price for PG&E Citygate for the applicable Flow Date as published in Platt's Gas Daily or successor publication mutually satisfactory to Buyer and Seller, plus all applicable PG&E local distribution company gas distribution charges in accordance with PG&E's tariff, plus all applicable PG&E tariff surcharges, if any.

      Other Charges:

      Product 1: N/A

      Product 2: A monthly capacity payment, payable in arrears, of $12.50 per kW-month times the on-peak capacity, for all Product 2 capacity.

      Capacity Payments for Product 2 are set forth on Schedule 1 for illustrative purposes.

      (Above capacity payments for Product 2, and the capacity payments set forth on Schedule 1, are subject to "Special Conditions" below.) In the event of a conflict between the provisions of this Confirmation and
      Schedule 1, the provisions of this Confirmation shall prevail.

      Delivery Period:

      Product 1: May 1, 2002 - December 31, 2009

      Product 2: May 1, 2002 - December 31, 2003

                    Special Conditions:

                    (1) See Cover Sheet to Master Agreement.

                    (2) (a) Notwithstanding anything to the contrary herein, Seller shall arrange and be responsible for transmission service to the Delivery Point, if any, and shall obtain Schedule Coordinator services necessary to deliver the Product to the Delivery Point.

                    (b) As to Product 2 only, Seller shall be responsible for all charges due to the CAISO, and entitled to receive all payments from the CAISO, related to schedule deviations; provided, however, if a schedule change is directed by Buyer, Buyer shall be responsible for all charges due to the CAISO, and entitled to receive all payments from the CAISO, related to such schedule deviations.

                    (3) (a) An Event of Default shall exist under this Transaction if Seller schedules through CAISO or delivers less than 95% of the Contract Quantity energy scheduled by Buyer in any two consecutive calendar months (the "Default Months"). For the purposes of the preceding sentence, deliveries shall include deliveries of Contract Quantity energy through the CAISO imbalance energy market as the result of any scheduling coordinator other than Seller failing to deliver under a schedule but shall not include the use by Seller of the CAISO uninstructed imbalance energy markets to effect a scheduled delivery of the Contract Quantity energy from any of its units except with respect to (i) any underdelivery resulting from a unit Forced Outage or Force Majeure events and where Seller has submitted a schedule change as soon thereafter as reasonably practical and (ii) any underdeliveries resulting from instructed deviations from schedules directed by Buyer or the CAISO.

                    (b) Seller shall (consistent with the requirements or definitions of CAISO or its successor) provide Buyer with revenue quality data daily with respect to all deliveries of Contract Quantity energy and allow Buyer upon reasonable notice to test all meters providing such data. Buyer shall have ten (10) days after the end of each month to determine whether Seller has scheduled or delivered 95% of the Contract Quantity energy scheduled by Buyer during such month in accordance with subsection (a). If Buyer does not respond within such ten (10) day period, Seller shall be conclusively deemed to have scheduled or delivered 95% of the Contract Quantity energy scheduled by Buyer during such month; provided, however, that such ten (10) day period shall be extended day for day for each day after the end of such month that Seller has not provided to Buyer revenue quality data daily with respect to all deliveries of Contract Quantity energy during such month or allowed Buyer to test meters providing such data.

                    Failures to schedule or deliver Contract Quantity energy for the purpose of subsection (a) shall not include any failures resulting from metering failure or malfunction that is not the result of Seller's negligence; provided that Seller shall act promptly to repair or replace any such meter.

                    (c) Upon occurrence of an Event of Default pursuant to this Special Condition 3, Buyer may elect to terminate this Transaction pursuant to Section 5.2 of the Master Agreement, obtain damages pursuant to Article IV of the Master Agreement or exercise any other remedies available to it under the Master Agreement. Except as otherwise set forth in this Special Condition 3, Buyer's sole remedy for Seller's failure to schedule or deliver Product shall be as set forth in Article IV of the Master Agreement. Buyer must exercise any right it may have to terminate this Transaction upon an Event of Default pursuant to this Special Condition 3 not later than 30 days after the close of the first calendar quarter following the Default Months.

                    (4) Upon request of Buyer, Seller will provide Buyer with sufficient information to enable Buyer to determine whether

                    Seller's scheduling coordinators are effecting delivery of scheduled Contract Quantity market energy purchases through the CAISO imbalance energy markets. Seller authorizes Buyer to obtain such information from CAISO as may be necessary to determine compliance with the provisions hereof or to determine whether Seller's scheduling coordinators are effecting delivery of scheduled Contract Quantity market energy purchases through the CAISO imbalance energy markets, and Seller hereby waives its right to object to CAISO providing such information to Buyer; provided, however, that Buyer shall only use such information for the purposes of monitoring Seller's compliance with the provisions hereof. The Parties elect to make Section 10.11 of the Master Agreement applicable to such information. Seller will not submit any negative decremental bids to CAISO with respect to the Contract Quantity unless mutually agreed nor claim unavailability of Seller-owned generating capacity based on Forced Outage or Force Majeure when in fact none exists.

Scheduling:

      Product 1:N/A

      Product 2: Conforming to CAISO and WSCC standards. Up to 100% of Contract Quantity may be scheduled by Buyer on a day-ahead basis. Buyer will schedule such day-ahead Contract Quantity by delivering a preliminary schedule to Seller by not later than 5:30pm PPT two days prior to the delivery date which preliminary schedule may be adjusted not later than 7:00am PPT on the day prior to the delivery date. Up to 30% of Contract Quantity may be scheduled by Buyer on an intraday basis upon notice one hour in advance of the CAISO intraday scheduling notice requirement or equipment limitations, whichever is greater. Buyer shall have no minimum purchase obligation for Product 2. Seller will attempt to mitigate any charges, if any, associated with system wide or customer specific Operational Flow Order or Emergency Flow Order conditions; provided, that such mitigation shall be at no cost to Seller. Buyer will be responsible for reimbursing Seller for such charges assessed by PG&E or its successor for such conditions that cannot be reasonably mitigated by Seller without cost to Seller. Buyer may change the scheduled Contract Quantity from one hour to the next in an amount equal to 25 percent of the on-peak Contract Quantity for Product 2.

Option Buyer: N/A

Option Seller: N/A

      Type of Option: N/A

      Strike Price: N/A

      Premium: N/A

      Exercise Period: N/A

      This amended and restated confirmation letter is being provided pursuant to and in accordance with the Amended and Restated Master Power Purchase and Sale Agreement dated April 22, 2002 (the "Master Agreement") between Party A and Party B, and constitutes part of and is subject to the terms and provisions of such Master Agreement. This amended and restated confirmation letter constitutes an amendment and restatement of the Confirmation dated February 6, 2001, effective as of May 1, 2002. Terms used but not defined herein shall have the meanings ascribed to them in the Master Agreement.

Calpine Energy Services, L.P.            State of California Department of Water
                                         Resources separate and apart from its
                                         powers and responsibilities with
                                         respect to the State Water Resources
                                         Development System

By: /s/ E. James Macias                  By: /s/ Peter S. Garris
    --------------------------------         -----------------------------------
Name: E. James Macias                    Name: Peter S. Garris
Title Executive Vice President           Title: Deputy Director
Phone No: (408)792-1124                  Phone No: (916)574-2733
Fax: (408)995-0505                       Fax: (916)574-2512

                                   SCHEDULE 1

CALPINE #1, PRODUCT 2 CONTRACT QUANTITY

         On
        Peak           Offpeak
 Date   (MW)             (MW)
------  ----      ---------------------
May-02  200                         400
Jun-02   50                         400
Jul-02  650                         400
Aug-02  650                         400
Sep-02  650                         400
Oct-02  650                         400
Nov-02  650                         400
Dec-02  650                         400
Jan-03  650                         400
Feb-03  650                         400
Mar-03  650                         400
Apr-03  650                         400
May-03  650                         400
Jun-03  400                         400
Jul-03  400                         400
Aug-03  400                         400
Sep-03  400                         400
Oct-03  400                         400
Nov-03  400                         400
Dec-03  400                         400

CALPINE #7, CAPACITY PAYMENT TABLE

             Capacity
             Payment
 Date          ($)
------     -----------
May-02     $ 2,500,000
Jun-02     $   625,000
Jul-02     $ 8,125,000
Aug-02     $ 8,125,000
Sep-02     $ 8,125,000
Oct-02     $ 8,125,000
Nov-02     $ 8,125,000
Dec-02     $ 8,125,000
Jan-03     $ 8,125,000
Feb-03     $ 8,125,000
Mar-03     $ 8,125,000
Apr-03     $ 8,125,000
May-03     $ 8,125,000
Jun-03     $ 5,000,000
Jul-03     $ 5,000,000
Aug-03     $ 5,000,000
Sep-03     $ 5,000,000
Oct-03     $ 5,000,000
Nov-03     $ 5,000,000
Dec-03     $ 5,000,000

                                                                  EXECUTION COPY

                    MASTER POWER PURCHASE AND SALE AGREEMENT
                    AMENDED AND RESTATED CONFIRMATION LETTER

      This amended and restated confirmation letter shall confirm the Transaction agreed to on April 22, 2002 and effective May 1, 2002 between Calpine Energy Services, L.P. ("Party A") and State of California Department of Water Resources with respect to its responsibilities pursuant to California Water Code Section 80000 et seq. regarding the Department of Water Resources Electric Power Fund separate and apart from its powers and responsibilities with respect to the State Water Resources Development System ("Party B") regarding the sale/purchase of the Product under the terms and conditions as follows:

Seller: Calpine Energy Services, L.P.

Buyer:  State of California Department of Water Resources

Product:

[]    Into__________________, Seller's Daily Choice

[]    Firm (No Force Majeure)

[]    System Firm

      (Specify System: ________________________________________________________)

[]    Unit Firm

      (Specify Unit(s): See "Special Conditions" below.)

[X]   Other

      Product 1: Firm (LD) at 100% load factor, 24 hours per day, 7 days per week, subject to "Special Conditions" below. If delivered, Party B must take and pay for energy.

      Product 2: Firm (LD), subject to, scheduled and dispatchable by Party B in accordance with "Special Conditions" below.

      Product 3: Firm (LD), subject to, scheduled and dispatchable by Party B in accordance with "Special Conditions" below.

      Product 4: Firm (LD), subject to, scheduled and dispatchable by Party B in accordance with "Special Conditions" below.

      [] Transmission Contingency (If not marked, no transmission contingency)

      [] FT-Contract Path Contingency       []    Seller      []     Buyer

      [] FT-Delivery Point Contingency      []    Seller      []     Buyer

      [ ] Transmission Contingent            [ ]    Seller      [ ]     Buyer

      [ ] Other transmission contingency

      (Specify: _______________________________________________________________)

Contract Quantity:

      Product 1:

                    May 1, 2002 - June 30, 2002: 200 MW
                    July 1, 2002 - December 31, 2009: 1000 MW

      Product 2:

                    May 1, 2002 - June 30, 2002: 800 MW on-peak hours

      Product 3:
                   June 1, 2002 - December 31, 2002: 500 MW on-peak hours June, July, August, September 2003: 500 MW on-peak hours

      Product 4:

                    May 1, 2002 - December 31, 2003: 400 MW off-peak hours

                    "On-peak hours" are the hours from the hour ending 0700 through the hour ending 2200, Monday through Saturday (except for official NERC holidays). "Off-peak hours" are all hours on Sunday and any other day that is a NERC holiday and the hours from the hour ending 0100 through the hour ending 0600, and from the hour ending 2300 through the hour ending 0000 Monday through Saturday (excluding NERC holidays).

                    Contract Quantity for Product 2 and 3 are set forth on
                    Schedule 1 for illustrative purposes.

                    (Above Contract Quantities, and the Contract Quantity for Product 2 and 3 as set forth on Schedule 1, are subject to "Special Conditions" below.) In the event of a conflict between the provisions of this Confirmation and Schedule 1, the provisions of this Confirmation shall prevail.

Delivery Point:

                    Any point or points designated by Seller on North Path 15, except as the Parties may otherwise agree. Seller may schedule one or more different delivery points on an hourly basis pursuant to CAISO protocols (or any successor protocols).

Contract Price:

      Energy Price:

      Product 1: $59.60 per MWh

      Product 2: For each month, Buyer shall pay Seller the Monthly Fuel Costs plus $1.50 per MWh scheduled by Buyer and delivered for variable operation and maintenance costs in arrears

      Product 3: For each month, Buyer shall pay Seller the Monthly Fuel Costs plus $1.50 per MWh scheduled by Buyer and delivered for variable operation and maintenance costs in arrears

      Product 4: For each month, Buyer shall pay Seller the Monthly Fuel Costs plus $1.50 per MWh scheduled by Buyer and delivered for variable operation and maintenance costs in arrears

                 Monthly Fuel Costs and Gas Index for Products 2, 3 and 4:

                 Monthly Fuel Cost = sum of Daily Fuel Costs for each day in a given month; provided, however, that, if and to the extent that Buyer and Seller mutually agree on a fuel plan for supplying the fuel for Product 2, 3 and/or 4 the Monthly Fuel Cost shall be the cost of fuel pursuant to such agreed fuel plan.

                 Daily Fuel Cost = (7.75 Mmbtu/MWh x number of MWh scheduled during such day) x Daily Gas Index for such day (in $/Mmbtu)

                 Daily Gas index = Price equal to the daily Midpoint price for PG&E Citygate for the applicable Flow Date as published in Platt's Gas Daily or successor publication mutually satisfactory to Buyer and Seller, plus all applicable PG&E local distribution company gas distribution charges in accordance with PG&E's tariff, plus all applicable PG&E tariff surcharges, if any.

      Other Charges:

      Product 1: N/A

      Product 2: A monthly capacity payment, payable in arrears, of $12.50 per kW-month times the on-peak capacity, for all capacity under this Transaction for such month.

      Product 3: A monthly capacity payment, payable in arrears, of $12.50 per kW-month times the on-peak capacity, for all capacity under this Transaction for such month.

      Product 4: N/A

      Capacity Payments for Product 2 and 3 are set forth on Schedule 1 for illustrative purposes.

      (Above capacity payments, and the capacity payments set forth on Schedule 1 for Product 2 and 3, are subject" to "Special Conditions" below.) In the event of a conflict between the provisions of this Confirmation and
      Schedule 1, the provisions of this Confirmation shall prevail.

Delivery Period:

      Product 1: May 1, 2002 - December 31, 2009

      Product 2: May 1, 2002 - June 30, 2002

      Product 3: June 1, 2002 - December 31, 2002 and June, July, August, September 2003

      Product 4: May 1, 2002 - December 31, 2003

Special Conditions: (1) See Cover Sheet to Master Agreement.

                    (2) Seller, for each Project (as defined in Special Condition (4) below), shall provide monthly reports to Buyer which set forth the status of pre-construction activities (including permitting, licensing, financing, equipment acquisition and similar pre-construction activities), construction activities, progress toward compliance with any milestone dates established in the California Energy Commission ("CEC") or other applicable siting permit and this Confirmation, and the then expected commercial operation dates. Such reports shall include the status of accomplishing major development and construction milestones including obtaining all permits, securing project financing, acquisition and installation of major equipment, and start-up testing. Buyer may inspect the Projects, any Project construction site or on-site Seller data and information pertaining to the Projects reasonably necessary to verify the information provided pursuant to the first sentence of this Special Condition (2) during business hours upon reasonable notice. Seller will not materially decrease the nameplate capacity below that which is referenced in the applicable permit or change the design of the units in a manner that materially impairs Seller's obligations or materially alters Buyer's rights or obligations hereunder without the written approval of Buyer, not to be unreasonably withheld.

                    (3) With respect to Product 1 only:

                    (a) If for any day the On-Peak Market Heat Rate and/or the Off-Peak Market Heat Rate is projected (on a day ahead basis) to be greater than 7,000Btu/kWh, the Seller shall, for the applicable on peak hours and/or the applicable off peak hours, as the case may be, deliver the then applicable amount of Contract Quantity energy for such day from its Western Generation Assets into the California markets subject to Forced Outages that reduce the available Western Generation Assets below, or Force Majeure events that would prevent Seller from making available, 1000

                    MW; provided, however, nothing herein shall relieve the Seller of the obligation to provide Contract Quantity energy to the Buyer pursuant to this Transaction to the extent required by the definition of Product 1. If for any day the On-Peak Market Heat Rate or the Off-Peak Market Heat Rate is projected (on a day ahead basis) to be equal to or less than 7,000Btu/kWh, the Seller may deliver the then applicable Contract Quantity energy for the applicable on peak hours and/or the applicable off peak hours, as the case may be, for such day from any source, including its Western Generation Assets and market purchases, subject to excuse for Force Majeure events; provided, however, nothing herein shall relieve the Seller of the obligation to provide Contract Quantity energy to the Buyer pursuant to this Transaction to the extent required by the definition of Product 1. For the purpose of paragraph (a) of this Special Condition 3, the following definitions shall apply:

                    "On peak hours" and "off peak hours" shall have the meanings set forth above under "Contract Quantity."

                    "On-Peak Market Heat Rate" shall mean (i) the day ahead on peak energy price for North Path 15, as listed in Platt's Megawatt Daily, Index for NP15, in the table entitled "Trades for Standard 16 Hour Daily Product," (or any successor index thereto as mutually agreed by the Parties) divided by (ii) the Daily Gas Index as described above under "Contract Price," determined on a day ahead basis.

                    "Off-Peak Market Heat Rate" shall mean (i) the day ahead off peak energy price for North Path 15, as listed in Platt's Megawatt Daily, Index for NP15, in the table entitled "Ranges for Indexes of Trades for Standard Off-Peak Product," (or any successor index thereto as mutually agreed by the Parties) divided by (ii) the Daily Gas Index as described above under "Contract Price," determined on a day ahead basis.

                    "Western Generation Assets" shall mean generating assets or portions or output thereof located in the WSCC and owned or controlled by Seller or its Affiliates which are direct or indirect wholly-owned subsidiaries of Calpine Corporation which are not under contract as "qualifying facilities" (within the meaning of the Public Utility Regulatory Policies Act). An asset or portion or output thereof is controlled by Seller or an Affiliate for the purposes of this definition to the extent that Seller or Affiliate has the ability to direct the use of such asset or portion or output thereof pursuant to an agreement.

                    (b) Buyer shall be entitled to remedies under Article IV of the Master Power Purchase and Sale Agreement if it does not receive the applicable Contract Quantity of Product 1 hereunder. Subject to the preceding sentence, Buyer's sole remedy for Seller's failure to comply with the requirements of paragraph (a) of this Special Condition (3) in any hour shall be the payment of an amount equal to (i) 10% times (ii) the absolute value of the difference, if any, between the Market Price and the Contract Price times (iii) the positive difference, if any, between 1000 MW.h and the amount of energy delivered (or which, but for the occurrence of a Force Majeure event or Forced Outage, could have been delivered) from Seller's Western Generation Assets (in MWh, not to exceed 1000 MWh) into the California markets during such hour. For the purpose of paragraph (b) of this Special Condition (3), "Market Price" means, for any hour, the average of the CAISO incremental supplemental prices for energy delivered into NP 15 for each period during such hour.

                    (c) From time to time (but not more frequently than monthly) at Buyer's request, Seller shall provide Buyer information reasonably satisfactory to Buyer in sufficient detail to enable Buyer to verify the amount and sources of Western Generation Assets that were on line during each hour and delivered energy into the California markets for the purposes of meeting its obligations under paragraph (a) of this Special Condition (3). If energy necessary to satisfy Seller's obligations under paragraph (a) of this Special Condition (3) was delivered from its Western Generation Assets located outside of California, Seller will provide evidence that it had acquired and had utilized intertie capacity sufficient to deliver energy from any of its Western Generation Assets outside of California to supply the amount of energy from such Western Generation Assets necessary (together with energy supplied from its Western Generation Assets in California) to meet its obligations hereunder. Upon request of Buyer, Seller will provide Buyer with sufficient information to enable Buyer to determine whether Seller's scheduling coordinators are effecting delivery of scheduled Contract Quantity market energy purchases through the CAISO imbalance energy markets. Seller authorizes Buyer to obtain such information from CAISO as may be necessary to determine compliance with the provisions hereof or to determine whether Seller's scheduling coordinators are effecting delivery of scheduled Contract Quantity market energy purchases through the CAISO imbalance energy markets, and Seller hereby waives its right to object to CAISO providing such information to Buyer; provided, however, that Buyer shall only use such information for the purposes of monitoring Seller's compliance with the provisions hereof. Parties elect to make Section 10.11 of the Master Agreement applicable to such information. Seller will not submit any negative decremental bids with respect to the Contract Quantity to CAISO unless mutually agreed nor claim unavailability of Seller-owned generating capacity based on Forced Outage or Force Majeure when in fact none exists.

                    (d) Notwithstanding the foregoing, subject to Forced Outages or Force Majeure events that reduce the available Western Generation Assets below 1000 MW, upon the issuance of any day-ahead CAISO warning of a potential stage alert then during hours of any warning or stage alert occurring during the following day, Seller shall provide the Contract Quantity from its Western Generation Assets and not from market energy purchases. Subject to Forced Outages or Force Majeure events with respect to Western Generation Assets, during the hours of any CAISO warning or alert other than as set forth in the preceding sentence, Seller will bid its unutilized Western Generation Assets located in California, and its other unutilized Western Generation Assets subject to prior use of such assets (or local control area rules and regulations) in connection with a warning or stage alert in the state in which such assets are located, into the CAISO imbalance energy market at just and reasonable rates.

                    (4) (a) Seller will use commercially reasonable efforts to complete its Otay Mesa (estimated installed capacity of 510
                    MW), Metcalf (estimated installed capacity of 600 MW), East Altamont (proposed installed capacity of 1100 MW) projects and a project designated in accordance with subsection
                    (a)(iv) (collectively, the "Projects", each a "Project"). For any of the Projects, at the request of Buyer, which Buyer may elect to make in its sole discretion, Seller will, subject to the terms and conditions set forth below, assign or otherwise transfer to Buyer, free and clear of any liens or encumbrances created by Seller or its Affiliates, all of its right, title and interest in any such Project (including, without limitation, all permits, consents and approvals, engineering and design drawings, contracts and equipment entered into or acquired for the Project, and all other Project assets), to the extent that such rights, titles, interests or assets are assignable or transferable, if:

                        (i) With respect to any Project, Seller permanently elects not to proceed with construction, development or commercial operation of the Project; or

                        (ii) (A) With respect to the Otay Mesa Project, Seller fails to achieve any of the following major milestones for the Otay Mesa Project or
                                (B) with respect to the Metcalf Project, Seller fails to achieve any of the following major milestones for the Metcalf Project by the major milestone dates set forth below:

                                     Metcalf

Commence                  11/30/02
Construction

Begin Pouring Major       06/30/03
Foundation Concrete

Begin Installation of     09/30/03
Major Equipment

Achieve Commercial        12/31/04
Operation

                                    Otay Mesa

Commence                  12/31/02
Construction

Begin Pouring Major        7/31/03
Foundation Concrete

Begin Installation of     10/31/03
Major Equipment

Achieve Commercial        12/31/04
Operation

                        (iii) With respect to Seller's East Altamont Project, Seller fails to obtain the CEC permit for the East Altamont Project by November 30, 2002, or Seller fails to commence construction of the East Altamont Project within one year of the date by which the order issuing such CEC permit and all other permits necessary for the start of construction become final and non-appealable through the passage of time or by the exhaustion of any appeals; or

                        (iv) With respect to the Project designated pursuant to this subparagraph (iv), Seller fails to obtain the Start Permit for the Designated Project by a Permit Start Date, or Seller fails to commence construction of the Designated Project within one year of the date the Start Permit and all other permits necessary for the start of construction become final and non-appealable through the passage of time or by the exhaustion of any appeals.

                        For the purpose of this subparagraph (iv):

                        "Designated Project" means either the Teayawa Project with a proposed installed capacity of 600 MW ("Teayawa"), the Inland Empire Combined Cycle Project with a proposed installed capacity of 670MW ("Inland") or the San Joaquin Valley Energy Center with a proposed installed capacity of 1100 MW ("San Joaquin"), as selected by Buyer within forty-five (45) days of the date of this Transaction. If Buyer does not make any selection by such date, the Designated Project shall be Teayawa and such right to select any other project as a Designated Project pursuant to this subsection (a)(iv) shall expire and be of no further force and effect. Seller shall have no further obligations and Buyer shall have no further rights under this Agreement with respect to the projects listed in this definition other than the Designated Project so selected or deemed selected.

                        "Permit Start Date" means with respect to Teayawa, April 30, 2003; Inland, April 30, 2003 and San Joaquin, November 30, 2002.

                        "Start Permit" means in the case of Teayawa, all applicable siting permits required to start construction and in the case of either Inland or San Joaquin, the CEC permit.

                    (b) For purposes of this Special Condition (4),

                    (i) to "commence construction" means (A) actively to commence site excavation, (B) to make a significant commitment of resources designed to achieve construction and commercial operation of the Projects by the dates set forth in this Special Condition (4), including without limitation the execution of sufficient contracts for necessary materials and supply, and (C) to cause sustained activity to occur on a daily basis at the Project site, with full crews, that is designed to achieve construction and commercial operation of the Projects by the dates set forth in this Special Condition (4).

                    (ii) to "achieve commercial operation" of a Project means that such Project has been completed, has passed all material performance tests, Seller or the owner of the Project has all necessary permits to operate the Project at the output level for which it was designed, the Project is capable of operating on a sustained basis at substantially the output level for which it was designed, and all interconnections, the capacity rating of the interconnection facilities, the interconnection agreement, and transmission connection are sufficient for the delivery of the full output of the Project to the CAISO-controlled grid.

                    (c) Seller shall have 90 days to cure any failure to meet any of the deadlines set forth above in subparagraphs
                    (a)(ii), (iii) and (iv); provided, further, that with respect to the deadlines to obtain permits set forth in subparagraphs (a)(iii) or (iv) above, such 90-day period shall be extended day by day for permit delays if Seller is diligently seeking to obtain the permits referred to in said subparagraphs (a)(iii) or (iv), as determined by the CEC. If any dispute arises concerning whether Seller is diligently seeking to obtain the permits referred to in said subparagraphs
                    (a)(iii) or (iv), Seller shall file a letter with the Chair of the CEC's Energy Infrastructure and Siting Committee and the CEC Chief Counsel requesting a determination that it is diligently seeking to obtain permits in accordance with the provisions of the preceding sentence. If Teayawa is selected by Buyer as the Designated Project pursuant to subsection
                    (a)(iv), the determination of whether the Seller is diligently seeking to obtain the permits referred to in said subparagraph (a)(iv) shall be determined by the lead permitting agency. Within 5 business days after each of the deadlines set forth above in subparagraphs (a)(ii), (iii) and (iv), Seller shall notify Buyer in writing whether the deadline has been met, and if it has not been met, Seller shall further notify Buyer whether and how Seller plans to cure within 90 days. The deadlines set forth in subparagraphs (a)(ii), (iii) and (iv), shall be extended by a period equal to the duration of any period of Force Majeure. In addition, the milestone date set forth for "Achieve Commercial Operation" in subparagraph (a)(ii) for a Project (and not any other milestone date in subparagraph
                    (a)(ii)), shall be extended day for day for each day Seller is unable to achieve physical interconnection to water supply or discharge, gas transportation or electric transmission facilities necessary for such Project if Seller is diligently seeking to obtain such interconnections. In addition to the foregoing, any milestone set forth in subparagraph (a)(ii) shall be extended day for day as the result of any court ordered stay of the construction, development or commercial operation of the Project resulting from the challenge of any permit that was issued prior to the effective date of this Confirmation and is necessary for the start of construction of such Project.

                    (d) If Seller shall fail to meet any of the deadlines set forth in subparagraphs (a)(ii), (iii) or (iv) within the 90-day cure period, Buyer shall have 60 days following the expiration of the 90-day cure period to request assignment of Seller's right, title and interest in the applicable Project, which request shall be by written notice thereof to Seller. In addition, Buyer shall have 60 days following any election by Seller under subparagraph (a)(i) or any notice from Seller that it does not intend to cure within the 90-day cure period to request assignment of Seller's right, title and interest in the applicable Project, which request shall be by written notice thereof to Seller.

                    (e) Buyer's rights hereunder with respect to the Teayawa Project shall be subject to the consent of the Torres-Martinez Desert Cahuilla Indian Tribe, pursuant to the terms of the "Ground Lease between the Torres-Martinez Desert Cahuilla Indian Tribe, A Federally Recognized Indian Tribe 'Landlord' and Calpine

                    Corporation, a Delaware Corporation, 'Tenant'" dated May 22, 2000 and the provisions of the Site Development Agreement, dated November 30, 1999, between Adair International Oil and Gas, Inc. and Calpine Corporation, the terms and provisions of which are confidential and will not be disclosed except as permitted by such agreement. Seller represents, warrants and covenants with respect to all other Projects (other than as set forth above with respect to Teayawa) that, except for rights and liens granted in connection with the financing of any Project (i) it has not conveyed and will not convey, prior to the commercial operation date of a given Project, any ownership interests in or any interests in the profits of such Projects to any person other than a direct or indirect wholly-owned subsidiary of Calpine Corporation, and
                    (ii) it has not conveyed and will not convey, prior to the commercial operation date of a given Project, any rights or options to acquire such ownership or profit-sharing interests to any person other than a direct or indirect wholly-owned subsidiary of Calpine Corporation. Seller further represents, warrants and covenants with respect to all other Projects (other than as set forth above with respect to Teayawa) that it has or will have sufficient control of all property rights that are necessary to develop the Projects in a commercially reasonable manners and, except for rights and liens granted in connection with the financing of any Project, it has not agreed and will not agree to, or acquire any such Project subject to, any terms or provisions in any agreement with respect to such Projects that would (A) allow any person other than a direct or indirect wholly-owned subsidiary of Calpine Corporation rights to take over such Projects that are senior and superior to Buyer's rights under this Special Condition (4), or (B) have the effect of materially impairing Buyer's rights under this Special Condition (4) through the imposition of burdens, liabilities, obligations or financial disincentives on any party succeeding to Seller's rights with respect to the Projects and are not incurred in the normal course of Seller's business.

                    (f) If Buyer exercises its right to request assignment of Seller's right, title and interest in a Project, such assignment shall be on the following terms and conditions:
                    (i) all assignments and transfers of any such right, title, interest, asset or other property shall be made by Seller on an "as is, where is" basis, without warranty of any kind, express or implied, other than Seller's warranty in subparagraph (e) of this Special Condition (4) and a warranty that Seller has not previously transferred its right, title or interest in such Project to another person or entity, (ii) all assignments and transfers shall be subject to the then existing rights of record or otherwise disclosed prior to the effective date of the assignment of any person, entity or governmental agency or authority with respect to the property assigned or transferred, (iii) if the consent of any third party or governmental agency or authority is required to effect such assignment or transfer, it shall be Seller's obligation to cooperate with Buyer and use commercially reasonable efforts to obtain all such necessary consents and, with respect to all prospective agreements related to the Project, use commercially reasonable efforts to provide for such consent in such agreements, and (iv) concurrently with such assignment and transfer, Buyer shall assume any installment purchase agreement with respect to any equipment for the Project, and any interconnection agreement with respect to the Project, entered into by Seller or any of its Affiliates; provided, however, that any payments due under the installment purchase agreement or interconnection agreement must be current as of the effective date of such assignment and provided further that the interconnection agreement furnishes sufficient capacity for delivery of the output of the Project.

                    (g) In consideration for such assignment, Buyer shall reimburse Seller the latter's actual, verifiable and, with respect to affiliated parties, reasonable, costs without interest or carrying charges, for the acquisition of real estate and real estate interests, including the cost of real estate options, and for all material, supplies and equipment (including installment payments for such equipment previously made by Seller pursuant to an installment sales agreement) purchased for the Project; if Buyer exercises its right of assignment after the commencement of construction, Buyer will also reimburse Seller the latter's actual, verifiable and, with respect to affiliated parties, reasonable, costs of construction, through the date of such exercise, including labor costs, without interest or carrying charges. The assets being purchased by the Buyer with respect to any Project do not include, and Buyer shall not be required to purchase, any emissions reduction credits for a Project; provided, however, that Buyer shall have the option to purchase such credits at fair market value, subject to the right of Seller to retain such credits for use in the same California air district to the extent Seller reasonably expects that it will need such credits in connection with the construction or operation of power plants in such district. In no event, however, shall Buyer be required to pay Seller any additional consideration for the cost of obtaining permits, preparing engineering drawings, or acquiring similar documents, or for any other Project development costs. If the Parties are unable to agree as to the assets to be conveyed or amount to be reimbursed as defined in this Special Condition (4), they shall agree to have PricewaterhouseCoopers, Ernst & Young, or KPMG (or any of their successors) examine the books of Seller and within 30 days determine the assets to be conveyed or amount to be reimbursed. The determination of such accountant shall be final, non-appealable and binding on the Parties, who shall promptly effectuate the assignment or conveyance of such assets in exchange for payment of the amount so determined. At Seller's request, Buyer shall execute any consents, subordination agreements or similar agreements reasonably requested by Seller's lenders in connection with the financing of such Project, so long as such consents, subordination agreements or other agreements do not materially and adversely affect Buyer's rights hereunder; provided, however, Buyer agrees that its rights hereunder shall be subordinate to those of Seller's lenders unless Buyer shall agree with Seller's lender(s) that the reimbursement upon exercise of its right to assignment hereunder shall at a minimum be not less than the full amount of any debt secured by or utilized to finance such Project. Except as permitted in subsection (e), Seller shall not sell, assign, convey, transfer or otherwise dispose of its right, title or interest in any of the Projects (including, without limitation, all permits, consents and approvals, engineering and design drawings, contracts and equipment entered into or acquired for the Project, and all other Project assets), other than with respect to financing of the Project, to any person or entity other than Buyer, without the express written consent of Buyer, which shall not be unreasonably withheld; provided, further, that such assignment, conveyance, disposition or transfer shall be made subject to Buyer's rights under this Special Condition
                    (4), and the transferee shall acknowledge in writing that it is bound by the terms of this Special Condition (4). Seller can substitute for any of the Projects an alternate project of similar size and location (e.g. NP 15 or SP 15) with the consent of Buyer, which consent shall not be unreasonably withheld.

                    (h) Failure of Seller to meet the requirements of subsection
                    (a) with respect to any Project shall allow Buyer to exercise its rights under this Special Condition (4) only with respect to such Project and shall not allow Buyer to exercise such rights with respect to any other Project or Projects unless Seller independently fails to meet the requirements of subsection (a) with respect to such other Project or Projects. Buyer's rights under this Special Condition (4) shall be Buyer's sole remedy for Seller's failure to meet its obligations under this Special Condition
                    (4) with respect to any Project. It is the intention and agreement of the Parties that Buyer retain its rights under this Special Condition (4) after any assignment or transfer of Buyer's rights to a Qualified Electric Corporation pursuant to Section 10.5 of the Master Agreement and that Buyer's rights under this Special Condition (4) not be assigned to any a Qualified Electric Corporation in connection with any such assignment or transfer. A Replacement Agreement shall not include the provisions of this Special Condition (4). The provisions of this Special Condition (4) shall survive termination of the Agreement until December 31, 2009 in the event Seller enters into a Replacement Agreement with a Qualified Electric Corporation in accordance with Section 10.5 of the Master Agreement and this Confirmation is accordingly terminated. Except as expressly provided herein, including without limitation clause (d) of this Special Condition (4), no delay or failure of Buyer to exercise any right under this Special Condition (4) shall exhaust or impair any such rights or prevent the exercise thereof during the term hereof. No waiver by Buyer of any failure of Seller to perform under subsection (a) shall affect any subsequent failure of Seller to perform under said subsection, or impair the rights of Buyer with respect thereto. Buyer's rights and Seller's obligations under this Special Condition
                    (4) with respect to any Project shall terminate when Seller has met all of its obligations with respect to such Project under Special Condition (4)(a) or when Seller has assigned its rights in such Project to Buyer.

                    (i) Seller shall cooperate with any reasonable due diligence request of Buyer to enable Buyer to consider whether to exercise its rights under this Special Condition (4).

                    (5) The meter for Product 1 shall be on the high side of the Delivery Point transformer. Any generation meter multiplier
                    (GMM) adjustments shall be for Buyer's account (i.e. notwithstanding any required GMM adjustments, Seller shall be deemed to have delivered the full metered amount of energy from each Unit). Metering shall conform to CAISO standards or the equivalent. Seller shall provide CAISO metering settlement data to Buyer on a monthly basis, and, at Buyer's option and expense, real-time access to meter data via appropriate telemetering equipment.

                    (6) (a) Notwithstanding anything to the contrary herein, Seller shall arrange and be responsible for transmission service to the Delivery Point, if any, and shall obtain Schedule Coordinator services necessary to deliver the Product to the Delivery Point.

                    (b) As to Product 2, 3 and 4 only, Seller shall be responsible for all charges due to CAISO, and entitled to receive all payments from CAISO, related to schedule deviations; provided, however, if a schedule change is directed by Buyer, Buyer shall be responsible for all charges due to CAISO, and entitled to receive all payments from CAISO, related to such schedule deviations.

                    (7) (a) An Event of Default shall exist under this Transaction if Seller schedules through CAISO or delivers less than 95% of the Contract Quantity energy scheduled by Buyer in any two consecutive calendar months (the "Default Months"). For the purposes of the preceding sentence, deliveries shall include deliveries of Contract Quantity energy through the CAISO imbalance energy market as the result of any scheduling coordinator other than Seller failing to deliver under a schedule but shall not include the use by Seller of the CAISO uninstructed imbalance energy markets to effect a scheduled delivery of the Contract Quantity energy from any of its units except with respect to (i) any underdelivery resulting from a unit Forced Outage or Force Majeure events and where Seller has submitted a schedule change as soon thereafter as reasonably practical and (ii) any underdeliveries resulting from instructed deviations from schedules directed by Buyer or CAISO.

                    (b) Seller shall (consistent with the requirements or definitions of CAISO or its successor) provide Buyer with revenue quality data daily with respect to all deliveries of Contract Quantity energy and allow Buyer upon reasonable notice to test all meters providing such data. Buyer shall have ten (10) days after the end of each month to determine whether Seller has scheduled or delivered 95% of the Contract Quantity energy scheduled by Buyer during such month in accordance with subsection (a). If Buyer does not respond within such ten (10) day period, Seller shall be conclusively deemed to have scheduled or delivered 95% of the Contract Quantity energy scheduled by Buyer during such month; provided, however, that such ten (10) day period shall be extended day for day for each day after the end of such month that Seller has not provided to Buyer revenue quality data daily with respect to all deliveries of Contract Quantity energy during such month or allowed Buyer to test meters providing such data.

                    Failures to schedule or deliver Contract Quantity energy for the purpose of subsection (a) shall not include any failures resulting from meter failure or malfunction that is not the result of Seller's negligence; provided that Seller shall act promptly to repair or replace any such meter.

                    (c) Upon occurrence of an Event of Default pursuant to this Special Condition (7), Buyer may elect to terminate this Transaction pursuant to Section 5.2 of the Master Agreement, obtain damages pursuant to Article IV of the Master Agreement or exercise any other remedies available to it under the Master Agreement. Except as otherwise set forth in this Special Condition (7), Buyer's sole remedy for Seller's failure to schedule and deliver Product shall be as set forth in Article IV of the Master Agreement. Buyer must exercise any right it may have to terminate this

                    Transaction upon an Event of Default pursuant to this Special Condition (7) not later than 30 days after the close of the first calendar quarter following the Default Months.

      Scheduling:

      Product 1: N/A

      Product 2, 3 or 4: Conforming to CAISO and WSCC standards. Buyer may schedule up to 100% of Contract Quantity on a day ahead basis. Buyer will schedule such day-ahead Contract Quantity by delivering a preliminary schedule to Seller by not later than 5:30pm PPT two days prior to the delivery date which preliminary schedule may be adjusted not later than 7:00am PPT on the day prior to the delivery date. Up to 30% of Contract Quantity may be scheduled by Buyer on an intraday basis upon notice one hour in advance of the CAISO intraday scheduling notice requirement or equipment limitations, whichever is greater. Buyer has no minimum energy purchase obligation for Product 2, 3 or 4, as appropriate. Seller will attempt to mitigate any charges, if any, associated with system wide or customer specific Operational Flow Order or Emergency Flow Order conditions provided, however, that such mitigation shall be at no cost to Seller. Buyer will be responsible for reimbursing Seller for such charges assessed by PG&E or its successor for such conditions that cannot be reasonably mitigated by Seller without cost to Seller. Buyer may change the scheduled Contract Quantity from one hour to the next in an amount equal to 25 percent of the on-peak Contract Quantity for Product 2, 3 or 4.

Option Buyer: N/A

Option Seller: N/A

      Type of Option: N/A

      Strike Price: N/A

      Premium: N/A

      Exercise Period: N/A

                     [The next page is the signature page.]

      This amended and restated confirmation letter is being provided pursuant to and in accordance with the Amended and Restated Master Power Purchase and Sale Agreement dated April 22, 2002 (the "Master Agreement") between Party A and Party B, and constitutes part of and is subject to the terms and provisions of such Master Agreement. This amended and restated confirmation letter constitutes an amendment and restatement of the Confirmation (Long Term Commodity Sale) dated February 26, 2001 effective as of May 1, 2002. Terms used but not defined herein shall have the meanings ascribed to them in the Master Agreement.

Calpine Energy Services, L.P.  State of California Department of Water Resources
                               separate and apart from its powers
                               and responsibilities with respect to
                               the State Water Resources
                               Development System

By: /s/ E. James Macias                         By: /s/ Peter S. Gams
    --------------------------                      ----------------------------
Name: E. James Macias                           Name: Peter S. Gams
Title: Executive Vice President                 Title: Deputy Director
Phone No: (408)792-1124                         Phone No: (916)574-2733
Fax: (408) 995-0505                             Fax: (916)574-2512

                                   SCHEDULE 1



           CALPINE #2 CONTRACT QUANTITY
-----------------------------------------------------
        Product 2-  Product 3-   Total     Product 4-
         On peak      On peak   Onpeak      Offpeak
 DATE      (MW)        (MW)      (MW)        (MW)
------  ----------  ----------  -------   -----------
May-02    800            0        800        400
Jun-02    800          500       1300        400
Jul-02      0          500        500        400
Aug-02      0          500        500        400
Sep-02      0          500        500        400
Oct-02      0          500        500        400
Nov-02      0          500        500        400
Dec-02      0          500        500        400
Jan-03      0            0          0        400
Feb-03      0            0          0        400
Mar-03      0            0          0        400
Apr-03      0            0          0        400
May-03      0            0          0        400
Jun-03      0          500        500        400
Jul-03      0          500        500        400
Aug-03      0          500        500        400
Sep-03      0          500        500        400
Oct-03      0            0          0        400
Nov-03      0            0          0        400
Dec-03      0            0          0        400

        CALPINE #2, CAPACITY PAYMENT TABLE
-----------------------------------------------------
           Product 2-       Product 3-     Product 4-
            Capacity         Capacity       Capacity
            Payment           Payment       Payment
Date          ($)              ($)            ($)
------    ------------     ------------    ----------
May-02    $ 10,000,000     $      -           0
Jun-02    $ 10,000,000     $  6,250,000       0
Jul-02    $      -         $  6,250,000       0
Aug-02    $      -         $  6,250,000       0
Sep-02    $      -         $  6,250,000       0
Oct-02    $      -         $  6,250,000       0
Nov-02    $      -         $  6,250,000       0
Dec-02    $      -         $  6,250,000       0
Jan-03    $      -         $      -           0
Feb-03    $      -         $      -           0
Mar-03    $      -         $      -           0
Apr-03    $      -         $      -           0
May-03    $      -         $      -           0
Jun-03    $      -         $  6,250,000       0
Jul-03    $      -         $  6,250,000       0
Aug-03    $      -         $  6,250,000       0
Sep-03    $      -         $  6,250,000       0
Oct-03    $      -         $        -         0
Nov-03    $      -         $        -         0
Dec-03    $      -         $        -         0

                                                                  EXECUTION COPY

                    MASTER POWER PURCHASE AND SALE AGREEMENT
                    AMENDED AND RESTATED CONFIRMATION LETTER

      This amended and restated confirmation letter shall confirm the Transaction agreed to on April 22, 2002 and effective May 1, 2002 between Calpine Energy Services, L.P. ("Party A") and State of California Department of Water Resources with respect to its responsibilities pursuant to California Water Code Section 80000 et seq. regarding the Department of Water Resources Electric Power Fund separate and apart from its powers and responsibilities with respect to the State Water Resources Development System ("Party B") regarding the sale/purchase of the Product under the terms and conditions as follows:

Seller: Calpine Energy Services, L.P.

Buyer: State of California Department of Water Resources

Product:

[]    Into______________________________, Seller's Daily Choice

[]    Firm (LD)

[]    Firm (No Force Majeure)

[]    System Firm

      (Specify System: ____________________________________)

[]    Unit Firm.

      (Specify Unit(s): See "Special Conditions" below.)

[x]   Other

      Obligation to provide the Contract Quantity as scheduled in accordance with "Scheduling" below which shall be satisfied (a) from the Units, except that such obligation shall be excused: (i) if the Unit(s) are unavailable as a result of a Forced Outage or (ii) by an event or circumstance that affects the Unit(s) so as to prevent Seller from performing its obligations, which event or circumstance was not anticipated as of the date the Transaction was agreed to, and which is not within the reasonable control of, or the result of the negligence of, the Seller, (iii) by Buyer's failure to perform its obligations in connection with this Transaction, including without limitation failure to schedule energy or deliver fuel in accordance with the provisions of this Confirmation, or (iv) to the extent of under-deliveries resulting from physical variations in the operating levels of the generation equipment which are not caused by Seller and are beyond the reasonable control of the Seller, or (b) by delivering or offering to deliver substitute energy, but only to the extent Buyer has scheduled Contract Quantity energy hereunder and the Unit(s) are unavailable for the reasons set forth in clause (a).

      Seller shall not be obligated to offer substitute energy as provided in the preceding clause (b). If Seller does not offer substitute energy as provided in the preceding clause (b), (i) such unoffered energy shall be treated as undelivered for the purposes of Special Condition (9)(a), and
      (ii) Special Condition (9)(b) shall not apply to such unoffered energy. If Seller offers to provide substitute energy and Buyer accepts such offer, Seller shall thereafter be obligated to schedule such substitute energy and any failure to schedule or deliver such energy shall be subject to Special Condition (9)(b) and such energy shall be treated as undelivered for the purposes of Special Condition (9)(a).

      The sole remedies for failure to meet obligations hereunder shall be as set forth in Special Condition (9) or Special Condition 13.

      Seller shall give Buyer notice of its intention to provide substitute energy, and Buyer shall promptly respond to Seller as to whether or not it will accept such offer of substitute energy. Buyer may, at its sole election, choose not to accept such offer of substitute energy pursuant to
      (b). Notwithstanding the preceding sentence, Buyer shall accept delivery of imbalance energy from the CAISO uninstructed imbalance energy market resulting from events arising after the close of the CAISO hour-ahead scheduling window. Buyer shall not be obligated to pay the Energy Price for any (i) substitute energy for which it does not accept Seller's offer, or (ii) uninstructed imbalance energy resulting from a failure to adjust a schedule or other events occurring prior to (but excluding uninstructed imbalance energy resulting from events arising after) the close of the CAISO hour-ahead scheduling window unless otherwise agreed to by the Parties in connection with the event giving rise to such imbalance energy.

      Substitute energy offered by Seller shall be treated as delivered for the purpose of Special Condition (9)(a) regardless of whether Buyer accepts such offer. If Buyer does accept Seller's offer of substitute energy, Buyer shall schedule and receive the amount of such substitute energy in accordance with this Confirmation. If Buyer fails to schedule and receive the amount of such substitute energy in accordance with this Confirmation, the provisions of Special Condition (9)(b) shall apply to the substitute energy that Buyer so fails to schedule and receive.

      If accepted, substitute energy shall be scheduled and delivered in accordance with the requirements of this Confirmation applicable to energy scheduled and delivered from the Units, including without limitation the provisions under "Scheduling" below and in Special Condition (6). Substitute energy delivered to Buyer in accordance with the requirements of clause (b) above is referred to as "Substitute Energy," and Substitute Energy, together with any substitute energy offered to Buyer in accordance with the requirements of clause (b) above which Buyer elects not to take in accordance with the preceding sentence is referred to as "Availability Substitute Energy".

[]    Transmission Contingency (If not marked, no transmission contingency)

      []    FT-Contract Path Contingency     []    Seller      []     Buyer

      []    FT-Delivery Point Contingency    []    Seller      []     Buyer

      []    Transmission Contingent          []    Seller      []     Buyer

      []    Other transmission contingency

      (Specify:________________________________________________________________)

Contract Quantity:

            May 1, 2002 - July 31, 2002: 450 MW

            August 1, 2002 - July 31, 2011: 495 MW

            (Above Contract Quantities are subject to "Special Conditions" below.)

Delivery Point: With respect to each Unit, the high side of a substation in reasonable proximity of such Unit. The Delivery Point for any Substitute Energy shall be into North Path 15 or as otherwise agreed. The Delivery Point shall be a point that connects to the transmission system managed by the California Independent System Operator ("CAISO") or any successor to the CAISO. Seller may schedule one or more different delivery points meeting the foregoing requirements on an hourly basis pursuant to CAISO protocols (or any successor protocols).

Contract Price

      Energy Price:

      For each month, Buyer shall pay Seller (i) the Monthly Fuel Costs as described below plus (ii) $4.00 per MWh scheduled by Buyer and delivered during such month for variable operation and maintenance costs, as follows:

      (a) If fuel is supplied under a Buyer Fuel Plan (as defined below under "Fuel Plan"), the Monthly Fuel Costs will be determined as follows:

      Monthly Fuel Costs = the sum of all applicable local distribution company
            ("LDC") gas distribution charges, including applicable surcharges, if any, calculated in accordance with the LDC's applicable tariff with respect to Daily Fuel Quantity for each day in such month

      Daily Fuel Quantity = the product of (i) all energy, including Substitute
            Energy, scheduled for such day, times (ii) the Guaranteed Heat Rate

      Guaranteed Heat Rate = 10,500 Btu/kWh

      (b)If fuel is supplied under a Seller Fuel Plan (as defined below under "Fuel Plan"), the Monthly Fuel Costs will be determined as follows:

      Monthly Fuel Costs = the sum of (i) the product of (A) the Daily Fuel Price times (B) the Daily Fuel Quantity for each day of such month, plus
      (ii) all applicable LDC gas distribution charges including applicable surcharges, if any, calculated in accordance with the IDC's applicable tariff with respect to Daily Fuel Quantity for each day in such month

      Daily Fuel Price = the daily fuel price defined in the Seller Fuel Plan

      Daily Fuel Quantity = the product of (i) all energy, including Substitute
            Energy, scheduled for such day, times (ii) the Guaranteed Heat Rate

      Guaranteed Heat Rate = 10,500 Btu/kWh

            Fuel Plan:

            Seller shall submit an interim fuel plan covering the period from the effective date of such interim fuel plan to February 28, 2003 within 15 days of the execution hereof and Buyer shall have 15 days after receipt of such proposed interim fuel plan to accept or reject such interim plan. By March 1, 2003 and by each March 1 thereafter during the term of this Transaction, Seller shall provide to Buyer a proposed Annual Fuel Plan detailing prices or pricing methodologies for the acquisition of fuel by Seller on Buyer's account for the next 12 month period beginning on the ensuing June 1 through the following May 31 (each such 12 month period being a "Contract Year"). By April 1, 2003 and by each April 1 thereafter during the term of this Transaction, Buyer shall notify Seller if Buyer accepts Seller's proposed Annual Fuel Plan (or a negotiated revision thereto). If such a plan, including an interim fuel plan, is accepted, it shall become a Seller Fuel Plan for the acquisition of fuel by Seller on Buyer's account. During the term of any Seller Fuel Plan, Buyer shall not be responsible for any fuel imbalance charges or any other charges other than those resulting from any system wide or customer specific Operational Flow Order ("OFO") or Emergency Flow Order ("EFO") conditions. Seller will attempt to mitigate any charges, if any, associated with system wide or customer specific Operational Flow Order or Emergency Flow Order conditions; provided, that such mitigation shall be at no cost to Seller. Other than as set forth in the preceding sentence or elsewhere in this Confirmation, Seller shall be solely responsible for any fuel imbalance charges assessed by such LDC during the term of a Seller Fuel Plan. If no Seller Fuel Plan is accepted, Buyer shall acquire fuel on its own account pursuant to a Buyer Fuel Plan. In that event, Buyer shall be solely responsible for gas supply (including all imbalances), gas must be delivered to Seller at the PG&E Citygate or other mutually agreed upon point, Buyer shall be solely responsible for any LDC charges (including all surcharges, if any, and all imbalance charges) and all charges relating to system wide or customer specific OFOs or EFOs incurred to deliver that gas to the Units, and Seller shall have no obligations to deliver gas or to deliver energy where Buyer fails to deliver the required gas. Notwithstanding the foregoing, any fuel imbalance charges assessed by the LDC resulting under either a Seller Fuel Plan or a Buyer Fuel Plan as a result of actions or omissions of Seller or Buyer shall be borne by the party to which the fuel imbalances are attributable. Fuel imbalance charges resulting from Force Majeure in respect of the Units shall be borne equally by Buyer and Seller. Seller shall be solely responsible to acquire and pay for any and all gas used to generate energy other than Buyer's scheduled energy (including all surcharges, if any, all imbalance charges and all charges relating to system wide or customer specific OFOs or EFOs). Buyer shall not be required to pay any fees or charges which are not specifically set forth in the Seller Fuel Plan. When Buyer supplies gas to the Units it shall have a pro rata share (calculated on the basis of the total hours scheduled by Buyer in a period as compared to the total hours in such period) of the daily and monthly rights, benefits and obligations that would be available to it as if it were acting as fuel manager, including nominations, balancing rights and imbalance charges assessed within the applicable period under the then-effective applicable LDC tariff or month end imbalance tolerances permitted by such tariff, and fees for services. In exercising such rights, Buyer shall follow customary practices and procedures with respect to nominations, balancing rights and imbalance charges and tolerances as provided in the applicable LDC tariff. If Buyer exceeds its pro rata share of the permitted limits and tolerances under the applicable LDC tariff and fails to promptly bring its activities within such limits and tolerances, Seller shall have the right within one day after notice to make corresponding adjustments to its nominations, volumes and monthly imbalances or, if in effect, daily imbalances, to bring Buyer's activities within the prorata limits and tolerances in the applicable LDC tariff, and if Buyer is deficient (short) gas, Buyer shall promptly pay Seller Platt's Gas Daily PG&E Citygate Common high, or successor index, for the amount of such imbalance gas and if Buyer is excess (long) gas, Seller shall promptly pay Buyer the Platt's Gas Daily PG&E Citygate Common low, or successor index, for such imbalance gas.

            Other Charges: The capacity payments payable in the amounts and at the times as follows (such payments to be prorated within a calendar month):

            FOR THE PERIOD MAY 1,2002 TO JULY 31,2002

            A monthly capacity payment payable on the first day of each month equal to the product of $15,151.52 times the Aggregate Capacity of the Units which have achieved commercial operation as of the first day of such month and the capacity (in MW) of substitute Units designated by Seller pursuant to Special Condition (3)(a) prior to the first day of such month.

            FOR THE PERIOD AUGUST 1,2002 TO JULY 31,2003

            (a) A capacity payment payable August 1, 2002 equal to the sum of
            (1) and (2) below calculated as follows:

                (1) For the period from August 1, 2002 to December 31, 2002,
                  $75,757.57 times the Aggregate Capacity as of August 1, 2002 and the capacity that Seller has designated by no later than July 15, 2002 as substitute Units pursuant to Special Condition (3)(a) for Units that have not achieved or will not achieve commercial operation by August 1, 2002; and

                (2) For the period from January 1, 2003 to July 31, 2003,
                  $106,060.61 times the Aggregate Capacity of the Units which have achieved commercial operation by August 1, 2002; and

            (b) A capacity payment payable on the first day of each month from January 1, 2003 through June 1, 2003 (or if a Unit comes on line during any month, a prorata portion of such capacity payment payable three Business Days after the COD for such Unit) with respect to the Units which had achieved commercial operation in the period after August 1, 2002 and before June 1, 2003, equal to the product of $15,151.52 times the Aggregate Capacity of such Units; and

            (c) A capacity payment payable on July 1, 2003 (and if a Unit comes on line during the month of June or July, a prorata portion of such capacity payment for such partial month payable three Business Days after the COD for such Unit) (i) with respect to the Units which had achieved commercial operation in the period after August 1, 2002 and before June 1 2003, equal to the product of $15,151.52 times the Aggregate Capacity of such Units, plus (ii) with respect to Units that achieved commercial operation in the period from June 1, 2003 through June 30, 2003, equal to the product of $10,000 times the Aggregate Capacity of such Units, plus (iii) with respect to Units that achieved commercial operation in the period from July 1, 2003 to July 31, 2003 a prorata payment for July equal to the prorata portion of the product of $10,000 times the Aggregate Capacity of such the Units.

            FOR THE PERIOD AUGUST 1, 2003 TO JULY 31, 2006

            (a) A capacity payment payable on August 1, 2003 equal to the sum of
            (i) the product of Aggregate Capacity of the Units that achieved commercial operation prior to June 1, 2003 times $181,818.18, and
            (ii) the product of Aggregate Capacity of the Units that achieved commercial operation on and after June 1, 2003 but on or prior to July 31, 2003 times $120,000;

            (b) A capacity payment payable on the first day of each month from September 1, 2003 through December 31, 2003 (or if a Unit comes on line during any month, a prorata portion of such capacity payment payable three Business Days after the COD for such Unit) with respect to the Units that achieved commercial operation in the period after August 1, 2003 and on or before December 31, 2003, equal to the product of $10,000 times the Aggregate Capacity of such Units;

            (c) A capacity payment payable on January 1, 2004 for the period from January 1, 2004 through July 31, 2004 equal to the Aggregate Capacity as of January 1, 2004 of the Units that achieved commercial operation between August 1, 2003 and December 31, 2003, equal to the product of $70,000 times the Aggregate Capacity of such Units; and

            (d) A capacity payment payable on August 1, 2004 and August 1, 2005 equal to the sum of (i) the product of Aggregate Capacity of the Units that achieved commercial operation prior to June 1, 2003 times $181,818.18, and (ii) the product of Aggregate Capacity of the Units that achieved commercial operation on and after June 1, 2003 but on or prior to December 31, 2003 times $120,000.

            FOR THE PERIOD AUGUST 1, 2006 TO JULY 31, 2011

            A capacity payment payable each August 1 of the Delivery Period after August 1, 2005 equal to the sum of (a) the product of Aggregate Capacity of the Units that achieved commercial operation prior to June 1, 2003 times $161,616.16, and (b) the product of Aggregate Capacity of the Units that achieved commercial operation on and after June 1, 2003 but on or prior to December 31,2003 times $120,000.

            "Aggregate Capacity" shall mean the aggregate capacity as of any specified date or during any specified period of the Units in MWs determined pursuant to Special Condition (10) and Special Condition
            (12) for those Units that have achieved commercial operation as of such specified date or during such specified period; provided, however, that as of any specified date from and after January 1, 2003, the Aggregate Capacity allocable to Units achieving commercial operation prior to June 1, 2003 shall not be more than the product of 45MW times the number of Units which have achieved commercial operation by such date prior to June 1, 2003 and the Aggregate Capacity allocable to Units achieving commercial operation from and after June 1, 2003 shall not be more than the product of 45MW times the number of Units which have achieved commercial operation by such date from and after June 1, 2003 to and including December 31,2003.

      For the purposes of the foregoing the capacity of the Units shall be determined in accordance with Special Condition (10) and Special Condition
      (12).

      Delivery Period: May 1, 2002 - July 31, 2011

Special Conditions: (1) See Cover Sheet to Master Agreement.

                    (2) To resolve any and all disputes between them concerning rights to substitute capacity under the prior Confirmation Letter for this Product (dated February 27, 2001), now superseded by this Confirmation, Buyer agrees to pay a one-time capacity payment of $15,102,807.86 for the period from December 1, 2001 through April 30, 2002 within three days after the effective date of this Confirmation. Buyer's payment is for the resolution of claims that are doubtful or are in dispute, and is not in any way, implicitly or explicitly, an admission concerning Buyer's or Seller's rights under the prior Confirmation Letter. Seller's acceptance of this payment constitutes a full and final release by Seller, its parents, subsidiaries, divisions, affiliates or associates and anyone who may claim through any of them (including their former and present officers, directors, employees, shareholders or any of their assigns) of DWR and its successors and assigns, from any and all claims that Seller had, has, or ever shall have, whether known or unknown, asserted or unasserted, suspected or unsuspected, contingent or non-contingent, liquidated or unliquidated, based on, arising out of, or relating in any way to the prior Confirmation Letter.

                    (3) Seller will supply energy to be delivered under this Transaction from one or more generation assets (each a "Unit," collectively, and together with the replacement generation assets designated as provided below, the "Units") located within NP 15, including at one or more of the following sites: King City, Gilroy, Feather River, Lambie, Creed, Goosehaven, Pajaro Valley, Wolfskill and Yuba City; provided, however, that (a) if any Unit will be located at a site other than said specified sites, Seller shall first consult with Buyer as to such location, and (b) all interconnections, the capacity rating of the interconnection facilities, the interconnection agreement, and transmission connection are sufficient for the delivery of the full output of the Unit at such site to the CAISO-controlled grid. Seller may elect which Unit or Units are to be operated from time to time to supply energy hereunder; provided, however, Buyer may direct that Units in a constraint zone be operated to supply energy hereunder to the extent necessary to assure reliability and to prevent any system instability in such zone. Each Unit will have a nominal capacity of 45 MW, and a total of 11 LM 6000 Units will be designated as provided herein. Not less than 15 days before the date of increase in Contract Quantity described above, Seller will designate the Unit or Units that will supply the Contract Quantities required to be delivered by such dates. Seller may (a) with respect to any Unit which has not achieved commercial operation, without the approval of the Buyer, designate one or more alternative generating facilities (which need not be LM 6000s) from which energy will be delivered hereunder during the period commencing May 1, 2002 and ending December 31, 2002, so long as such alternate generating facilities deliver energy into North Path 15 or (b) with respect to any Units which have achieved commercial operation hereunder, with the approval of Buyer, which approval may not be unreasonably withheld, from and after January 1, 2003, designate replacement Unit(s) from time to time upon not less than 15 days notice to Buyer but in no case may Seller designate replacement Unit(s) under this clause (b) unless (i) Seller has designated sufficient Unit(s) to supply the then required Contract Quantity and
                    (ii) the replacement Unit(s) deliver energy into the same zone (i.e. North Path 15) as the original Unit(s).

                    (4) Subject to Seller's rights under clause (a) of the fifth sentence of Special Condition (3), the Parties' obligations hereunder with respect to the energy to be supplied from any Unit are also subject to and contingent on such Unit having achieved "commercial operation" before Seller is obligated to supply energy from such Unit. As used herein, "commercial operation" of a Unit means that such Unit has been completed, has passed all material performance tests pursuant to Special Condition (10), Seller or the owner of the Unit has all necessary permits to operate the Unit at the output level for which it was designed not less than 40 MW, the Unit is capable of operating on a sustained basis at substantially the output level for which it was designed, and all interconnections, the capacity rating of the interconnection facilities, the interconnection agreement, and transmission connection are sufficient for the delivery of the full output of the Unit to the CAISO-controlled grid. Commercial operation shall not occur until Seller provides written certifications, including a written report of test performance results, signed by a duly authorized officer, to Buyer that the requirements for commercial operation have been achieved and Buyer concurs in writing with such certification. Buyer shall have twenty (20) business days within which to respond to Seller's certification of commercial operation and failure to respond within such period shall be deemed an acceptance of Seller's certification. If Buyer concurs that commercial operation has occurred or fails to respond within twenty (20) business days as provided in the preceding sentence or if such commercial operation is disputed and such dispute is resolved in favor of the Seller, the date of commercial operation shall be the date Seller provides such written certifications that the requirements for commercial operation have been achieved. Seller agrees to use commercially reasonable efforts (considering among other things the availability, receipt and cost of necessary permits and regulatory approvals, third party services and consents, real estate rights and similar matters and regulatory changes) to cause the designated Unit(s) to achieve commercial operation on or before the date(s) that power is to be supplied by such Unit(s) hereunder, but Seller shall not otherwise be liable to Buyer or be obligated to provide the quantity of energy to be provided from such Unit(s) unless and until commercial operation is achieved for such Unit(s), and the Contract Quantities described above shall be appropriately reduced until such Unit(s) achieve commercial operation. Seller represents and Buyer agrees that the following Units have achieved commercial operation: Gilroy 1, Gilroy 2, Gilroy 3, and King City. With respect to the remaining Units, to the extent the Seller does not achieve commercial operation of such Units by December 31, 2002, any substitution made for any such Unit pursuant to clause (a) of Special Condition (3) shall terminate. To the extent the Seller does not achieve commercial operation of any such Unit by December 31, 2003, the Contract Quantity shall be reduced by the amount of MW allocable to such Units.

                    From time to time (but not more frequently than monthly) at Buyer's request, Seller shall provide information to Buyer regarding the status of construction activities and the then expected commercial operation dates of the Units. Such information shall include status of accomplishing major development and construction milestones including obtaining all permits, securing project financing, acquisition and installation of major equipment, and start-up testing. Buyer may inspect the Units, the Unit construction site or on-site Seller data and information pertaining to the Units reasonably necessary to verify the information provided pursuant to this Special Condition (4) during business hours upon reasonable notice. Seller will not materially decrease the nameplate capacity below that which is referenced in the applicable permit or change the design of the units in a manner that materially impairs Seller's obligations or materially alters Buyer's rights or obligations hereunder without the written approval of Buyer, not to be unreasonably withheld.

                    (5) Seller agrees that it will operate and maintain the Units in accordance with Prudent Industry Practices.

                    (6) Seller shall only be required to deliver the energy described in this Transaction if Buyer schedules energy from the Units as provided herein. Subject to the terms and conditions set forth herein, Buyer may schedule such energy only for hours within the Peak Period (as hereinafter defined) and only up to (i) through December 31, 2002, the then applicable Contract Quantity (including the capacity of any substitute Units designated by Seller as provided in clause (a) of the fifth sentence of Special Condition (3)), and (ii) from and after January 1, 2003, the lesser of (a) the then applicable Contract Quantity (i.e. the sum of the tested capacities of all Units that have achieved commercial operation, subject to the limitations set forth in this Confirmation) and (b) the number of Units that have at that time achieved commercial operation multiplied by 45 MW; provided, however, that the quantity of energy which is scheduled must be an amount which will permit all Units required to supply such amount to operate between 80% and 100% of capacity (e.g. between 36

                    MW and 45 MW assuming a 45 MW plant). As used herein, "Peak Period" means the hours from the hour ending 0700 through the hour ending 2200, Pacific time, Monday through Saturday (excluding NERC holidays), during the months of June, July, August, September, October, December and January during the Delivery Period; provided, however, that in addition to the months of June, July, August, September, October, December and January, the Peak Period in calendar years 2002 and 2003 shall include the month of November. Each Peak Period will begin on June 1 of a given calendar year and end on January 31 of the following calendar year.

                    (7) Subject to the limitations set forth in Special Condition (11), in the event that the output of a designated Unit is partially reduced or curtailed as provided in the definition of the Product, including Forced Outage or Force Majeure, Seller shall be entitled to reduce energy deliveries to Buyer from such Unit to the extent of such reduction or curtailment without penalty or cost except as may result under Special Condition (9).

                    (8) The meter for the Units shall be on the high side of the Unit transformer. Any generation meter multiplier (GMM) adjustments shall be for Buyer's account (i.e notwithstanding any required GMM adjustments, Seller shall be deemed to have delivered the full metered amount of energy from each Unit). Metering shall conform to CAISO standards or the equivalent. Seller shall provide CAISO metering settlement data to Buyer on a monthly basis, and, at Buyer's option and expense, real-time access to meter data via appropriate telemetering equipment.

                    (9) (a) After the end of each month, the capacity payment paid or payable with respect to that month shall be adjusted (by Buyer making an additional payment or Seller paying a rebate which may be offset by Buyer against any other payments due Seller hereunder) to equal the Adjusted Capacity Payment ("ACP").

                    Where:

                    ACP = [1+(EA-Target EA) x prorated capacity payment attributable to such month]

                    EA = (Summation of Hourly Availability Factors for Non-Force Majeure Peak Hours) / (Number of Non-Force Majeure Peak Hours in month)

                    Hourly Availability Factor is determined for each Peak Hour that is not excused by Force Majeure as follows (such quotients not to exceed 1.0):

                    i) For hours in which Buyer has scheduled energy, the quotient of (1) energy actually or deemed delivered (in accordance with this

                          Confirmation) by Seller to Buyer from the Unit(s) plus, any Availability Substitute Energy, and, if a Buyer Fuel Plan is in effect, any scheduled energy that was undeliverable solely due to the non-delivery of gas, divided by (2) total energy scheduled in accordance with this Confirmation less any scheduled energy that is unavailable during any ramp up of a Unit in accordance with Scheduling below;

                    ii) For hours in which Buyer has not scheduled energy, the quotient of 1) the then applicable Contract Quantity that was actually schedulable for delivery from the Units or which Seller has committed as Availability Substitute Energy, divided by 2) the then applicable Contract Quantity. The energy generated by any Unit (at capacity of such Units determined pursuant to, and not in excess of the limitations of, Special Condition
                          (10)) pursuant to a must offer bid made by Seller into the CAISO supplemental energy market and accepted by CAISO shall be treated as schedulable for the purposes of this clause (ii) for the period of such bid.

                    Target EA = .98 for the Summer Season or .92 for the Winter Season.

                    The Summer Season is the Peak Period of the months June through October. The Winter Season is the Peak Period of the months December and January and in calendar years 2002 and 2003, November. Peak Hours are any hours in the Peak Period.

                    For the purposes of (i)(1), Availability Substitute Energy shall include uninstructed imbalance energy described in clauses (ii), (iv) and (v) of Special Condition (13)(b) and any underdeliveries resulting from instructed deviations directed by CAISO but shall specifically exclude uninstructed imbalance energy described in clauses (i) and
                    (iii) of Special Condition (13)(b) and all other uninstructed imbalance energy not permitted under Special Condition (13)(b).

                    Seller shall notify Buyer each day of the Peak Period prior to the CAISO day-ahead notification deadline of the then applicable Contract Quantity that is schedulable for each hour of the next day from the Units or which Seller would commit as Availability Substitute Energy for each hour of the next day.

                    (b) In addition, the provisions of Article IV of the Master Agreement shall apply to any unexcused failure of the (1) Seller to (i) schedule or deliver the Product described in clause (a) of "Other" or (ii) schedule or deliver the Product described in clause (b) of "Other" after Buyer has accepted Seller's offer to provide Substitute Energy as provided in this Confirmation, or (2) any unexcused failure of the Buyer to receive Substitute Energy.

                    (c) In addition to any adjustment to ACP under (a) of this Special Condition (9), the ACP for any month shall be reduced in accordance with the following formula provided that such reduction shall not reduce the ACP below zero:

                    Amount of Reduction of ACP = capacity payment allocable to such month x [(Warning/Stage Alert Hours x 4) / 286]

                    Warning/Stage Alert Hours = sum of Hourly Factors for hours during which Seller fails to provide any or all Contract Quantity from the Units as scheduled by Buyer in accordance with this Confirmation when the Unit(s) are available for such hours and a day-ahead CAISO warning of a potential stage alert has been issued or any stage alert is in effect for such hours. Hourly Factors shall be the ratio, in any such hour, of: (a) energy scheduled by Buyer in accordance with this Confirmation that was not delivered or deemed delivered from the Units (and for which delivery was not excused hereunder), to (b) energy scheduled by Buyer in accordance with this Confirmation.

                    (10) The MWs allocable to each Unit (at no more than 50 MW per Unit) for purposes of determining the Aggregate Capacity and adjusting the Contract Quantity will be established by testing and adjustment as follows: Not less than five days prior to the scheduled commercial operation date of a Unit, and thereafter during the period beginning March 1 and ending May 31 in each Contract Year, unless otherwise agreed, Seller will conduct a four hour performance test of each Unit during operations using installed instrumentation, calibrated by Seller (except the Electric Metering Equipment which will be calibrated in accordance with CAISO Requirements) to determine the maximum MW output of each Unit as measured at the Delivery Point for such Unit. Tests shall be conducted pursuant to ASME Performance Test Code
                    22. In addition, each of Buyer and Seller may request up to two additional tests per year (at any time) utilizing the same four hour test procedures. After each test, Seller will use performance curves certified by the original equipment manufacturer/architect engineer/vendor to adjust the test results to ISO Conditions. The ISO Condition-adjusted test results will be the MWs allocable to the Unit (at no more than 50 MW per Unit), effective on the first day of the month following the month in which Buyer receives written notice of the test results or as of the commercial operation date, as the case may be. Seller will provide forty-eight
                    (48) hours notice to Buyer prior to each test, and provide Buyer with a written report of the test results and subsequent adjustment to the Contract Quantity within the later of five (5) Business Days of each test or as soon as practicable. Buyer is entitled to witness any test of a Unit. Buyer may request third party calibration of instrumentation used in any test, and in the event that a deviation equal to or more than 2% is found, Seller shall bear the cost of such calibration, and if the instrumentation is within 2% deviation then Buyer shall bear such cost.

                    (11) Notwithstanding anything to the contrary herein, Seller shall arrange and be responsible for transmission service to the Delivery Point, if any, and shall obtain Schedule Coordinator services necessary to deliver the Product to the Delivery Point. Seller shall be responsible for all charges due to the CAISO and entitled to receive all payments from the CAISO, related to schedule deviations; provided, however, if a schedule change is directed by Buyer, Buyer shall be responsible for all charges due to the CAISO, and entitled to receive all payments from the CAISO, related to such schedule deviations.

                    (12) Seller shall, at its expense, acquire and maintain in effect, from any and all government agencies with jurisdiction over Seller and/or the construction or operation of the Units, all required governmental approvals, in each case necessary at that time (i) for the construction of the Units in accordance with this Agreement; and (ii) for the operation of the Units to produce the Contract Quantity. Seller shall cause the Units to be operated in compliance with the Units' governmental approvals. Failure of Seller to comply with the provisions of this Special Condition (12) shall not be an Event of Default. Buyer's sole remedy for any failure of Seller to comply with the provisions of this Special Condition (12), shall be to reduce the Contract Quantity by the amount of MW allocable to such Units that are or become subject to any curtailment, reduction or restriction as the result of a failure of Seller to comply with this Special Condition (12). Buyer shall not direct more than four (4) starts per Unit per day. A start shall be any Buyer schedule change from zero to greater than zero. Failure of Buyer to comply with the provisions of this Special Condition (12) shall not be an Event of Default. Seller's sole remedy for any failure of Buyer to comply with the provisions of this Special Condition (12) shall be to refuse a direction to start that violates this Special Condition (12).

                    (13) (a) Copies of all day-ahead and hour-ahead schedules with respect to Substitute Energy market purchases with scheduling coordinators other than Seller shall be delivered by Seller to Buyer by the end of the next day(redacted to remove confidential information, but in all events showing dates, times and volumes). Upon request of Buyer, Seller will provide Buyer with sufficient information to enable Buyer to determine whether Seller's scheduling coordinators are effecting delivery of scheduled Contract Quantity market energy purchases through the CAISO imbalance energy markets. Seller authorizes Buyer to obtain such information from CAISO as may be necessary to determine compliance with the provisions hereof or to determine whether Seller's scheduling coordinators are effecting delivery of scheduled Contract Quantity market energy purchases through the CAISO imbalance energy markets and Seller hereby waives its right to object to CAISO providing such information to

                    Buyer; provided, however, that Buyer shall only use such information for the purposes of monitoring Seller's compliance with the provisions hereof. Parties elect to make
                    Section 10.11 of the Master Agreement applicable to such information.

                    (b) Seller will not use the CAISO uninstructed imbalance energy markets to deliver the Contract Quantity except with respect to any (i) under-deliveries resulting from a Unit Forced Outage or an event or circumstance that affects the Unit(s) so as to prevent Seller from performing its obligations, which event or circumstance was not anticipated as of the date the Transaction was agreed to, and which is not within the reasonable control of, or the result of the negligence of, the Seller, (ii) deliveries of amounts scheduled by Buyer in accordance with this Transaction if the notice given by Buyer is less than the minimum notice required by the CAISO to schedule deliveries of energy under the applicable CAISO tariff and rules, (iii) subject to the provisions of subsection (c) and in addition to under-deliveries resulting from an event described in
                    (b)(i), under-deliveries resulting from variations of 3% or less between the amount of energy scheduled and the amount of energy delivered on a monthly basis due to physical variations in the operating levels of the generation equipment which are not caused by Seller or are beyond the reasonable control of the Seller, (iv) failure of a scheduling coordinator other than Seller to deliver Substitute Energy hereunder, and (v) any under-deliveries resulting from instructed deviations directed by Buyer. In connection with generation from the Units, Seller shall not willfully submit infeasible schedules so as to create phantom congestion and then submit decremental bids in connection therewith. Seller shall not submit any negative decremental bids with respect to the Contract Quantity to CAISO unless mutually agreed or claim unavailability of the Units based on Forced Outage or Force Majeure when in fact none exists.

                    (c) Seller shall cooperate with Buyer and provide Buyer such information relating to the operation of the Units as may reasonably be necessary to determine compliance with the provisions of subsection (b) and this subsection (c). Seller shall (i) notify Buyer prior to the CAISO day-ahead notification deadline for each day in which a Peak Hour occurs of the capacity expected to be available from the Units, (ii) on a day-ahead basis, schedule any energy as requested by Buyer in accordance with this Confirmation from such Units on the basis of such estimate, (iii) adjust such schedules to reflect any update to the expected capacity of such Units prior to the close of the CAISO hour-ahead scheduling window for such hour, and (iv) submit a schedule change as soon as possible upon the occurrence of any under-deliveries. To the extent Seller has complied with the provisions of the second sentence of this subsection (c), Seller may, in determining the underdelivery percentage for any hour in any month for the purposes of subsection
                    (b)(iii), take into account the output from any

                    Generation Assets in such hour after the close of CAISO hour-ahead scheduling deadline for such hour. For the purpose of this subsection (c), "Generation Assets" shall mean generating assets or portions thereof located in California and owned or controlled by Seller or its Affiliates which are direct or indirect wholly-owned subsidiaries of Calpine Corporation which are not under contract as "qualifying facilities" (within the meaning of the Public Utility Regulatory Policies Act). An asset or portion thereof is controlled by Seller or an Affiliate for the purposes of this definition to the extent that Seller or Affiliate has the ability to direct the use of such asset or portion or output thereof pursuant to an agreement.

                    (d) In the event that the underdelivery percentage in a month under clause (iii) of Special Condition (13)(b), as calculated below, exceeds 3%, the following remedies shall apply:

                    The total of ACP payable for a month with respect to the Units scheduled by Buyer during that month shall be reduced as follows:

                    When the underdelivery percentage for the month is greater than 3.0% and less than or equal to 5.0%, such reduction shall be equal to the underdelivery percentage times the amount of capacity payments allocable to the month;

                    When the underdelivery percentage is greater than 5.0%, such reduction shall be equal to four times the underdelivery percentage, times the amount of capacity payments allocable to the month; provided that such reduction shall not reduce the ACP below zero.

                    Where:

                    Underdelivery percentage for a month equals 1- (Monthly Delivered Energy / Monthly Scheduled Energy);

                    Monthly Delivered Energy is the MWh delivered pursuant to Buyer's schedules during the month, including imbalance energy described in clauses (i), (ii), (iv) and (v) of Special Condition (13)(b) plus any underdeliveries resulting from instructed deviations directed by CAISO, but excluding any other uninstructed imbalance energy;

                    Monthly Scheduled Energy is the MWh scheduled by Buyer during the month in accordance with this Confirmation.

                    (e) In the event of any violation of subsection (b) of this Special Condition (13) other than as provided in (d) and
                    (f), in the event there is any uninstructed imbalance energy in a month not described in clauses (i), (ii), (iii), (iv) or (v) of Special Condition (13)(b)(without regard to the 3% limit in clause (iii)), the ACP payable for the month with respect to the Units scheduled by Buyer in that month shall be reduced by an amount equal to:

                    (i) when the underdelivery percentage for the month applicable to such uninstructed imbalance energy is less than or equal to 5.0%, the underdelivery percentage times the amount of capacity payments allocable to the month, or
                    (ii) when the underdelivery percentage for the month applicable to such uninstructed imbalance energy is greater than 5.0%, four times the underdelivery percentage, times the amount of capacity payments allocable to the month; provided that such reduction shall not reduce the ACP below zero; provided, further, that for the purpose of this paragraph, Monthly Delivered Energy shall equal the MWh delivered pursuant to Buyer's schedules during the month, including uninstructed imbalance energy described in clauses
                    (i), (ii), (iii), (iv) and (v) of Special Condition
                    (13)(b)(without regard to the 3% limit in clause (iii)) plus under deliveries resulting from instructed deviations directed by CAISO but excluding any other uninstructed imbalance energy.

                    (f) In the event of any willful violation of subsection (b) of this Special Condition (13), in the event there is any uninstructed imbalance energy in a month not described in clauses (i), (ii), (iii), (iv) or (v) of Special Condition
                    (13)(b)(without regard to the 3% limit in clause (iii)), the ACP payable for the month with respect to the Units scheduled by Buyer in that month shall be reduced by an amount equal to (1) four times the under delivery percentage applicable to such uninstructed imbalance energy for the first violation, and five times the under delivery percentage applicable to such uninstructed imbalance energy for the second violation, multiplied by (2) the amount of capacity payments allocable to the month in which such willful violation occurred; provided that such reduction shall not reduce the ACP below zero; provided, further, that for the purpose of this paragraph, Monthly Delivered Energy shall equal the MWh delivered pursuant to Buyer's schedules during the month, including uninstructed imbalance energy described in clauses (i), (ii), (iii), (iv) and (v) of Special Condition (13)(b)(without regard to the 3% limit in clause (iii)) plus under deliveries resulting from instructed deviations directed by CAISO but excluding any other uninstructed imbalance energy. Buyer shall promptly notify Seller in writing of any event subject to this subsection (f).

                    (g) A third willful violation of subsection (b) of this Special Condition (13) shall be an Event of Default that cannot be cured.

                    (h) Buyer may elect to take any capacity payment reduction as a rebate or as an offset to other amounts payable to Seller.

                    (i) The Parties agree that Buyer's actual damages in the event Seller fails to schedule or deliver Product in accordance with the terms of this Confirmation or comply with the provisions of Special Condition (13)(b) would be extremely difficult or impracticable to determine and that, after negotiation, the Parties have agreed that the liquidated amounts set forth in Special Conditions (9) and
                    (13) are a reasonable estimate of the damages that Buyer would incur as a result of such failures.

Scheduling: Conforming to CAISO and WSCC standards. Subject to the other terms and conditions of this Transaction, Buyer shall be entitled to schedule up to 2000 Scheduled Hours (as hereinafter defined) during each Peak Period during the Delivery Period. Buyer's right to schedule energy during a Peak Period may not be carried forward or backward between Peak Periods (i.e. Scheduled Hours which are not scheduled in one Peak Period may not be carried forward into the next Peak Period, and Buyer may not schedule Scheduled Hours in excess of the foregoing quantities in a Peak Period by "borrowing" them from future Peak Periods). Subject to the next succeeding sentence, Buyer shall have full day-ahead and intraday scheduling rights. All energy scheduled from a Unit must be scheduled in minimum 2 hour flat blocks. All energy not scheduled through the CAISO day-ahead or hour-ahead scheduling process shall be scheduled on the basis of the greater of (a) a 30-minute ahead basis, and (b) the operational limitations of a Unit. In the event Buyer submits a schedule for any hour hereunder and the Unit(s) are or will be operating to deliver energy to the CAISO supplemental energy market during such hour, such energy shall be deemed (a) delivered hereunder for the purposes of Special Condition (9) and Special Condition (13), (b) a Scheduled Hour under "Scheduling," (c) not to result in a start for purposes of Special Condition (12), and Seller shall pay to Buyer the positive difference, if any, between the market clearing price of CAISO supplemental energy for such delivery and the average Energy Price under this Confirmation for the day in which such hour occurs under this Confirmation.

            As used herein, "Scheduled Hour" means each hour for which energy is scheduled to be delivered hereunder, whether the energy is supplied from one or more of the designated Units or from Substitute Energy.

Option Buyer: N/A

Option Seller: N/A
       Type of Option: N/A
       Strike Price: N/A
       Premium: N/A
       Exercise Period: N/A

                     [The next page is the signature page.]

      This amended and restated confirmation letter is being provided pursuant to and in accordance with the Master Power Purchase and Sale Agreement and the Amended and Restated Cover Sheet dated April 22, 2002 (the "Master Agreement") between Party A and Party B, and constitutes part of and is subject to the terms and provisions of such Master Agreement. This amended and restated confirmation letter supersedes the Confirmation Letter (Peaking Capacity) dated February 27, 2001 effective as of May 1, 2002. Terms used but not defined herein shall have the meanings ascribed to them in the Master Agreement.

Calpine Energy Services, L.P.   State of California Department of Water
                                Resources separate and apart from its powers and responsibilities with respect to the State Water
                                Resources Development System

By: /s/ E. James Macias                         By: /s/ Peter S. Garris
   ------------------------------                   ---------------------------
Name: E. James Macias                           Name: Peter S. Garris
Title: Executive Vice President                 Title: Deputy Director
Phone No: (408)792-1124                         Phone No: (916)574-2733
Fax: (408)995-0505                              Fax: (916)574-2512

                                                                  EXECUTION COPY

                    MASTER POWER PURCHASE AND SALE AGREEMENT
                    AMENDED AND RESTATED CONFIRMATION LETTER

      This amended and restated confirmation letter shall confirm the Transaction agreed to on April 22, 2002 and effective May 1, 2002 between Calpine Energy Services, L.P. ("Party A") and State of California Department of Water Resources with respect to its responsibilities pursuant to California Water Code Section 80000 et seq. regarding the Department of Water Resources Electric Power Fund separate and apart from its powers and responsibilities with respect to the State Water Resources Development System ("Party B") regarding the sale/purchase of the Product under the terms and conditions as follows:

Seller: Calpine Energy Services, L.P.

Buyer: State of California Department of Water Resources

Product:

[]    Into_______________________, Seller's Daily Choice

[]    Firm (LD)

[]    Firm (No Force Majeure)

[]    System Firm

      (Specify System: ________________________________________________________)

[x] Unit Firm - See "Special Conditions" below. Except as set forth in Special Condition (10), the sole remedies for failure to meet such obligations shall be as set forth in Special Condition (8) and Special Condition (12).

     (Specify Unit(s): See "Special Conditions" below.)

[]    Other_____________________________________________________________________

[]    Transmission Contingency (If not marked, no transmission contingency)

      []    FT-Contract Path Contingency      []    Seller    []    Buyer

      []    FT-Delivery Point Contingency     []    Seller    []    Buyer

      []    Transmission Contingent           []    Seller    []    Buyer

      []    Other transmission contingency

     (Specify _________________________________________________________________)

      Contract Quantity:The Contract Quantity shall be determined monthly throughout the Delivery Period (as defined below) and shall be, as of any date, the aggregate capacity of all Units determined pursuant to Special Condition (9) that have achieved commercial operation (not to exceed four
                        (4) designated Units without the approval of Buyer) where

                        "SCCOD" means the date by which any Unit has achieved commercial operation in simple cycle;

                        "CCCOD" means the date on which any Unit has achieved commercial operation in combined cycle; and

                        "Start Date" means SCCOD for the first Unit that has achieved commercial operation in simple cycle.

                        It is expected that the Contract Quantity will be 45 MW for each Unit that has achieved commercial operation in simple cycle and 180MW for all four of the IDUs and
                        56.25 MW for each Unit that has achieved commercial operation in combined cycle and 225 MW for all four of the IDUs.

                        For the purpose of this Confirmation, except as otherwise specified in Special Condition (8) and Special Condition (12)(d), (e), and (f) deliveries shall be deemed to include uninstructed imbalance energy from the CAISO uninstructed imbalance energy market resulting from events arising after the close of the CAISO hour-ahead scheduling window. Buyer shall not be obligated to pay the Energy Price for any uninstructed imbalance energy resulting from a failure to adjust a schedule or other events occurring prior to (but excluding imbalance energy resulting from events arising after) the close of the CAISO hour-ahead scheduling window unless otherwise agreed to by the Parties in connection with the event giving rise to such imbalance energy.

Delivery Point:   With respect to the IDUs, either the Nortech or Los Esteros substation located in or adjacent to the City of San Jose or such other point of interconnection as determined by PG&E to serve the Los Esteros power plant site, and with respect to replacement Units, the high side of any substation or substations in North Path 15 designated by Seller in reasonable proximity of such Units. The Delivery Point shall be a point that connects to the transmission system managed by the California Independent System Operator ("CAISO") or any successor to the CAISO. Seller may schedule one or more different delivery points meeting the foregoing requirements on an hourly basis pursuant to CAISO protocols (or any successor protocols). (See "Special Conditions" below)

Contract Price:

      Energy Price:

      For each month, Buyer shall pay Seller (i) $4.00 per MWh scheduled by Buyer and delivered during such month for variable operation and maintenance costs, plus (ii) the Monthly Fuel Costs as follows (negative Monthly Fuel Costs reflect a payment due from Seller to Buyer resulting from an excessive heat rate and Buyer-supplied fuel):

      Monthly Fuel Costs:

            Gross Fuel Costs x Heat Rate Factor

      Gross Fuel Costs = Monthly Fuel Quantity x Monthly Fuel Price

      Monthly Fuel Quantity = Monthly metered usage of gas (Mmbtu) for the Unit(s) to generate power scheduled by Buyer in accordance with the "Special Conditions" below, plus equivalent gas at the Guaranteed Heat Rate for any replacement energy, including CAISO imbalance energy. Such monthly metered usage of gas shall be determined based on the ratio of 1) the actual output of the Unit(s) to supply Buyer's scheduled energy (but not any energy generated in excess of Buyer's hourly schedules) to 2) the actual total output of the Unit(s).

      Monthly Fuel Price = Gas cost ($/Mmbtu) as determined under either the Seller Fuel Plan or the Buyer Fuel Plan, as applicable.

      Heat Rate Factor:

            Under a Seller Fuel Plan:

                  Minimum of: 1.0, and (Guaranteed Heat Rate/Monthly Effective Heat Rate)

            Under a Buyer Fuel Plan:

                  [Minimum of: 1.0, and (Guaranteed Heat Rate/Monthly Effective Heat Rate)]-1

      Guaranteed Heat Rate =           10,500 Btu/kWh to the earlier of CCCOD
                                       and June 30, 2003, and

                                       8,500 Btu/kWh from the earlier of CCCOD
                                       and July 1, 2003

      Monthly Effective Heat Rate = (Monthly Fuel Quantity/Monthly Scheduled Energy)

      Monthly Scheduled Energy = Total energy during a month scheduled by Buyer in accordance with "Special Conditions" for delivery by Seller from Unit(s) on Buyer's account

      Other Charges:

         Subject to "Special Conditions" below, a monthly capacity charge, payable in arrears, calculated as follows:

         During the first Contract Year:     $20 per kW-month multiplied by the
                                             Contract Quantity that month;

         During the second Contract Year:    $18 per kW-month multiplied by the
                                             Contract Quantity that month; and

         During the third Contract Year:     $16 per kW-month multiplied by the
                                             Contract Quantity for that month

         where "Contract Year" is any 12 month period ending on an anniversary of the Start Date. Notwithstanding the foregoing, if the Start Date occurs before December 31, 2002, the monthly capacity charge for the period from the Start Date to December 31, 2002 shall be $22 per kW-month multiplied by the Contract Quantity (or if a Unit comes on line during any month, a prorata portion of such capacity payment payable three Business Days after such Unit achieves commercial operation).

      Fuel Plan: By not later than three months before best estimate of the Start Date, and thereafter each year three months before the anniversary of the Start Date, Seller shall provide to Buyer a proposed Annual Fuel Plan detailing prices or pricing methodologies for the acquisition of fuel by Seller on Buyer's account for the next Contract Year. By 30 days after provision by Seller of the proposed first Annual Fuel Plan, and thereafter each year two months before the anniversary of the Start Date, Buyer shall notify Seller if Buyer accepts Seller's proposed Annual Fuel Plan (or a negotiated revision thereto). If such a plan is accepted, it shall become a Seller Fuel Plan for the acquisition of fuel by Seller on Buyer's account. During the term of any Seller Fuel Plan, Buyer shall not be responsible for any fuel imbalance charges or any other charges other than those resulting from any system wide or customer specific Operational Flow Order ("OFO") or Emergency Flow Order ("EFO") conditions. Seller will attempt to mitigate any charges, if any, associated with system wide or customer specific Operational Flow Order or Emergency Flow Order conditions; provided, that such mitigation shall be at no cost to Seller. Other than as set forth in the preceding sentence or elsewhere in this Confirmation, Seller shall be solely responsible for any fuel imbalance charges assessed by the local distribution company (the "LDC") during the term of a Seller Fuel Plan. If no Seller Fuel Plan is accepted, Buyer shall acquire fuel on its own account pursuant to a Buyer Fuel Plan. In that event, Buyer shall be solely responsible for gas supply (including all imbalances), gas must be delivered to Seller at the PG&E Citygate or other mutually agreed upon point, Buyer shall be solely responsible for any LDC charges (including all surcharges, if any, and all imbalance charges) and all charges relating to system wide or customer specific OFOs or EFOs incurred to deliver that gas to the Units, and Seller shall have no obligations to deliver gas or to deliver energy where Buyer fails to deliver the required gas. Notwithstanding the foregoing, any fuel imbalance charges assessed by the LDC resulting under either a Seller Fuel Plan or a Buyer Fuel Plan as a result of actions or omissions of Seller or Buyer shall be borne by the party to which the fuel imbalances are attributable. Fuel imbalance charges resulting from Force Majeure in respect of the Units shall be borne equally by Buyer and Seller. Seller shall be solely responsible to acquire and pay for any and all gas used to generate energy other than Buyer's scheduled energy (including all surcharges, if any, all imbalance charges and all charges relating to system wide or customer specific OFOs or EFOs). Buyer shall not be required to pay any fees or charges which are not specifically set forth in the Seller Fuel Plan. When Buyer supplies gas to the Units it shall have a pro rata share (calculated on the basis of the total hours scheduled by Buyer in a period as compared to the total hours in such period) of the daily and monthly rights, benefits and obligations that would be available to it as if it were acting as fuel manager, including nominations, balancing rights and imbalance charges assessed within the applicable period under the then-effective applicable LDC tariff or month end imbalance tolerances permitted by such tariff, and fees for services. In exercising such rights, Buyer shall follow customary practices and procedures with respect to nominations, balancing rights and imbalance charges and tolerances as provided in the applicable LDC tariff. If Buyer exceeds its pro rata share of the permitted limits and tolerances under the applicable LDC tariff and fails to promptly bring its activities within such limits and tolerances, Seller shall have the right within one day after notice to make corresponding adjustments to its nominations, volumes and monthly imbalances or, if in effect, daily imbalances, to bring Buyer's activities within the pro rata limits and tolerances in the applicable LDC tariff, and if Buyer is deficient (short) gas, Buyer shall promptly pay Seller Platt's Gas Daily PG&E Citygate Common high, or successor index, for the amount of such imbalance gas and if Buyer is excess (long) gas, Seller shall promptly pay Buyer the Platt's Gas Daily PG&E Citygate Common low, or successor index, for such imbalance gas.

Delivery Period:    Start Date until the 3rd anniversary thereof.

Special Conditions: (1) See Cover Sheet to Master Agreement.

                    (2) Seller will supply energy to be delivered under this Transaction from one or more generation assets (each a "Unit," or as cancelled pursuant to Special Condition
                    (3)(a), and collectively, together with the replacement generation assets designated as provided below, the "Units") located at the Los Esteros power plant site owned by Affiliates of Seller. Seller shall ensure that the capacity rating of the interconnection facilities, interconnection agreement, and transmission connection with the CAISO-controlled grid, is at least equal to the tested capacity of all Units at such site. In simple cycle, a Unit is a single LM 6000. In combined cycle, a Unit is a single LM 6000 and associated steam turbine. The initial four Units will each have a nominal capacity of 45 MW in simple cycle and 56.25 MW in combined cycle. The Units will be installed at the US DataPort North San Jose Project or any successor project at the Los Esteros power plant site (the "Project") (such initial 4

                    Units being herein defined as the "Initial Designated Units" or "IDUs"). If and to the extent that Seller is experiencing availability problems with the designated Unit(s) due to Forced Outage or Force Majeure, or the Project requires power for use at the Project as a data center and related power uses and not as scheduling coordinator, Seller may, with the approval of the Buyer, change the Unit(s) designated hereunder from time to time upon not less than 15 days notice to Buyer but in no case may Seller change such designation unless: (i) Seller has designated sufficient Unit(s) to supply the then required Contract Quantity; (ii) the replacement Unit(s) deliver energy into the same zone (e.g. North Path 15) as the original Unit; (iii) such replacement Unit(s) shall be designated hereunder for no longer than the duration of the Forced Outage or Force Majeure affecting the original Unit(s) or the power needs of the Project; and (iv) to the extent Seller can choose from different Units in making the designation, in the notice to Buyer the Seller shall advise Buyer of the Options and up to 5 days prior to the expiry of the notice period, Buyer by notice to Seller may select from one of the Options. "Options" means an ordered list of available capacity from other Seller generating assets. If and to the extent that Seller is experiencing availability problems with the designated Units due to Forced Outage or Force Majeure, or the Project requires power, for use at the Project as a data center and related power uses and not as scheduling coordinator, Seller may, with the approval of the Buyer, but shall not be obligated to, supply energy to Buyer under this Transaction from generation assets delivering energy into North Path 15 other than the designated Unit(s) or from energy purchased by Seller in the market, but in no case may Seller supply substitute energy unless the energy from such alternative generation assets or the market is delivered into the same zone as it would have been from the designated Unit(s), subject to provisos (i) through (iv) above.

                    (3) (a) Seller's obligations hereunder with respect to the energy to be supplied from any Unit are also subject to and contingent on such Unit having achieved "commercial operation" before Seller is obligated to supply energy from such Unit. Buyer's obligations hereunder with respect to capacity and energy to be received from any Unit are subject to and conditioned on such Unit having achieved "commercial operation" before Buyer's obligations to receive energy from such Unit. At least two of the IDUs must achieve commercial operation in simple cycle by March 31, 2003. If none or only one of the IDUs has achieved commercial operation in simple cycle by March 31, 2003, this Transaction shall automatically terminate on April 1, 2003. All of the IDUs must achieve commercial operation by April 30, 2003. If all IDUs have not achieved commercial operation in simple cycle by April 30,

                    2003, Buyer may, on notice to Seller within 15 days after May 1, 2003, cancel all of its obligations with respect to the designated Unit(s) that has not achieved commercial operation on or prior to March 31, 2003 and its obligations hereunder with respect to such designated Unit(s) shall thereby terminate. (As used herein, "commercial operation" of a Unit means that such Unit has been completed, has passed all material performance tests pursuant to Special Condition (9), Seller or the owner of the Unit has all necessary permits to operate the Unit at the output level for which it was designed not less than 40 MW, the Unit is capable of operating on a sustained basis at substantially the output level for which it was designed, and all interconnections, the capacity rating of the interconnection facilities, the interconnection agreement, and transmission connection are sufficient for the delivery of the full output of the Unit to the CAISO-controlled grid, and shall include reestablishment of commercial operation after the conversion of one or more Units from simple cycle to combined cycle operation). Commercial operation shall not occur until Seller provides written certifications, including a written report of performance test results, signed by a duly authorized officer, to Buyer that the requirements for commercial operation have been achieved and Buyer concurs in writing with such certification. Buyer shall have twenty (20) business days within which to respond to Seller's certification of commercial operation, and failure to respond within such period shall be deemed an acceptance of Seller's certification. If Buyer concurs that commercial operation has occurred or fails to respond within twenty (20) business days as provided in the preceding sentence or if such commercial operation is disputed and such dispute is resolved in favor of the Seller, the date of commercial operation shall be the date Seller provides such written certifications that the requirements for commercial operation have been achieved. Seller agrees to use commercially reasonable efforts (considering among other things cost or availability of financing or cost of the project, the availability, receipt and cost of necessary permits and regulatory approvals, third party services and consents, real estate rights and similar matters and regulatory changes) to cause the IDUs to achieve commercial operation in simple cycle, but Seller shall not otherwise be liable to Buyer or be obligated to provide the quantity of energy to be provided from a Unit unless and until commercial operation is achieved for such Unit. Seller agrees to use commercially reasonable efforts to cause each Unit to achieve commercial operation in combined cycle by fourteen months after SCCOD.

                    (b) From time to time (but not more frequently than monthly) at Buyer's request, Seller shall provide information to Buyer regarding the status of construction activities and the then expected commercial operation dates of the Units. Such information shall include status of accomplishing major development and construction milestones including obtaining all permits, securing project financing, acquisition and installation of major equipment, and start-up testing. Buyer may inspect the Units, the Unit construction site or on-site Seller data and information pertaining to the Units reasonably necessary to verify the information provided pursuant to this Special Condition (3)(b) during business hours upon reasonable notice. Seller will not materially decrease the nameplate capacity below that which is referenced in the applicable permit or change the design of the units in a manner that materially impairs Seller's obligations or materially alters Buyer's rights or obligations hereunder without the written approval of Buyer, not to be unreasonably withheld.

                    (4) The terms and conditions relating to the "Unit Firm" Product will apply separately to each Unit and the energy to be supplied from such Unit.

                    (5) Seller shall only be required to deliver the energy described in this Transaction if Buyer schedules energy from the Units as provided herein. Subject to the terms and conditions set forth herein, Buyer may schedule such energy only for hours within the Peak Period (as hereinafter defined) and only up to the then applicable Contract Quantity; provided, however, that the quantity of energy which is scheduled must be an amount which will permit all Units necessary to supply such amount to operate between 80% and 100% of capacity and otherwise comply with the ramp times, minimum run times, shut down times and other operating specifications of the manufacturer. As used herein, "Peak Period" means the hours from the hour ending at 0700 through the hour ending at 2200, Pacific Time, Monday through Saturday, excluding NERC holidays, during the Delivery Period.

                    (6) In the event that the output of a designated Unit is reduced or curtailed for any reason, including a Forced Outage or Force Majeure event, Seller shall be entitled to reduce energy deliveries to Buyer from such Unit to the extent of such reduction or curtailment, without penalty or cost except as may result under Special Condition (8), and such Unit may not be scheduled until such event ends.

                    (7) The meter for the Units shall be on the high side of the Unit transformer. Any generation meter multiplier (GMM) adjustments shall be for Buyer's account (i.e. notwithstanding any required GMM adjustments, Seller shall be deemed to have delivered the full metered amount of energy from each Unit). Metering shall conform to CAISO standards or the equivalent. Seller shall provide CAISO metering settlement data to Buyer on a monthly basis, and, at Buyer's option and expense, real-time access to meter data via appropriate telemetering equipment.

                    (8) (a) After the end of each month, the capacity payment paid or payable that month shall be adjusted (by Buyer making an additional payment or Seller paying a rebate which may be offset by Buyer against any other payments due Seller hereunder) to equal the Adjusted Capacity Payment (" ACP").

                    Where:

                    ACP = [1+(EA-Target EA) x capacity payment paid or payable]

                    EA = (Summation of Hourly Availability Factors for Non-Force Majeure Peak Hours) / (# of Non-Force Majeure Peak Hours in month)

                    Hourly Availability Factor is determined for each Peak Hour that is not excused by Force Majeure as follows (such quotients not to exceed 1.0):

                    i) For hours in which Buyer has scheduled energy, the quotient of 1) energy actually or deemed delivered (in accordance with this Confirmation) by Seller to Buyer from the Unit(s) (excluding all replacement energy) plus, if a Buyer Fuel Plan is in effect, any scheduled energy that was undeliverable solely due to the non-delivery of gas, divided by 2) total energy scheduled in accordance with this Confirmation plus any energy delivered from the Units to the Project that Buyer attempted to schedule in accordance with this Confirmation less any scheduled energy that is unavailable during any ramp up of a Unit in accordance with Scheduling below;

                    ii) For hours in which Buyer has not scheduled energy, the quotient of 1) Contract Quantity that was actually schedulable for delivery, divided by 2) Contract Quantity. The energy generated by any Unit pursuant to a must offer bid made by Seller into the CAISO supplemental energy market and accepted by CAISO shall be treated as schedulable for the purposes of this clause (ii) for the period of such bid.

                    Target EA = .98 for the Summer Season or .92 for the Winter Season.

                    The Summer Season is the Peak Period of the months June through October. The Winter Season is the Peak Period of the months November through May. Peak Hours are any hours in the Peak Period.

                    For the purposes of (i)(l), energy actually delivered shall include uninstructed imbalance energy described in clauses
                    (ii), (iv) and (v) of Special Condition (12)(b) and any underdeliveries resulting from instructed deviations directed by CAISO but shall specifically exclude uninstructed imbalance energy described in clauses (i),
                    (iii) and (vi) of Special Condition (12)(b) and all other uninstructed imbalance energy not permitted under Special Condition (12)(b).

                    (b) In addition, the provisions of Article IV of the Master Agreement shall apply to any failure of the Seller to schedule or deliver, or of the Buyer to receive, the Product as provided in this Confirmation.

                    (c) In addition to any adjustment to ACP under (a) of this Special Condition (8), the ACP for any month shall be reduced in accordance with the following formula provided that such reduction shall not reduce the ACP below zero:

                    Amount of Reduction of ACP = capacity payment allocable to such month x [(Warning/Stage Alert Hours x 4) / 333]

                    Warning/Stage Alert Hours = sum of Hourly Factors for hours during which Seller fails to provide any or all Contract Quantity from the Units as scheduled by Buyer in accordance with this Confirmation when the Unit(s) are available for such hours and a day-ahead CAISO warning of a potential stage alert has been issued or any stage alert is in effect for such hours. Units(s) shall not be deemed available for the purposes of this subsection (c) to the extent they are supplying Project load. Hourly Factors shall be the ratio, in any such hour, of: (a) energy scheduled by Buyer in accordance with this Confirmation that was not delivered or deemed delivered from the Units (and for which delivery was not excused hereunder), to (b) energy scheduled by Buyer in accordance with this Confirmation.

                    (9) The Contract Quantity for each Unit for purposes of determining the capacity payment will be the capacity (in
                    MW) established by testing and adjustment as follows: Not less than five days prior to SCCOD and CCCOD, and thereafter during the period beginning April 1 and ending April 30 in each Contract Year, Seller will conduct a four hour performance test of each Unit during operations using installed instrumentation, calibrated by Seller (except the Electric Metering Equipment which will be calibrated in accordance with CAISO Requirements) to determine the maximum MW output of each Unit as measured at the Delivery Point for such Unit. Tests shall be conducted pursuant to ASME Performance Test Code 22 in simple cycle mode and ASME Performance Test Code 46 in combined cycle mode. In addition, each of Buyer and Seller may request up to two additional tests per year (at any time) utilizing the same four hour test procedures. After each test, Seller will use performance curves certified by the original equipment manufacturer/architect engineer/vendor to adjust the test results to ISO Conditions. The ISO Condition-adjusted test results will be the "Contract Quantity" for the Unit, effective on the first day of the month following the month in which Buyer receives written notice of the test results, excepting the test results for SCCOD which shall be effective on SCCOD and the test results for CCCOD which shall be effective on CCCOD. Seller will provide forty-eight (48) hours notice to Buyer prior to each test, and provide Buyer with a written report of the test results and subsequent adjustment to the Contract Quantity within the later of five (5) Business Days of each test or as soon as practicable. Buyer is entitled to witness any test of a Unit. Buyer may request third party calibration of instrumentation used in any test, and in the event that a deviation equal to or more than 2% is found, Seller shall bear the cost of such calibration, and if the instrumentation is within 2% deviation then Buyer shall bear such cost.

                    (10) Notwithstanding anything to the contrary herein, Seller shall arrange and be responsible for transmission service to the Delivery Point, if any, and shall obtain Schedule Coordinator services necessary to deliver the Product to the Delivery Point. Seller shall be responsible for all charges due to the CAISO, and entitled to receive all payments from the CAISO, related to deviations; provided, however, if a schedule change is directed by Buyer, Buyer shall be responsible for all charges due to the CAISO, and entitled to receive all payments from the CAISO, related to such schedule deviations.

                    (11) (a) Scheduling shall conform to CAISO and WSCC standards. Subject to the other terms and conditions of this Transaction, Buyer shall be entitled to schedule up to 4000 Scheduled Hours (as hereinafter defined) during the Peak Period of each Contract Year during the Delivery Period. Buyer's right to schedule energy during a Contract Year may not be carried forward or backward between Contract Years (i.e. Scheduled Hours which are not scheduled in one Contract Year may not be carried forward into the next Contract Year, and Buyer may not schedule Scheduled Hours in excess of the foregoing quantities in a Contract Year by "borrowing" them from a future Contract Year).

                    (b)All energy scheduled from a Unit must be scheduled in minimum 4 hour flat blocks. Except as set forth in subsection (c) and (d), Buyer may only schedule energy that can be scheduled with and deemed delivered by the CAISO or its successor.

                    (c) All energy shall be scheduled through the CAISO day-ahead or hour-ahead scheduling process; provided, however, that Buyer may schedule up to 2000 Scheduled Hours during each Contract Year during the Delivery Period on the basis of the greater of (a) a 30-minute ahead basis, and (b) the operational limitations of a Unit ("30 Minute Scheduled Hours"); provided, further, however, that when Units are in simple cycle mode Buyer may schedule up to 1000 hours of the 30 Minute Scheduled Hours (the "Real Time Minute Scheduled Hours") as provided in subsection (d).

                    (d) The Buyer may schedule the Real Time Minute Scheduled Hours based on the operating status of each Unit as follows:
                    (i) when a Unit is operating at at least 80% of the capacity, such Unit may be dispatched on a 10 minute ahead basis at no incremental cost to Buyer (provided, that nothing herein shall relieve Buyer of the obligation to pay other amounts as provided in this Confirmation), and (ii) when a Unit is not operating but is schedulable, Buyer may reserve a block of hours for a Unit upon 2 hours notice and may schedule during such hours on the basis of the lesser of
                    (a) a 15 minute ahead basis and (b) the operational limitations of a Unit provided that Buyer shall pay Seller the Hot Standby Costs for schedules subject to (a) and (b) and any additional costs mutually agreed to by the Parties with respect to (b). "Hot Standby Costs" shall be the cost per hour for such Contract Year based on the estimated cost of auxiliary power at the PG&E electric tariff rate for the Los Esteros power plant. Prior to the beginning of each Contract Year, Seller shall provide a schedule of such Hot Standby Costs for such Contract Year.

                    (e) In the event Buyer submits a schedule for any hour hereunder and the Unit(s) are or will be operating to deliver energy to the CAISO supplemental energy market during such hour, such energy shall be deemed (a) delivered hereunder for the purposes of Special Condition (8) and Special Condition (12), and (b) a 30 Minute Scheduled Hour under Special Condition (11), and Seller shall pay to Buyer the positive difference, if any, between the market clearing price of CAISO supplemental energy for such delivery and the average Energy Price under this Confirmation for the day in which such hour occurs under this Confirmation. As used herein, "Scheduled Hour" means each hour for which energy is scheduled to be delivered hereunder, whether the energy is supplied from one or more of the designated Units or from other generation assets or the market as permitted under paragraph (2) of Special Conditions. Scheduled Hours shall count against the hour limitations set forth in subparagraphs (a), (c) or (d) of this Special Condition (11) on the basis of the last schedule submitted or direction made by Buyer. Notwithstanding the foregoing, Seller shall have the right, upon not less than 15 days' notice to Buyer, to designate one period (not to exceed two weeks in duration) during the Delivery Period during which Buyer may not schedule any Scheduled Hours, and such period shall be deemed time under Force Majeure. If, for any reason, the energy actually delivered differs from the energy scheduled by Buyer pursuant hereto, the Parties will cooperate in making a scheduling adjustment as soon as practical in accordance with the procedures of the CAISO or its successor.

                    (12) (a) Copies of all day-ahead and hour-ahead schedules with respect to substitute energy market purchases with scheduling coordinators other than Seller shall be delivered by Seller to Buyer by the end of the next day (redacted to remove confidential information, but in all events showing dates, times and volumes). Upon request of Buyer, Seller will provide Buyer with sufficient information to enable Buyer to determine whether Seller's scheduling coordinators are effecting delivery of scheduled Contract Quantity market energy purchases through the CAISO imbalance energy markets. Seller authorizes Buyer to obtain such information from CAISO as may be necessary to determine compliance with the provisions hereof or to determine whether Seller's scheduling coordinators are effecting delivery of scheduled Contract Quantity market energy purchases through the CAISO imbalance energy markets, and Seller hereby waives its right to object to CAISO providing such information to Buyer; provided, however, that Buyer shall only use such information for the purposes of monitoring Seller's compliance with the provisions hereof. Parties elect to make
                    Section 10.11 of the Master Agreement applicable to such information.

                    (b) Seller will not use the CAISO uninstructed imbalance energy markets to deliver the Contract Quantity except with respect to any (i) under-deliveries resulting from a Unit Forced Outage or an event or circumstance that affects the Unit(s) so as to prevent Seller from performing its obligations, which event or circumstance was not anticipated as of the date the Transaction was agreed to, and which is not within the reasonable control of, or the result of the negligence of, the Seller, (ii) deliveries of amounts scheduled by Buyer in accordance with this Transaction if the notice given by Buyer is less than the minimum notice required by the CAISO to schedule deliveries of energy under the applicable CAISO tariff and rules, (iii) subject to the provisions of subsection (c) and in addition to under-deliveries resulting from an event described in (b)(i) and (b)(vi), under-deliveries resulting from variations of 3% or less between the amount of energy scheduled and the amount of energy delivered on a monthly basis due to physical variations in the operating levels of the generation equipment which are not caused by Seller and are beyond the reasonable control of the Seller, (iv) failure of a scheduling coordinator other than Seller to deliver substitute energy hereunder, (v) under-deliveries resulting from instructed deviations directed by Buyer, and (vi) under-deliveries resulting from variations between the amount of energy scheduled and the amount of energy delivered due to changes in load for the Project as measured at the Project meter . In connection with generation from the Units, Seller shall not willfully submit infeasible schedules so as to create phantom congestion and then submit decremental bids in connection therewith. Seller shall not submit any negative decremental bids with respect to the Contract Quantity to CAISO unless mutually agreed or claim unavailability of the Units based on Forced Outage or Force Majeure when in fact none exists.

                    (c) Seller shall cooperate with Buyer and provide Buyer such information relating to the operation of the Units as may reasonably be necessary to determine compliance with the provisions of subsection (b) and this subsection (c). Seller shall (i) notify Buyer prior to the CAISO day-ahead notification deadline for each day in which a Peak Hour occurs of the capacity expected to be available from the Units, net of capacity expected to be utilized by the Project, (ii) on a day-ahead basis, schedule any energy as requested by Buyer in accordance with this Confirmation from such Units on the basis of such estimate, (iii) adjust such schedules to reflect any update to the expected capacity of such Units, net of expected capacity to be utilized by the Project, prior to the close of the CAISO hour-ahead scheduling window for such hour, and (iv) submit a schedule change as soon as possible upon the occurrence of any under-deliveries. To the extent Seller has complied with the provisions of the second sentence of this subsection (c), Seller may, in determining the underdelivery percentage for any hour in any month for the purposes of subsection (b)(iii), take into account the output from any Generation Assets in such hour after the close of CAISO hour-ahead scheduling deadline for such hour. For the purpose of this subsection (c), "Generation Assets" shall mean generating assets or portions thereof located in California and owned or controlled by Seller or its Affiliates which are direct or indirect wholly-owned subsidiaries of Calpine Corporation which are not under contract as "qualifying facilities" (within the meaning of the Public Utility Regulatory Policies Act). An asset or portion thereof is controlled by Seller or an Affiliate for the purposes of this definition to the extent that Seller or Affiliate has the ability to direct the use of such asset or portion or output thereof pursuant to an agreement.

                    (d) In the event that the underdelivery percentage in a month under clause (iii) of Special Condition (12)(b), as calculated below, exceeds 3%, the following remedies shall apply:

                    The ACP payable for a month with respect to the Units scheduled by Buyer during that month shall be reduced as follows:

                    When the underdelivery percentage for the month is greater than 3.0% and less than or equal to 5.0%, such reduction shall be equal to the underdelivery percentage times the amount of capacity payments allocable to the month;

                    When the underdelivery percentage is greater than 5.0%, such reduction shall be equal to four times the underdelivery percentage, times the amount of capacity payments allocable to the month; provided that such reduction shall not reduce the ACP below zero.

                    Where:

                    Underdelivery Percentage for a month equals 1- (Monthly Delivered Energy / Monthly Scheduled Energy);

                    Monthly Delivered Energy is the MWh delivered pursuant to Buyer's schedules during the month, including delivered imbalance energy described in clauses (i), (ii), (iv), (v) and (vi) of Special Condition (12)(b) and any underdeliveries resulting from instructed deviations directed by CAISO, but excluding any other uninstructed imbalance energy;

                    Monthly Scheduled Energy is the MWh scheduled by Buyer during the month in accordance with this Confirmation.

                    (e) In the event of any violation of subsection (b) of this Special Condition (12) other than as provided in (d) and
                    (f), in the event
                    there is any uninstructed imbalance energy in a month not described in clauses (i), (ii), (iii), (iv), (v) or (vi) of Special Condition (12)(b)(without regard to the 3% limit in clause (iii)), the ACP payable for the month with respect to the Units scheduled by Buyer in that month shall be reduced by an amount equal to(i) when the underdelivery percentage for the month applicable to such uninstructed imbalance energy is less than or equal to 5.0%, the underdelivery percentage times the amount of capacity payments allocable to the month, or (ii) when the underdelivery percentage for the month applicable to such uninstructed imbalance energy is greater than 5.0%, four times the underdelivery percentage, times the amount of capacity payments allocable to the month; provided that such reduction shall not reduce the ACP below zero; provided, further, that for the purpose of this paragraph, Monthly Delivered Energy shall equal the MWh delivered pursuant to Buyer's schedules during the month, including uninstructed imbalance energy described in clauses (i), (ii), (iii), (iv), (v) and (vi) of Special Condition (12)(b)(without regard to the 3% limit in clause
                    (iii)) plus under deliveries resulting from instructed deviations directed by CAISO but excluding any other uninstructed imbalance energy.

                    (f) In the event of any willful violation of subsection (b) of this Special Condition (12), in the event there is any uninstructed imbalance energy in a month not described in clauses (i), (ii), (iii), (iv), (v) or (vi) of Special Condition (12)(b)(without regard to the 3% limit in clause
                    (iii)), the ACP payable for the month with respect to the Units scheduled by Buyer in that month shall be reduced by an amount equal to (1) four times the under delivery percentage applicable to such uninstructed imbalance energy for the first violation, and five times the under delivery percentage applicable to such uninstructed imbalance energy for the second violation, multiplied by (2) the amount of capacity payments allocable to a month; provided that such reduction shall not reduce the ACP below zero; provided, further, that for the purpose of this paragraph, Monthly Delivered Energy shall equal the MWh delivered pursuant to Buyer's schedules during the month, including uninstructed imbalance energy described in clauses (i), (ii), (iii),
                    (iv), (v) and (vi) of Special Condition (12)(b)(without regard to the 3% limit in clause (iii)) plus under deliveries resulting from instructed deviations directed by CAISO but excluding any other uninstructed imbalance energy. Buyer shall promptly notify Seller in writing of any event subject to this subsection (f).

                    (g) A third willful violation of subsection (b) of this Special Condition (12) shall be an Event of Default that cannot be cured.

                    (h) Buyer may elect to take any capacity payment reduction as a rebate or as an offset to other amounts payable to Seller.

                    (g) The Parties agree that Buyer's actual damages in the event Seller fails to schedule or deliver Product in accordance with the terms of this Confirmation or comply with the provisions of Special Condition (12)(b) would be extremely difficult or impracticable to determine and that, after negotiation, the Parties have agreed that the liquidated amounts set forth in Special Conditions (8) and
                    (12) are a reasonable estimate of the damages that Buyer would incur as a result of such failures.

Option Buyer: N/A

Option Seller: N/A

      Type of Option: N/A

      Strike Price: N/A

      Premium: N/A

      Exercise Period: N/A

                     [The next page is the signature page.]

      This amended and restated confirmation letter is being provided pursuant to and in accordance with the Amended and Restated Master Power Purchase and Sale Agreement dated April 22, 2002 (the "Master Agreement") between Party A and Party B, and constitutes part of and is subject to the terms and provisions of such Master Agreement. This amended and restated confirmation letter supersedes the Confirmation Letter (Peaking Capacity) dated June 11, 2001 effective May 1, 2002. Terms used but not defined herein shall have the meanings ascribed to them in the Master Agreement.

Calpine Energy Services, L.P.           State of California Department of Water
                                        Resources separate and apart from its
                                        powers and responsibilities with respect to the State Water Resources
                                        Development System

By: /s/ E. James Macias                          By: /s/ Peter S. Garris
    -----------------------------                   ----------------------------
Name: E. James Macias                            Name: Peter S. Garris
Title: Executive Vice President                  Title: Deputy Director
Phone No: (408)792-1124                          Phone No: (916)574-2733
Fax: (408)995-0505                               Fax: (916)574-2512

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